AS FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 12, 2008

REGISTRATION NO. 333-154415

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SmartHeat Inc.
(Name of Registrant as specified in its charter)

Nevada	000-53052	98 -0514768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

A-1, 10, Street 7
Shenyang Economic and Technological Development Zone
Shenyang, China 110027
+86 (24) 2519-7699
(Address and telephone number of principal executive offices and principal place of business)

Mr. Jun Wang
Chief Executive Officer
SmartHeat Inc.
A-1, 10, Street 7
Shenyang Economic and Technological Development Zone
Shenyang, China 110027
+86 (24) 2519-7699
(Name, address and telephone number of agent for service)

Copies to:

Brian S. North, Esq.
Buchanan Ingersoll & Rooney PC
1835 Market Street, 14 th Floor
Philadelphia, PA 19103
(215) 665-8700

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the United States Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS; SUBJECT TO COMPLETION, December 12, 2008

SMARTHEAT INC.

2,023,000 Shares of Common Stock

The selling shareholders identified in this prospectus may offer and sell up to an aggregate of 2,023,000 shares of our common stock which we have issued to them, or which we may issue to them upon the exercise of certain warrants issued to them. All of the shares and warrants were issued to the selling shareholders in a private placement transaction completed prior to the filing of the registration statement of which this prospectus is a part.

We are not selling any shares of our common stock in this offering and will not receive any proceeds from this offering. We may receive proceeds on exercise of outstanding warrants for shares of common stock covered by this prospectus if the warrants are exercised for cash.

The selling shareholders may offer the shares covered by this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or negotiated prices, in negotiated transactions, or in trading markets for our common stock. We will bear all costs associated with this registration.

Our common stock trades on the OTC Bulletin Board under the symbol “SMHT.” The closing price of our common stock on the OTC Bulletin Board on December 5, 2008 was $4.50 per share.

You should consider carefully the risk factors beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this preliminary prospectus is December 12, 2008.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	2

PROSPECTUS SUMMARY	2

RISK FACTORS	4

FORWARD-LOOKING STATEMENTS	15

AVAILABLE INFORMATION	16

USE OF PROCEEDS	16

MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS	17

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	18

OUR BUSINESS	29

OUR PROPERTY	35

LEGAL PROCEEDINGS	35

MANAGEMENT	36

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	39

EXECUTIVE COMPENSATION	40

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	42

SELLING SHAREHOLDERS	44

PLAN OF DISTRIBUTION	46

DESCRIPTION OF SECURITIES	48

INTEREST OF NAMED EXPERTS	48

LEGAL MATTERS	48

INDEMNIFICATION OF DIRECTORS AND OFFICERS	49

INDEX TO FINANCIAL STATEMENTS	F-1

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission ("SEC"). You should rely only on the information provided in this prospectus and incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus. The selling shareholders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock. The rules of the SEC may require us to update this prospectus in the future.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information you should consider in making your investment decision. Before investing in the securities offered hereby, you should read the entire prospectus, including our financial statements and related notes included in this prospectus and the information set forth under the headings “Risk Factors” and "Management's Discussion and Analysis of Financial Condition and Results of Operations." In this prospectus, the terms “SmartHeat,” “we,” “us,” and “our” refer to SmartHeat Inc.

Our Company

We are a leading provider of plate heat exchanger products to China's industrial, residential and commercial markets. We design, manufacture, sell, and service plate heat exchangers ("PHEs"), units which combine plate heat exchangers with various pumps, temperature sensors, valves, and automated control systems ("PHE Units"), and heat meters for a broad range of industries, including petroleum refining, petrochemicals, power generation, metallurgy, food & beverage and chemical processing. We sell PHEs under the Sondex brand and PHE Units designed by our engineers and assembled with Sondex plates under our Taiyu brand name. We are one of three authorized dealers of Sondex PHEs for the industrial and energy sectors in China. Our Sondex distribution territory is North China.

We were incorporated in the State of Nevada on August 4, 2006 under the name Pacific Goldrim Resources, Inc. as an exploration stage corporation that intended to engage in the exploration of silver, lead and zinc.. On April 14, 2008 we changed our name to SmartHeat Inc, and acquired all of the equity interests in Shenyang Taiyu Machinery & Electronic Equipment Co,, Ltd. ("Taiyu"), a privately held company formed under the laws of the People's Republic of China ("China") engaged in the design, manufacture, sale, and servicing of plate heat exchange products in China. The acquisition of Taiyu's equity interests was accomplished pursuant to the terms of a Share Exchange Agreement dated April 14, 2008 (the "Share Exchange Agreement") by and among SmartHeat, Taiyu and all of the shareholders of Taiyu (the "Taiyu Shareholders"). At the closing under the Share Exchange Agreement, all of the equitable and legal rights, title and interests in and to Taiyu's share capital in the amount of Yuan 25,000,000 were exchanged for an aggregate of 18,500,000 shares of SmartHeat common stock (the "Share Exchange"). As a result of the Share Exchange, Taiyu became a wholly-owned subsidiary of SmartHeat.

Prior to our acquisition of Taiyu, we were in the development stage and had minimal business operations. We had no interest in any property, but had the right to conduct exploration activities on thirteen (13) mineral title cells covering 270,27 hectares (667,85 acres) in the Slocan Mining Division of southeastern British Columbia, Canada. In connection with the acquisition of Taiyu, the Company transferred all of its pre-closing assets and liabilities (other than the obligation to pay a $10,000 fee to the Company's audit firm) to a wholly owned subsidiary, PGR Holdings, Inc., a Nevada corporation ("SplitCo"), under the terms of an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations dated April 14, 2008 (the "Transfer Agreement"). The Company also sold all of the outstanding capital stock of SplitCo to Jason Schlombs (the former director and officer, and a major shareholder, of the Company) pursuant to a Stock Purchase Agreement dated April 14, 2008 (the "Split-Off Agreement") in exchange for the surrender of 2,500,000 shares of the Company's common stock held by Mr. Schlombs (the "Split-Off').

Our principal offices are located at A-1, 10, Street 7, Shenyang Economic and Technological Development Zone, Shenyang, China 110027. Our telephone number is +86 (24) 2519-7699.

The Offering

Common stock outstanding before the offering	24,179,900 shares

Common stock offered by selling shareholders	Up to 2,023,000 shares The maximum number of shares to be sold by the selling shareholders, 2,023,000 shares, represents 8.23% of our outstanding stock, assuming full exercise of the warrants

Common stock to be outstanding after the offering	Up to 24,572,900 shares

Use of proceeds	We will not receive any proceeds from the sale of the common stock. However, we may receive proceeds from the exercise of the warrants. See "Use of Proceeds" for a complete description.

Risk Factors	The purchase of our common stock involves a high degree of risk. You should carefully review and consider "Risk Factors" beginning on page 4.

The above information regarding common stock to be outstanding after the offering is based on 24,179,900 shares of common stock outstanding as of December 5, 2008.

RISK FACTORS

Our business and an investment in our securities are subject to a variety of risks. The following risk factors describe the most significant events, facts or circumstances that could have a material adverse effect upon our business, financial condition, results of operations, ability to implement our business plan, and the market price for our securities. Many of these events are outside of our control. The risks described below are not the only ones facing our company.

Risks Related to Our Business

Our relationship with Sondex has substantially contributed to our business and its growth. We could be adversely affected if that relationship terminated

We are one of three authorized dealers appointed by Sondex A/S for PHEs for the industrial and energy sectors in China. Our territory is North China. Sondex is one of the world's leading PHE manufacturers. Our sales of Sondex PHEs have contributed to our reputation for the high quality of the products we manufacture and sell. If our relationship with Sondex were to terminate, our business, revenues, and results of operations could be adversely affected.

The markets we serve are subject to seasonality and cyclical demand, which could harm our business and make it difficult to project long-term performance

Demand for our products depends in large part upon the level of capital and maintenance expenditures of our customers and the end users. These expenditures have historically been cyclical in nature and vulnerable to economic downturns. Decreased capital and maintenance spending by our customers could have a material adverse effect on the demand for our products and our business, financial condition and results of operations. In particular, an economic slowdown in the domestic economy may result in reduced orders for PHEs from the steel processing and petrochemical sectors and lower orders for PHE Units from the HVAC sector.  To date, the Company has not been adversely affected by these trends and given the current demand visibility we do not currently foresee weakening in the demand for our products in the next year.  However, the historically cyclical nature of the demand for our products limits our ability to make accurate long-term predictions about our performance. Changing world economic and political conditions may also reduce the willingness of our customers and prospective customers to purchase our products and services. The seasonality of our business results in significant operational challenges to our production and inventory control functions.

We derive a substantial part of our revenues from several major customers. If we lose any of these customers or they reduce the amount of business they do with us, our revenues may be seriously affected

Our five largest customers accounted for 48.5% of our revenues for the year ended December 31, 2007 and our ten largest customers accounted for 64.5% of our revenues for the year ended December 31, 2007. Our largest customer accounted for 21% of our revenues in the year ended December 31, 2007. These customers may not maintain the same volume of business with us in the future. If we lose any of these customers or they reduce the amount of business they do with us, our revenues may be seriously affected.

We cannot be certain that our product innovations and marketing successes will continue

We believe that our past performance has been based on, and our future success will depend, in part, upon our ability to continue to improve our existing products through product innovation and to develop, market and produce new products. We cannot assure you that we will be successful in introducing, marketing and producing any new products or product innovations, or that we will develop and introduce in a timely manner innovations to our existing products which satisfy customer needs or achieve market acceptance. Our failure to develop new products and introduce them successfully and in a timely manner could harm our ability to grow our business and could have a material adverse effect on our business, results of operations and financial condition.

Our technology may not satisfy the changing needs of our customers

With any technology, including the technology of our current and proposed products, there are risks that the technology may not successfully address all of our customers' needs. While we have already established successful relationships with our customers, their needs may change or vary. This may affect the ability of our present or proposed products to address all of our customers' ultimate technology needs in an economically feasible manner.

We may not be able to keep pace with rapid technological changes and competition in our industry

While we believe that we have hired or engaged personnel and outside consultants who have the experience and ability necessary to keep pace with advances in technology, and while we continue to seek out and develop "next generation" technology through our research and development efforts, there is no guarantee that we will be able to keep pace with technological developments and market demands in this evolving industry and market. In addition, our industry is highly competitive. Although we believe that we have developed strategic relationships to best penetrate the China market, we face competition from other manufacturers of product similar to our products. Some of our competitors' advantages over us in both the areas of products, marketing, and services include the following:

•	Substantially greater revenues and financial resources;

•	Stronger brand names and consumer recognition;

•	The capacity to leverage marketing expenditures across a broader portfolio of products;

•	Pre-existing relationships with potential customers;

•	More resources to make acquisitions;

•	Lower labor and development costs; and

•	Broader geographic presence.

We will face different market dynamics and competition if we expand our market to other countries. In some international markets, our future competitors would have greater brand recognition and broader distribution than we have. We may not be as successful as our competitors in generating revenues in international markets due to our inability to provide products that are attractive to the market in other countries, the lack of recognition of our brand, and other factors. As a result, any international expansion efforts could be more costly and less profitable than our efforts in the domestic market in China.

If we are not as successful as our competitors in our target markets, our sales could decline, our margins could be negatively impacted and we could lose market share, any of which could materially harm our business

We depend on a limited number of suppliers of components for our products and if we are unable to obtain these components when needed, we would experience delays in manufacturing our products and our financial results could be adversely affected.

We acquire most of the components for the manufacture of our products from a limited number of suppliers. In order for us to have our products manufactured, these components must be available at the right level of quality and at the right price. Suppliers of some of these components require us to place orders with significant lead-time to assure supply in accordance with our requirements. Certain of these suppliers are currently the sole source of one or more components upon which we are dependent and alternative sources would not be available for those components unless we were to redesign our products. Other components could be obtained from alternative suppliers without redesign, but only at higher prices than we currently pay or for delivery later than required by our production schedule. We rely on Sondex for parts for our PHE products and PHE Units. If we were unable to obtain adequate supplies of parts from Sondex at commercially reasonable prices, our operations could be interrupted. We maintain a relatively small inventory of component parts for resale and our parts services business would suffer if the supply of replacement parts was reduced or terminated by our suppliers. If suppliers are not able to provide these critical components on the dates and at the prices scheduled, we may not be able to promptly and cost-effectively manufacture our products to meet customer orders which could harm our credibility and the market acceptance and sales of our products. Increased costs associated with supplied materials or components could increase our costs and reduce our profitability if we are unable to pass these cost increases on to our customers.

We are a major purchaser of certain goods and raw materials that we use in the manufacturing process of our products, and price changes for the commodities we depend on may adversely affect our profitability

Our profitability generally depends upon the margin between the cost to us of certain goods used in the manufacturing process, such as plates, pumps, water tanks, sensors and controlling systems and other raw materials as well as our fabrication costs associated with converting such goods and raw materials compared to the selling price of our products, and the overall supply of raw materials. It is our intention to base the selling prices of our products upon the associated raw materials costs to us. However, we may not be able to pass all increases in raw material costs and ancillary acquisition costs associated with taking possession of the raw materials through to our customers. Although we are currently able to obtain adequate supplies of raw materials, it is impossible to predict future availability. With the rapid growth of China's economy, the demand for certain raw materials is great while the supply may be more limited. This may affect our ability to secure the necessary raw materials in a cost-effective manner for production of our products at the volume of purchase orders that we anticipate receiving. The inability to offset price increases of raw material by sufficient product price increases, and our inability to obtain raw materials, would have a material adverse effect on our consolidated financial condition, results of operations and cash flows.

Our products may contain defects, which could adversely affect our reputation and cause us to incur significant costs

Despite testing, defects may be found in existing or new products. Any such defects could cause us to incur significant return and exchange costs, re-engineering costs, divert the attention of our engineering personnel from product development efforts, and cause significant customer relations and business reputation problems. Any such defects could force us to undertake a product recall program, which could cause us to incur significant expenses and could harm our reputation and that of our products. If we deliver products with defects, our credibility and the market acceptance and sales of our products could be harmed.

Due to the nature of our business and products, we may be liable for damages based on product liability and warranty claims

Due to the high pressures and temperatures at which many of our products are used and the fact that some of our products are relied upon by our customers or end users in their facilities or operations, or are manufactured for relatively broad consumer use, we face an inherent risk of exposure to claims in the event that the failure, use or misuse of our products results, or is alleged to result, in bodily injury, property damage or economic loss. We believe that we meet or exceed existing professional specification standards recognized or required in the industries in which we operate. We have been subject to claims in the past, none of which have had a material adverse effect on our financial condition or results of operations, and we may be subject to claims in the future. Although we currently maintain product liability coverage, which we believe is adequate for the continued operation of our business, such insurance may become difficult to obtain or may become unobtainable in the future on terms acceptable to us and may not cover warranty claims. A successful product liability claim or series of claims against us, including one or more consumer claims purporting to constitute class actions, in excess of our insurance coverage or a significant warranty claim or series of claims against us could materially decrease our liquidity and impair our financial condition.

We may experience delays in launching our products, which would negatively impact our position in the marketplace

We may experience delays in bringing new products to market, due to design, manufacturing or distribution problems. Such delays could adversely affect our ability to compete effectively and may adversely affect our relationship with our customers. Any such delays would adversely affect our revenues and our ability to become profitable.

If we are not able to manage our growth, we may not remain profitable

Our success will depend on our ability to expand and manage our operations and facilities. There can be no assurance that we will be able to manage our growth, meet the staffing requirements for our business or for additional collaborative relationships or successfully assimilate and train new employees. In addition, to manage our growth effectively, we may be required to expand our management base and enhance our operating and financial systems. If we continue to grow, there can be no assurance that the management skills and systems currently in place will be adequate or that we will be able to manage any additional growth effectively. Failure to achieve any of these goals could have a material adverse effect on our business, financial condition or results of operations.

Our business could be subject to environmental liabilities

As is the case with manufacturers of similar products, we use certain hazardous substances in our operations. Currently we do not anticipate any material adverse effect on our business, revenues or results of operations, as a result of compliance with Chinese environmental laws and regulations. However, the risk of environmental liability and charges associated with maintaining compliance with environmental laws is inherent in the nature of our business, and there is no assurance that material environmental liabilities and compliance charges will not arise in the future.

If we lose our key personnel or are unable to attract and retain additional qualified personnel, the quality of our services may decline and our business may be adversely impacted

We rely heavily on the expertise, experience and continued services of our senior management, including our president and chief executive officer. Loss of their services could adversely impact our ability to achieve our business objectives. We believe our future success will depend upon our ability to retain these key employees and our ability to attract and retain other skilled personnel. The rapid growth of the economy in China has caused intense competition for qualified personnel. We cannot guarantee that any employee will remain employed by us for any definite period of time or that we will be able to attract, train or retain qualified personnel in the future and the loss of personnel could have a material adverse effect on our business and company. Qualified employees periodically are in great demand and may be unavailable in the time frame required to satisfy our customers' requirements. We need to employ additional personnel to expand our business. There is no assurance that we will be able to attract and retain sufficient numbers of highly skilled employees in the future. The loss of personnel or our inability to hire or retain sufficient personnel at competitive rates could impair the growth of our business.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our business and adversely impact the trading price of our common stock

We are required to establish and maintain internal controls over financial reporting, disclosure controls, and to comply with other requirements of the Sarbanes-Oxley Act and the rules promulgated by the SEC thereunder. Our management, including our Chief Executive Officer and Chief Financial Officer, cannot guarantee that our internal controls and disclosure controls will prevent all possible errors or all fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. In addition, the design of a control system must reflect the fact that there are resource constraints and the benefit of controls must be relative to their costs. Because of the inherent limitations in all control systems, no system of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the Corporation have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple error or mistake. Further, controls can be circumvented by individual acts of some persons, by collusion of two or more persons, or by management override of the controls. The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, a control may become inadequate because of changes in conditions or the degree of compliance with policies or procedures may deteriorate. Because of inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and may not be detected.

We may need additional capital to execute our business plan and fund operations and may not be able to obtain such capital on acceptable terms or at all

Capital requirements are difficult to plan in our rapidly changing industry. Although we currently expect to have sufficient funding for the next 12 months, we expect that we will need additional capital to fund our future growth.

Our ability to obtain additional capital on acceptable terms or at all is subject to a variety of uncertainties, including:

•	Investors' perceptions of, and demand for, companies in our industry;

•	Investors' perceptions of, and demand for, companies operating in China;

•	Conditions of the U.S. and other capital markets in which we may seek to raise funds;

•	Our future results of operations, financial condition and cash flows;

•	Governmental regulation of foreign investment in companies in particular countries;

•	Economic, political and other conditions in the United States, China, and other countries; and

•	Governmental policies relating to foreign currency borrowings.

We may be required to pursue sources of additional capital through various means, including joint venture projects and debt or equity financings. There is no assurance that we will be successful in locating a suitable financing transaction in a timely fashion or at all. In addition, there is no assurance that we will be successful in obtaining the capital we require by any other means. Future financings through equity investments are likely to be dilutive to our existing stockholders. Also, the terms of securities we may issue in future capital transactions may be more favorable for our new investors. Newly issued securities may include preferences, superior voting rights, the issuance of warrants or other derivative securities, and the issuances of incentive awards under equity employee incentive plans, which may have additional dilutive effects. Further, we may incur substantial costs in pursuing future capital and/or financing, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which will adversely impact our financial condition.

If we cannot raise additional funds on favorable terms or at all, we may not be able to carry out all or parts of our strategy to maintain our growth and competitiveness or to fund our operations. If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs, even to the extent that we reduce our operations accordingly, we may be required to cease operations.

We may be subject to claims that we have infringed the proprietary rights of others, which could require us to obtain a license or change our designs

Although we do not believe that any of our products infringe the proprietary rights of others, there is no assurance that infringement or invalidity claims (or claims for indemnification resulting from infringement claims) will not be asserted or prosecuted against us or that any such assertions or prosecutions will not materially adversely affect our business. Regardless of whether any such claims are valid or can be successfully asserted, defending against such claims could cause us to incur significant costs and could divert resources away from our other activities. In addition, assertion of infringement claims could result in injunctions that prevent us from distributing our products. If any claims or actions are asserted against us, we may seek to obtain a license to the intellectual property rights that are in dispute. Such a license may not be available on reasonable terms, or at all, which could force us to change our designs.

Risks Related to Doing Business in China

We are subject to economic and political risks in China over which we have little or no control and may be unable to alter our business practice in time to avoid the possibility of reduced revenues

Our business is conducted in China. Doing business outside the United States, particularly in China, subjects us to various risks, including changing economic and political conditions, major work stoppages, exchange controls, currency fluctuations, armed conflicts and unexpected changes in United States and foreign laws relating to tariffs, trade restrictions, transportation regulations, foreign investments and taxation. We have no control over most of these risks and may be unable to anticipate changes in international economic and political conditions and, therefore, unable to alter out business practice in time to avoid the possibility of reduced revenues.

Substantially all of our assets are located in China and all of our revenue is derived from our operations in China. Accordingly, our results of operations and prospects are subject, to a significant extent, to the economic, political and legal developments in China

While China's economy has experienced significant growth in the past twenty years, such growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall economy of China, but they may also have a negative effect on us. For example, our operating results and financial condition may be adversely affected by the government control over capital investments or changes in tax regulations. The economy of China has been changing from a planned economy to a more market-oriented economy. In recent years China has implemented measures emphasizing the utilization of market forces for economic reform and the reduction of state ownership of productive assets, and the establishment of corporate governance in business enterprises. However, a substantial portion of productive assets in China are still owned by the government. In addition, the government continues to play a significant role in regulating industry development by imposing industrial policies. It also exercises significant control over China's economic growth through the allocation of resources, the control of payment of foreign currency-denominated obligations, the setting of monetary policy and the provision of preferential treatment to particular industries or companies.

We may have difficulty establishing adequate management, legal and financial controls in China

China historically has not adopted a Western style of management and financial reporting concepts and practices, or modern banking, computer or other control systems. We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in China. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards.

Our bank accounts are not insured or protected against loss

We maintain our cash with various banks and trust companies located in China. Our cash accounts are not insured or otherwise protected. Should any bank or trust company holding our cash deposits become insolvent, or if we are otherwise unable to withdraw funds, we would lose the cash on deposit with that particular bank or trust company.

As we have limited business insurance coverage in China, any loss which we suffer may not be insured or may be insured to only a limited extent

The insurance industry in China is still in an early state of development and insurance companies located in China offer limited business insurance products. In the event of damage or loss to our properties, our insurance may not provide as much coverage as if we were insured by insurance companies in the United States.

Tax laws and regulations in China are subject to substantial revision, some of which may adversely affect our profitability

The Chinese tax system is in a state of flux, and it is anticipated that China's tax regime will be altered in the coming years. Tax benefits that we presently enjoy may not be available in the wake of these changes, and we could incur tax obligations to our government that are significantly higher than anticipated. These increased tax obligations could negatively impact our financial condition and our revenues, gross margins, profitability and results of operations may be adversely affected as a result.

Certain tax exemptions that we presently enjoy in China are scheduled to expire over the next several years

As a substantial portion of our operations are located in a privileged economic zone, we are entitled to certain tax benefits. When these exemptions expire, our income tax expenses will increase, reducing our net income below what it would be if we continued to enjoy these exemptions.

We may face judicial corruption in China

Another obstacle to foreign investment in China is corruption. There is no assurance that we will be able to obtain recourse in any legal disputes with suppliers, customers or other parties with whom we conduct business, if desired, through China's poorly developed and sometimes corrupt judicial systems.

If relations between the United States and China worsen, investors may be unwilling to hold or buy our stock and our stock price may decrease

At various times during recent years, the United States and China have had significant disagreements over political and economic issues. Controversies may arise in the future between these two countries. Any political or trade controversies between the United States and China, whether or not directly related to our business, could reduce the price of our common stock.

China could change its policies toward private enterprise or even nationalize or expropriate private enterprises

Our business is subject to significant political and economic uncertainties and may be affected by political, economic and social developments in China. Over the past several years, the Chinese government has pursued economic reform policies including the encouragement of private economic activity and greater economic decentralization. The Chinese government may not continue to pursue these policies or may significantly alter them to our detriment from time to time with little, if any, prior notice.

Uncertainties with respect to the Chinese legal system could limit legal protections available to us

Our operating subsidiary, which conducts most of its operations in China, is generally subject to laws and regulations applicable to foreign investment in China. The Chinese legal system is based on written statutes, and prior court decisions may be cited for reference but have no precedential value. Since 1979, legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, since these laws and regulations are relatively new and the legal system in China continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties, which may limit legal protections available to us. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

Limitations on the ability of our operating subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and fund our operations

We are a holding company and conduct substantially all of our business through our operating subsidiary in China. We will of necessity rely on dividends paid by our subsidiaries for our cash needs, including the funds necessary to pay dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses. The payment of dividends by entities organized in China is subject to limitations. In particular, regulations in China currently permit payment of dividends only out of accumulated profits as determined in accordance with Chinese accounting standards and regulations. Our Chinese subsidiary is also required to set aside at least 10% of its after-tax profit based on Chinese accounting standards each year to its general reserves until the accumulative amount of such reserves reaches 50% of its registered capital. These reserves are not distributable as cash dividends. In addition, it is required to allocate a portion of its after-tax profit to its staff welfare and bonus fund at the discretion of its board of directors. Moreover, if our subsidiary incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us. Any limitation on the ability of our subsidiary to distribute dividends and other distributions to us could materially and adversely limit our ability to make investments or acquisitions that could be beneficial to our businesses, pay dividends or otherwise fund and conduct our business.

Recent Chinese regulations relating to the establishment of offshore special purpose companies by Chinese residents and registration requirements for employee stock ownership plans or share option plans may subject our China resident shareholders to personal liability and limit our ability to acquire Chinese companies or to inject capital into our operating subsidiaries in China, limit our subsidiaries’ ability to distribute profits to us, or otherwise materially and adversely affect us

The State Administration of Foreign Exchange (SAFE) issued a public notice in October 2005, requiring PRC residents, including both legal persons and natural persons, to register with the competent local SAFE branch before establishing or controlling any company outside of China, referred to as an “offshore special purpose company,” for the purpose of acquiring any assets of or equity interest in PRC companies and raising funds from overseas. In addition, any PRC resident that is the shareholder of an offshore special purpose company is required to amend his or her SAFE registration with the local SAFE branch, with respect to that offshore special purpose company in connection with any increase or decrease of capital, transfer of shares, merger, division, equity investment or creation of any security interest over any assets located in China. To further clarify the implementation of Circular 75, the SAFE issued Circular 124 and Circular 106 on November 24, 2005 and May 29, 2007, respectively. Under Circular 106, PRC subsidiaries of an offshore special purpose company are required to coordinate and supervise the filing of SAFE registrations by the offshore holding company’s shareholders who are PRC residents in a timely manner. If these shareholders fail to comply, the PRC subsidiaries are required to report to the local SAFE authorities. If the PRC subsidiaries of the offshore parent company do not report to the local SAFE authorities, they may be prohibited from distributing their profits and proceeds from any reduction in capital, share transfer or liquidation to their offshore parent company and the offshore parent company may be restricted in its ability to contribute additional capital into its PRC subsidiaries. Moreover, failure to comply with the above SAFE registration requirements could result in liabilities under PRC laws for evasion of foreign exchange restrictions. Some of our PRC resident beneficial owners have not registered with the local SAFE branch as required under SAFE regulations. The failure or inability of these PRC resident beneficial owners to comply with the applicable SAFE registration requirements may subject these beneficial owners or us to fines, legal sanctions and restrictions described above.

On March 28, 2007, SAFE released detailed registration procedures for employee stock ownership plans or share option plans to be established by overseas listed companies and for individual plan participants. Any failure to comply with the relevant registration procedures may affect the effectiveness of our employee stock ownership plans or share option plans and subject the plan participants, the companies offering the plans or the relevant intermediaries, as the case may be, to penalties under PRC foreign exchange regime. These penalties may subject us to fines and legal sanctions, prevent us from being able to make distributions or pay dividends, as a result of which our business operations and our ability to distribute profits to you could be materially and adversely affected.

In addition, the National Development and Reform Commission ("NDRC") promulgated a rule in October 2004, or the NDRC Rule, which requires NDRC approvals for overseas investment projects made by PRC entities. The NDRC Rule also provides that approval procedures for overseas investment projects of PRC individuals must be implemented with reference to this rule. However, there exist extensive uncertainties in terms of interpretation of the NDRC Rule with respect to its application to a PRC individual’s overseas investment, and in practice, we are not aware of any precedents that a PRC individual’s overseas investment has been approved by the NDRC or challenged by the NDRC based on the absence of NDRC approval. Our current beneficial owners who are PRC individuals did not apply for NDRC approval for investment in us. We cannot predict how and to what extent this will affect our business operations or future strategy. For example, the failure of our shareholders who are PRC individuals to comply with the NDRC Rule may subject these persons or our PRC subsidiary to certain liabilities under PRC laws, which could adversely affect our business.

Regulation of loans and direct investment by offshore holding companies to Chinese entities may delay or prevent us from making loans or additional capital contributions to our operating subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business

As an offshore holding company of our Chinese operating subsidiaries, we may need to make loans to them, or we may need to make additional capital contributions to them.

Any loans to our operating subsidiaries are subject to Chinese regulations. For example, loans by us to our subsidiaries in China, which are foreign-invested enterprises, to finance their activities cannot exceed statutory limits and must be registered with the SAFE.

We may also decide to finance our subsidiaries by means of capital contributions. These capital contributions must be approved by the PRC Ministry of Commerce or its local counterpart. We cannot assure you that we will be able to obtain these government approvals on a timely basis, if at all, with respect to future capital contributions by us to our subsidiaries. If we fail to receive such approvals, our ability to use the proceeds of this offering and to capitalize our PRC operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business.

Restrictions on currency exchange may limit our ability to receive and use our revenues effectively

The Renminbi is currently convertible under the “current account,” which includes dividends, trade and service-related foreign exchange transactions, but not under the “capital account,” which includes foreign direct investment and loans. Currently, our Chinese subsidiary may purchase foreign currencies for settlement of current account transactions, including payments of dividends to us, without the approval of the State Administration of Foreign Exchange, or SAFE. However, the relevant Chinese government authorities may limit or eliminate their ability to purchase foreign currencies in the future. Since a significant amount of our future revenues will be denominated in Renminbi, any existing and future restrictions on currency exchange may limit our ability to utilize revenues generated in Renminbi to fund our business activities outside China that are denominated in foreign currencies.

Foreign exchange transactions by our Chinese subsidiaries under the capital account continue to be subject to significant foreign exchange controls and require the approval of or need to register with Chinese governmental authorities, including SAFE. In particular, if our Chinese subsidiaries borrow foreign currency loans from us or other foreign lenders, these loans must be registered with SAFE, and if we finance our Chinese subsidiaries by means of additional capital contributions, these capital contributions must be approved by certain government authorities, including the NDRC, the Ministry of Commerce, or MOFCOM, or their respective local counterparts. These limitations could affect the ability of our Chinese subsidiaries to obtain foreign exchange through debt or equity financing.

We face risks associated with currency exchange rate fluctuations; any adverse fluctuation may adversely affect our operating margins

Almost all   of our revenues are denominated in Renminbi. Conducting business in currencies other than US dollars subjects us to fluctuations in currency exchange rates that could have a negative impact on our reported operating results. Fluctuations in the value of the US dollar relative to other currencies impact our revenues, cost of revenues and operating margins and result in foreign currency translation gains and losses. If the exchange rate of the Renminbi is affected by lowering its value as against the US dollar, our reported profitability when stated in US dollars will decrease. Historically, we have not engaged in exchange rate hedging activities and have no current intention of doing so.

We may not be able to adequately protect our technology and other proprietary rights

Our success will depend in part on our ability to obtain and protect our products, methods, processes and other technologies, to preserve our trade secrets, and to operate without infringing on the proprietary rights of third parties both domestically and abroad. We have patents and patent applications pending in China, and have worked and continue to work closely with Chinese patent officials to preserve our intellectual property rights. Despite these efforts, any of the following occurrences may reduce the value of our intellectual property:

•	Our applications for patents and trademarks relating to our business may not be granted and, if granted, may be challenged or invalidated;

•	Issued patents and trademarks may not provide us with any competitive advantages;

•	Our efforts to protect our intellectual property rights may not be effective in preventing misappropriation of our technology;

•	Our efforts may not prevent the development and design by others of products or technologies similar to or competitive with, or superior to those we develop; or

•	Another party may obtain a blocking patent and we would need to either obtain a license or design around the patent in order to continue to offer the contested feature or service in our products.

It will be extremely difficult to acquire jurisdiction and enforce liabilities against our officers, directors and assets based in China

Our executive officers and several of our directors, including the chairman of our Board of Directors, are Chinese citizens. It may be difficult, if not impossible, to acquire jurisdiction over these persons in the event a lawsuit is initiated against us and/or our officers and directors by a stockholder or group of stockholders in the United States. Also, because our operating subsidiaries and assets are located in China, it may be extremely difficult or impossible for you to access those assets to enforce judgments rendered against us or our directors or executive offices by United States courts. In addition, the courts in China may not permit the enforcement of judgments arising out of United States federal and state corporate, securities or similar laws. Accordingly, United States investors may not be able to enforce judgments against us for violation of United States securities laws.

Risks Related to Our Securities

Shares of our common stock lack a significant trading market

Our shares are not eligible for trading on any national securities exchange. Prices for the shares of our common stock are quoted in the over-the-counter market on the OTC Bulletin Board, but there has been no meaningful volume in the trading of our shares and the market for our shares is highly illiquid. Although we have applied for the listing of our common stock on the NASDAQ Stock Market, there is no assurance that our application will be granted. There is no assurance that an active trading market in our common stock will ever develop, or, if such a market develops, that it will be sustained. In addition, there is a greater chance for market volatility for securities that quoted are on the OTC Bulletin Board as opposed to securities that trade on a national exchange. This volatility may be caused by a variety of factors, including the lack of readily available quotations, the absence of consistent administrative supervision of "bid" and "ask" quotations and generally lower trading volume. As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the common stock, or to obtain coverage for significant news events concerning us, and the common stock would become substantially less attractive for margin loans, for investment by financial institutions, as consideration in future capital raising transactions or other purposes.

Our director and Chief Executive Officer has a substantial ownership interest in one of our major stockholders which gives him significant influence over certain major decisions on which our stockholders may vote and may discourage an acquisition of us

Mr. Jun Wang, our director and Chief Executive Officer, owns 50% of the equity in Beijing YSKN Machinery & Electronic Equipment Co., Ltd ("YSKN"), a company which is the record holder of 30.19% of our outstanding common stock. Mr. Wang has substantial influence over the actions of that substantial stockholder. As a result, Mr. Wang has significant influence over all corporate actions requiring stockholder approval, irrespective of how the Company's other stockholders may vote, including the following actions:

•	electing or defeating the election of our directors;

•	amending or preventing amendment of our certificate of incorporation or bylaws;

•	effecting or preventing a merger, sale of assets or other corporate transaction; and

•	controlling the outcome of any other matter submitted to the shareholders for vote.

The interests of Mr. Wang may differ from the interests of other stockholders. This may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Because we obtained our present operations by means of a "reverse acquisition," we may not be able to attract the attention of major brokerage firms

There may be risks associated with our use of a "reverse acquisition" to obtain our present operations. Securities analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will, in the future, want to conduct any secondary offerings on our behalf.

Future sales of shares of our common stock by our stockholders could cause our stock price to decline

We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of common stock for sale will have on the market price prevailing from time to time. If our stockholders sell substantial amounts of our common stock in the public market upon the effectiveness of a registration statement, or upon the expiration of any holding period under Rule 144, such sales could create a circumstance commonly referred to as an "overhang" and in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate. The 18,500,000 shares of common stock we issued in the share exchange with the former shareholders of Taiyu will be freely tradable upon the earlier of (i) effectiveness of a registration statement covering such shares; and (ii) the date on which such shares may be sold without registration pursuant to Rule 144 under the Securities Act and the sale of such shares could have a negative impact on the price of our common stock.

We may issue additional shares of our capital stock or debt securities to raise capital or complete acquisitions, which would reduce the equity interest of our stockholders

Our articles of incorporation authorize the issuance of up to 75,000,000 shares of common stock, par value $.001 per share. There are approximately 50,408,000 authorized and unissued shares of our common stock which have not been reserved and are available for future issuance. Although we have no commitments as of the date of this offering to issue our securities, we may issue a substantial number of additional shares of our common stock, to complete a business combination or to raise capital. The issuance of additional shares of our common stock:

•	may significantly reduce the equity interest of our existing stockholders; and

•	may adversely affect prevailing market prices for our common stock.

We have not paid dividends in the past and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our common stock

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future. We presently do not intend to pay dividends in the foreseeable future. Our management intends to follow a policy of retaining all of our earnings to finance the development and execution of our strategy and the expansion of our business. In addition, the payment of dividends is limited by Chinese law. See "RISK FACTORS - Risks Relating to Doing Business in China - Limitations on the ability of our operating subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and fund our operations."

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events. The forward looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” Known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to:

•	our goals and strategies;

•	our expansion plans;

•	our future business development, financial conditions and results of operations;

•	the expected growth of the market for PHE products and heat meters in China;

•	our expectations regarding demand for our products;

•	our expectations regarding keeping and strengthening our relationships with key customers;

•	our ability to stay abreast of market trends and technological advances;

•	our ability to effectively protect our intellectual property rights and not infringe on the intellectual property rights of others;

•	our ability to attract and retain quality employees;

•	our ability to pursue strategic acquisitions and alliances;

•	competition in our industry in China;

•	general economic and business conditions in the regions in which we sell our products;

•	relevant government policies and regulations relating to our industry; and

•	market acceptance of our products.

These forward-looking statements involve various risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results could be materially different from our expectations. Important risks and factors that could cause our actual results to be materially different from our expectations are generally set forth in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” and other sections in this prospectus. You should read thoroughly this prospectus and the documents that we refer to with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements. Other sections of this prospectus include additional factors which could adversely impact our business and financial performance.

This prospectus contains statistical data that we obtained from various publicly available government publications. Statistical data in these publications also include projections based on a number of assumptions. The market for the PHEs, PHE Units, and heat meters may not grow at the rate projected by market data, or at all. The failure of this market to grow at the projected rate may have a material adverse effect on our business and the market price of our securities. In addition, the rapidly changing nature of our customers' industries results in significant uncertainties in any projections or estimates relating to the growth prospects or future condition of our market. Furthermore, if any one or more of the assumptions underlying the market data is later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

Unless otherwise indicated, information in this prospectus concerning economic conditions and our industry is based on information from independent industry analysts and publications, as well as our estimates. Except where otherwise noted, our estimates are derived from publicly available information released by third party sources, as well as data from our internal research, and are based on such data and our knowledge of our industry, which we believe to be reasonable. None of the independent industry publication market data cited in this prospectus was prepared on our or our affiliates’ behalf.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we refer to in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

AVAILABLE INFORMATION

This prospectus is part of a Registration Statement on Form S-1 we have filed with the SEC. We have not included in this prospectus all of the information contained in the registration statement and you should refer to our registration statement and its exhibits for further information.

We file annual, quarterly, and special reports, proxy statements, and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Copies of these materials may also be obtained from the SEC at prescribed rates by writing to the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the operation of the SEC public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. Our filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov ..

Our Web site address is http://www.smartheatinc.com. The information on our Web site is not incorporated into this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from sale of the shares of common stock covered by this prospectus by the selling shareholders. We will, however, receive proceeds on exercise of outstanding warrants for shares of common stock covered by this prospectus if the warrants are exercised for cash. The warrants may expire without having been exercised. Even if some or all of these warrants are exercised, we cannot predict when they will be exercised and when we would receive the proceeds. We intend to use any proceeds we receive upon exercise of the warrants for general working capital and other corporate purposes.

MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

Market Information

Our common stock is not listed on any stock exchange but has traded on the OTC Bulletin Board under the symbol “SMHT” since April 22, 2008. The following table set forth the range of the high and low bid prices per share of our common stock for each quarter (or portion thereof) beginning on April 22, 2008 as reported by the OTC Bulletin Board. These quotations represent inter-dealer prices, without retail mark-up, markdown, or commission and may not represent actual transactions. The last price of our common stock as reported on the OTC Bulletin Board on December 5, 2008 was $4.50 per share.

	High	Low
Second Quarter 2008 (April 22, 2008 - June 30, 2008)	$4.60	$2.00
Third Quarter 2008 (through September 30, 2008)	$4.75	$4.50
Fourth Quarter 2008 (through December 5, 2008)	$4.75	$4.00

Holders

As of December 5, 2008, there were 201 shareholders of record of our common stock.  Since some of our shares of common stock are held in street or nominee name, it is believed that there are a substantial number of additional beneficial owners of our common stock.

Dividend Policy

We have not paid any cash dividends on our common stock to date, and we have no intention of paying cash dividends in the foreseeable future. Whether we will declare and pay dividends in the future will be determined by our board of directors at their discretion, subject to certain limitations imposed under Nevada corporate law. In addition, our ability to pay dividends may be affected by the foreign exchange controls in China. See "RISK FACTORS - Limitation on the ability of our operating subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and fund our operations ." The timing, amount and form of dividends, if any, will depend on, among other things, our results of operations, financial condition, cash requirements and other factors deemed relevant by our board of directors.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Safe Harbor Declaration

The comments made throughout this prospectus should be read in conjunction with our financial statements and the notes thereto, and other financial information appearing elsewhere in this document. In addition to historical information, the following discussion and other parts of this document contain certain forward-looking information. When used in this discussion, the words, "believes," "anticipates," "expects," and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from projected results, due to a number of factors beyond our control. SmartHeat does not undertake to publicly update or revise any of its forward-looking statements, even if experience or future changes show that the indicated results or events will not be realized. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Readers are also urged to carefully review and consider our discussions regarding the various factors, which affect company business, included in this section and elsewhere in this prospectus.

Overview

We were incorporated in the State of Nevada on August 4, 2006 under the name Pacific Goldrim Resources, Inc. as an exploration stage corporation that intended to engage in the exploration of silver, lead and zinc. On April 14, 2008 we changed our name to SmartHeat Inc. and acquired all of the equity interests in Taiyu.

Prior to our acquisition of Taiyu, we were in the development stage and had minimal business operations. We had no interest in any property, but had the right to conduct exploration activities on thirteen (13) mineral title cells covering 270.27 hectares (667.85 acres) in the Slocan Mining Division of southeastern British Columbia, Canada. In connection with the acquisition of Taiyu, we transferred our prior assets and liabilities to a wholly owned subsidiary and sold all of the outstanding capital stock of that subsidiary to our former director and officer in exchange for 2,500,000 shares of our common stock.

Taiyu was formed in July 2002 under the laws of China and is headquartered in Shenyang City, Liaoning Province, China. As a result of our acquisition of Taiyu, we are a leading provider of plate heat exchange products to China's industrial, residential, and commercial markets, specializing in the manufacturing, sale, research, and servicing of PHEs, PHE Units and heat meters for a broad range of industries such as petroleum refinement, petrochemicals, power generation, metallurgy, food & beverage, and chemical processing. We sell PHEs under the Sondex brand and PHE Units that are designed by us and using PHEs that are assembled with Sondex plates under our Taiyu brand name.

Our revenue is subject to fluctuations due to the timing of sales of high-value products, the impact of seasonal spending patterns, the timing and size of projects our customers perform, changes in overall spending levels in the industry and other unpredictable factors that may affect customer ordering patterns. Our quarterly revenues may fluctuate significantly due to the seasonal nature of central heating services in the PRC, whereas, the equipment used in residential building s must be delivered and installed prior to the beginning of the heating season in late fall.  Additionally, any significant delays in the commercial launch or any lack or delay of commercial acceptance of new products, unfavorable sales trends in existing product lines, or impacts from the other factors mentioned above, could adversely affect our revenue growth or cause a sequential decline in quarterly revenue. In particular, our 2009 sales may be affected by weaker demand from steel processing, petrochemical and HVAC sectors.  To date, we have not been adversely affected by these trends,  Moreover, the PRC government has recently passed an economic stimulus package and we believe that our sales will benefit from an increase in government spending on infrastructure as provided in this package.  However, due to the possibility of fluctuations in our revenue and net income or loss, we believe that quarterly comparisons of our operating results are not a good indication of future performance.

While our significant accounting policies are more fully described in Note 1 to our consolidated financial statements, we believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this management discussion and analysis.

Basis of Presentation

The audited financial statements as of December 31, 2007 and 2006 that are presented are those of Taiyu rather than SmartHeat because Taiyu is our operating business, and SmartHeat's acquisition of Taiyu was deemed completed on April 14, 2008. The financial statements are prepared in accordance with generally accepted accounting principles in the United States of America. Our acquisition of Taiyu has been accounted for as a recapitalization of Taiyu as Taiyu’s shareholders are the majority shareholders of SmartHeat.

Principle of Consolidation

The accompanying consolidated financial statements include the accounts of Taiyu and its 55% owned subsidiary, Qingdao Yushi Heat Power Equipment Co., Ltd ("Yushi"). Yushi is engaged in manufacturing and selling of heat power equipment. All significant inter-company accounts and transactions have been eliminated in consolidation.

Use of Estimates

In preparing the financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting year. Significant estimates, required by management, include the recoverability of long-lived assets and the valuation of inventories. Actual results could differ from those estimates.

Accounts and Retentions Receivable

Our policy is to maintain reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Accounts receivable are net of unearned interest. Unearned interest represents imputed interest on accounts receivable with due dates over one year from the invoice date discounted at our borrowing rate for the year.

Inventories

Inventories are valued at the lower of cost or market with cost determined on a moving weighted average basis. Cost of work in progress and finished goods comprises direct material, direct production cost and an allocated portion of production overheads.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Expenditures for maintenance and repairs are expensed as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method with a 10% salvage value and estimated lives ranging from 5 to 20 years as follows:

Building	20 years
Vehicle	5 years
Office Equipment	5 years
Production Equipment	5 - 10 years

Revenue Recognition

Our revenue recognition policies are in compliance with SEC Staff Accounting Bulletin (“SAB”) 104. Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of SmartHeat exist and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are recorded as unearned revenue.

Foreign Currency Translation and Comprehensive Income (Loss)

Our functional currency is the Chinese yuan renminbi (“RMB”). For financial reporting purposes, RMB has been translated into United States dollars ("USD") as the reporting currency. Assets and liabilities are translated at the exchange rate in effect at the balance sheet date. Revenues and expenses are translated at the average rate of exchange prevailing during the reporting period. Translation adjustments arising from the use of different exchange rates from period to period are included as a component of shareholders' equity as "Accumulated other comprehensive income." Gains and losses resulting from foreign currency transactions are included in income. There has been no significant fluctuation in exchange rate for the conversion of RMB to USD after the balance sheet date.

We use Statement of Financial Accounting Standards ("SFAS") No. 130, “Reporting Comprehensive Income.” Comprehensive income is comprised of net income and all changes to the statements of shareholders’ equity, except those due to investments by shareholders, changes in paid-in capital and distributions to shareholders.

Recent Accounting Pronouncements

Business Combinations

In December 2007, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141 (Revised 2007), Business Combinations. SFAS No. 141R will significantly change the accounting for business combinations. Under SFAS No. 141R, an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. SFAS No. 141R will change the accounting treatment for certain specific items, including:

•	Acquisition costs will be generally expensed as incurred;

•	Noncontrolling interests (formerly known as “minority interests” – see SFAS No. 160 discussion below) will be valued at fair value at the acquisition date;

•
Acquired contingent liabilities will be recorded at fair value at the acquisition date and subsequently measured at either the higher of such amount or the amount determined under existing guidance for non-acquired contingencies;

•	In-process research and development will be recorded at fair value as an indefinite-lived intangible asset at the acquisition date;

•	Restructuring costs associated with a business combination will be generally expensed subsequent to the acquisition date; and

•	Changes in deferred tax asset valuation allowances and income tax uncertainties after the acquisition date generally will affect income tax expense.

SFAS No. 141R also includes a substantial number of new disclosure requirements. SFAS No. 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Earlier adoption is prohibited. Accordingly, since we are a calendar year-end company we will continue to record and disclose business combinations following existing generally accepted accounting principles until January 1, 2009. We expect SFAS No. 141R will have an impact on accounting for business combinations once adopted but the effect is dependent upon acquisitions at that time.

Noncontrolling Interests in Consolidated Financial Statements – An Amendment of ARB No. 51

In December 2007, FASB issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements - An Amendment of ARB No. 51." SFAS No. 160 establishes new accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. Specifically, this statement requires the recognition of a noncontrolling interest (minority interest) as equity in the consolidated financial statements and separate from the parent’s equity. The amount of net income attributable to the noncontrolling interest will be included in consolidated net income on the face of the income statement. SFAS No. 160 clarifies that changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation are equity transactions if the parent retains its controlling financial interest. In addition, this statement requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated. Such gain or loss will be measured using the fair value of the noncontrolling equity investment on the deconsolidation date. SFAS No. 160 also includes expanded disclosure requirements regarding the interests of the parent and its noncontrolling interest. SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Like SFAS No. 141R discussed above, earlier adoption is prohibited. We have not completed our evaluation of the potential impact, if any, of the adoption of SFAS No. 160 on our consolidated financial position, results of operations and cash flows.

Fair Value Measurements

In September 2006, FASB issued SFAS No. 157, “Fair Value Measurements,” which establishes a framework for measuring fair value, and expands disclosures about fair value measurements required under the accounting pronouncements, but does not change existing guidance as to whether or not an instrument is carried at fair value. Additionally, it establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for fiscal year, including financial statements for an interim period within the fiscal year. We are currently evaluating the impact, if any, that SFAS No. 157 will have on our financial statements.

Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an Amendment of FASB Statements No. 87, 88, 106, and 132R

In September 2006, FASB issued SFAS, No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an Amendment of FASB Statements No. 87, 88, 106, and 132R,” which requires employers to recognize the underfunded or overfunded status of a defined benefit postretirement plan as an asset or liability in its statement of financial position and to recognize changes in the funded status in the year in which the changes occur through accumulated other comprehensive income. Additionally, SFAS No. 158 requires employers to measure the funded status of a plan as of the date of its year-end statement of financial position. The new reporting requirements and related new footnote disclosure rules of SFAS No. 158 are effective for fiscal years ending after December 15, 2006. We adopted the provisions of SFAS No. 158 for the year end 2006, and the effect of recognizing the funded status in accumulated other comprehensive income was not significant. The new measurement date requirement applies for fiscal years ending after December 15, 2008.

Fair Value Option for Financial Assets and Financial Liabilities

In February 2007, FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an Amendment of FASB Statement No. 115.” The statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. We are analyzing the potential accounting treatment.

Considering the Effects of Prior Year Misstatements in Current Year Financial Statements

In September 2006, the SEC issued SAB No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements,” which provides interpretive guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. We adopted SAB No. 108 in the fourth quarter of 2006 with no impact on our financial statements.

Results of Operations.

Year Ended December 31, 2007 Compared to the Year Ended December 31, 2006

The following table sets forth the results of our operations for the periods indicated as a percentage of net sales:

	Year Ended December 31
	2007		2006
	$	% of Sales	$	% of Sales
Sales	13,273,151		8,205,166
Cost of sales	(8,667,353)	65.0%	(5,710,540)	70.0%
Gross Profit	4,605,798	35.0%	2,494,626	30.0%
Operating Expenses	(2,369,090)	18.0%	(1,642,721)	20.0%
Income from Operation	2,236,708	17.0%	851,905	10.0%
Other Income (Expenses), net	24,957	0.2%	39,587	0.5%
Net Income	2,087,891	16.0%	832,612	10.0%

Sales.   Net sales for 2007 were approximately $13.27 million, while our net sales in 2006 were approximately $8.21 million, an increase in revenues of $5.06 million, or 62%.  Ten of our customers accounted for over 60% of revenues with Dalkia (Jiamusi) Heat and Power, a subsidiary of Dalkia International, accounting for 21% of our revenues in 2007. The increase in sales was primarily driven by rapid growth in newly-built residential communities in Shenyang City and the surrounding area which accounted for approximately $2.5 million or 50% of the year over year increase in revenues. We also increased the number of our sales representatives to develop new customers in more cities in China. We believe that our sales will continue to grow because we are strengthening our sales efforts by hiring more sales personnel, increasing the sales channels, and improving the quality of our products.

Cost of Sales.   Cost of sales for 2007 were approximately $8.67 million, while our cost of sales in 2006 were approximately $5.71 million, an increase of $2.96 million, or 52%.  The increase in cost of sales can be attributed to the increase of production and sales activities in 2007.  Cost of sales as a percentage of sales was approximately 65% for 2007 and 70% for 2006.  The decrease in cost of sales as a percentage of sales in 2007 was mainly due to economies of scale, with a higher production volume resulting in a lower cost of each product manufactured.  We believe that our cost of sales will continue to remain stable as we improve the efficiency of our manufacturing facility.

Gross Profit.  Gross profit was $4.61 million for 2007, as compared to $2.49 million for 2006, representing gross margins of approximately 35% and 30% for 2007 and 2006, respectively.  The increase in our gross profits and gross profit margin was mainly due to the increase of sales activities and to the economies of scale discussed above.

Operating Expenses.  Operating expenses consisted of selling, general and administrative expenses totaled approximately $2.37 million for 2007, as compared to $1.64 million for 2006, an increase of approximately $726,000 or 44%.  The increase in operating expenses was mainly due to proportional increase in after-sale service, payroll, insurance and travel expenses with our increased sales and production.

Net Income.  Our net income for the year ended December 31, 2007 was $2.09 million as compared to approximately $833,000 for the year ended December 31, 2006, an increase of $1.26 million or 151%.  This increase is attributable to economies of scale combined with rapid growth in revenue and efficiency of operations. Our management believes that net income will continue to increase as we continue to increase our sales, offer better quality products and control our manufacturing costs.

Quarter Ended September 30, 2008 Compared to the Quarter Ended September 30, 2007

The following table sets forth the results of our operations for the periods indicated as a percentage of net sales:

	For the Quarter Ended September 30,
	2008		2007
	$	% of sales	$	% of sales
Sales	20,708,288		3,015,606
Cost of Sales	(13,273,914)	64.0	(2,080,718)	69.0
Gross Profit	7,434,374	36.0	934,888	31.0
Operating Expenses	(2,080,961)	10.0	(549,579)	18.0
Income from Operations	5,353,413	26.0	385,309	13.0
Other Income (Expenses), net	(41,911)	(0.2)	(112,524)	(3.7)
Net Income	4,324,661	21.0	220,028	7.3

Sales.  Our net sales for the three months ended September 30, 2008 were approximately $20.71 million while our net sales in same period for 2007 were approximately $3.02 million, an increase in revenues of $17.69 million, or about 587%.  The increase was primarily due to the expansion of our sales force, growth of our existing sales channels to develop new customers and the extension of our customer base into other industries and new regions in China. New customers accounted for approximately 27% of the increase in our revenue. Our ten largest customers accounted for about 31% of our third quarter 2008 revenues, with our largest customer accounting for about 6% of the total revenue.  We believe that our sales will continue to grow as we strengthen our sales efforts by hiring more sales personnel, expanding sales channels, and improving the quality of our products.

Cost of Sales.  Our cost of sales for the three months ended September 30, 2008 were approximately $13.27 million while our cost of sales for the same period in 2007, were approximately $2.08 million, an increase of $11.19 million, or 538%.  The increase in cost of sales is attributed to increases in our production and sales during the period.  Cost of sales as a percentage of sales was approximately 64% for the third fiscal quarter of 2008 and 69% for the same period in 2007. The decrease in cost of sales as a percentage of sales for the third quarter of 2008 was mainly due to efficient cost control on our purchasing, manufacturing and quality control departments.

Gross Profit.  Gross profit was $7.43 million for the quarter ended September 30, 2008 as compared to $0.93 million for the same period in 2007, representing gross margins of approximately 36% and 31% for the third quarter of 2008 and 2007, respectively.  The increase in our gross profits was mainly due to the significant increase in our sales and decrease in cost of sales. We believe our gross profit margin will continue to increase due to the economies of scale as we continue to increase our production, improve efficiency on cost control and increase the sales on assembled heat exchanger unit.

Operating Expenses.  Operating expenses, consisting of selling, general and administrative expenses, totaled approximately $2.08 million for the three months ended September 30, 2008 as compared to $0.55 million for the same period in 2007, an increase of approximately $1.53 million or 279%.  The increase in operating expenses was mainly due to proportional increases in after-sale service, payroll, insurance and travel expenses, coupled with our increased sales and production; as well as the audit, legal, consulting and filing expenses in connection with the Company of being public in US since April of 2008.

Net Income.  Our net income for the three month period ended September 30, 2008 was approximately $4.32 million as compared to $0.22 million for the same period in 2007, an increase of $4.1 million or 1866%.  This increase is attributable to economy of scale combined with rapid growth in revenue and efficiency of operations. Our management believes that net income will continue to increase as we continue to increase our sales, offer better quality products and control our manufacturing costs.

Nine Months Ended September 30, 2008 Compared to the Nine Months Ended September 30, 2007

The following table sets forth the results of our operations for the periods indicated as a percentage of net sales:

	For the Nine Months Ended September 30,
	2008		2007
	$	% of Sales	$	% of Sales
Sales	29,345,571		5,473,573
Cost of sales	(19,502,070)	66.5	(3,679,507)	67.0
Gross Profit	9,843,501	33.5	1,794,066	33.0
Operating Expenses	(3,135,459)	10.7	(1,333,314)	24.4
Income from Operation	6,708,042	23.0	460,752	8.4
Other Income (Expenses), net	73,163	0.25	27,761	0.51
Net Income	5,528,336	19.0	385,116	7.0

Sales.  Our net sales for the nine months ended September 30, 2008 were approximately $29.35 million while our net sales for the same period in 2007, were approximately $5.47 million, an increase in revenues of $23.87 million, or 436%.  The increase was due to: 1) growing demand for our product resulting from rapid increase in newly-built residential communities in Shenyang City and the surrounding area; 2) increased number of our sales representatives to develop new customers in more cities in China; and 3) expanding the field of applications for our products to industries other than heating providers, such as steel, electrical power plants and chemical engineering. New customers accounted for approximately 31% of the increase in our revenue. Our ten largest customers accounted for about 41% of our revenues for the first nine months of 2008, with our largest customer accounting for about 9% of the total revenue.  We believe that our sales will continue to grow because we are strengthening our sales efforts by hiring more sales personnel, offering incentive rewarding and compensating system to our sales representatives, increasing the sales channels, and improving the quality of our products.

Cost of Sales.  Our cost of sales for the nine months ended September 30, 2008 were approximately $19.5 million while our cost of sales for the same period in 2007 were approximately $3.68 million, an increase of $15.82 million, or 430%.  The increase in cost of sales is attributed to the increase of production and sales activities in 2008.  Cost of sales as a percentage of sales was approximately 66.5% for the nine months ended September 30, 2008 and 67% for the same period in 2007.  A slight decrease in cost of sales as a percentage of sales for nine months ended September 30, 2008 was a result of improvement on cost control which benefited from our strictly established cost control procedures.

Gross Profit.  Gross profit was $9.84 million for the nine months ended September 30, 2008 as compared to $1.79 million for the same period in 2007, representing gross margins of approximately 33.5% and 33% for nine months ended September 30, 2008 and 2007, respectively.  The increase in our gross profits due to the increase of sales activities and decrease in cost of sales which benefited from our strict cost control procedures. We believe our gross profit margin will increase due to the economy of scale as we will increase our production and improving our efficiency on cost control.

Operating Expenses.  Operating expenses consisted of selling, general and administrative expenses and totaled approximately $3.14 million for the nine months ended September 30, 2008 as compared to $1.33 million for the same period in 2007, an increase of approximately $1.8 million or 136%.  The increased in operating expenses was mainly due to increase in rental expense as we leased new offices for our representatives in the major cities of China, after-sale service, payroll, insurance and travel expenses coupled with our increased sales and production; as well as the audit, legal, consulting and filing expenses in connection with the Company of being public in the US since April of 2008.

Net Income.  Our net income for the nine months ended September 30, 2008 was $5.5 million as compared to approximately $0.39 million for the same period in 2007, an increase of $5.14 million or 1336%.  This increase is attributable to economy of scale combined with rapid growth in revenue and efficiency of operations. Our management believes that net income will continue to increase as we continue to increase our sales, offer better quality products and control our manufacturing costs.

Liquidity and Capital Resources

The following is a summary of cash provided by or used in each of the indicated types of activities during year ended December 31, 2007 and 2006:

	For the Year Ended December 31,
	2007	2006
Cash provided by (used in):
Operating Activities	$3,047	$(51,587)
Investing Activities	(909,280)	(889,490)
Financing Activities	1,075,719	967,328

Net cash flow provided by operating activities was $3,047 in fiscal 2007, as compared to net cash flow used in operating activities of $51,587 in fiscal 2006. The increase in net cash flow from operating activities in fiscal 2007 was mainly due to a decrease in inventory, increase in customer deposits, tax and other payables.  Our inventory generally decreases in the latter part the end of the year as a significant share of PHE Unit deliveries must to be completed by the beginning of heating season in late fall. The increases in customer deposits and our tax and other payables were directly related to the increase in our earnings during 2007, with more products sold year over year. In addition, our net income has increased rapidly compared to 2006 which brought more cash to the company, but at the same time, our accounts receivable have increased which held back our cash inflows.

Net cash flow used in investing activities was $909,280 for fiscal 2007, as compared to net cash used in investing activities of $889,490 in fiscal 2006.  The increase of net cash flow used in investing activities in fiscal 2007 was mainly due to acquisition of manufacturing equipment and other office equipment and furniture during the year.

Net cash flow provided by financing activities was $1,075,719 in fiscal 2007 as compared to net cash provided by financing activities of $967,328 for fiscal 2006. The increase of net cash flow provided by financing activities in fiscal 2007 was mainly due to increased short term loans with banks and other third parties.

As of September 30, 2008, we had cash and cash equivalents of approximately $1,702,938. Working capital was approximately $13.58 million at September 30, 2008. The ratio of current assets to current liabilities was 2.02:1 at September 30, 2008.

The following is a summary of cash provided by or used in each of the indicated types of activities during the nine months ended September 30, 2008 and 2007:

	For the Nine Months Ended September 30,
	2008	2007
Cash provided by (used in):
Operating Activities	$(1,213,651)	$(1,080,746)
Investing Activities	(471,967)	(657,979)
Financing Activities	2,949,465	2,107,098

Net cash flow used in operating activities was $1,213,651 for the nine months ended September 30, 2008, as compared to net cash flow used in operating activities of $1,080,746 for the nine months ended September 30, 2007. The increase in net cash flow used in operating activities for the nine months ended September 30, 2008 was mainly due to an increase in other receivables and decrease in customer deposits.  Advances to suppliers increased as we stepped up our purchases of raw materials, components and equipment to meet strong demand for both PHEs and PHE Units. Other receivables increased as we accelerated our sales efforts resulting in higher cash advances to vendors, guarantee deposits for public bidding, prepayment and deposits for freight insurance expense and cash advances to employees for normal business purposes. In addition, our net income for the nine months ended September 30, 2008 increased rapidly compared to the same period of 2007, bringing more cash in to the Company, while at the same time our accounts receivables increased significantly, reducing our cash inflows.

Steel and metal alloy heat transfer plates are the largest components to our operating costs.  Prices of heat transfer plates are subject to fluctuations in the pricing of steel.  To date, the Company has successfully absorbed higher costs for these components and we believe that we will be positively affected by the current decline in the price of steel; however, a spike in the price of steel may materially impact our financial position and results of operations in the future.

Net cash flow used in investing activities was $471,967 for the nine months ended September 30, 2008, as compared to net cash used in investing activities of $657,979 in the same period of 2007.  The slight decrease of net cash flow used in investing activities in the nine months ended September 30, 2008 was mainly due to the completion of construction in progress that was commenced and paid in 2007.

Net cash flow provided by financing activities was $2,949,465 for the nine months ended September 30, 2008 as compared to net cash provided by financing activities of $2,107,098 for the same period of 2007. The increase of net cash inflow provided by financing activities for the nine months ended September  30, 2008 was mainly due to net proceeds of $5,100,000 from the shares issued despite repayments of $2,149,875 for the loans during the nine months ended September 30, 2008.

Our products are generally paid for within six months of delivery; 30% of the purchase price is due upon the placement of an order, 30% is due on delivery and 30% is due on acceptance.  The final 10% of the purchase price may remain outstanding for up to 24 months as a quality assurance and is accounted for in our financial statements as Retentions Receivable. Indirect sales through distributors are usually paid in  full on delivery. Our accounts receivable turnover and inventory turnover are relatively low, and days sales outstanding ratio relatively high. Consequently, collection on our sales is rather slow and capital is tied up in inventories which may result in pressure on cash flows. For the year ended December, 31, 2007, we had accounts receivable turnover of 2.8, with days sales outstanding of 131 and inventory turnover of 1.09. For the nine months ended September 30, 2008, we had accounts receivable turnover of 4.6, with days sales outstanding of 108 and inventory turnover of 3.2 on an annualized basis.

Off-Balance Sheet Arrangements

We have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties.  We have not entered into any derivative contracts that are indexed to our shares and classified as shareholder’s equity or that are not reflected in our consolidated financial statements.  Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity.  We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

Contractual Obligations

The Company was obligated for the following short term loans payable as of December 31, 2007:

Balance at December 31, 2007 (US$)
We entered into a short term loan with China CITIC Bank in the PRC for 6, 000,000 RMB, or $822,526. This loan was entered into on April 28, 2007 and was renewed on April 12, 2008, with a new maturity date of June 13, 2009. This loan bears interest at 7.029% per annum.	$822,526

We entered into a short term loan with Citibank (China) Co., Ltd with branch in the PRC for 10,200,000 RMB. This loan was entered into on June 25, 2007 and is due on June 24, 2008. This loan bears interest at 5.265% per annum.	1,302,333

We entered into a series of short term loans during 2006 and 2007 with a third party company in the PRC for total of 10,300,000 RMB. Some of the loans will mature on various dates in year 2008 and some of the loans are payable on demand. These loans bear interest at 6.903% per annum.	1,412,003

We entered into a series of short term loans during 2006 with another third party company in the PRC for total of 2,850,000 RMB, or $390,700. These loans are due on various dates in year 2008 and bear interest at 6.903% per annum.	390,701

We entered into a short term loan with another third party company in the PRC for 5,050,000 RMB on August 31, 2005, which became due and payable on demand on August 31, 2006. This loan bears no interest and imputed interest on the loan was immaterial.	692,293
$4,619,856

The Company was obligated for the following short term loans payable as of September 30, 2008:

Balance at September 30, 2008 (US$)
We entered into a short term loan with China CITIC Bank in the PRC for 6,000,000 RMB, or $822,526. This loan was entered into on April 28, 2007 and was renewed on April 12, 2008 with new maturity date on June 13, 2009. This loan bears interest at 7.029% per annum.	$880,023

We entered into a series of short term loans during 2006 and 2007 with a third party company in the PRC for total of 10, 300,000 RMB or $1,412,003. Some of the loans will mature on various dates in year 2008 and some of the loans are payable on demand. These loans bear variable interest at 8.591% per annum for 2008 and 6.903% per annum for 2007.	1,129,363

We entered into a series of short term loans during 2006 with another third party company in the PRC for total of 2,850,000 RMB, or $390,700. These loans are due on various dates in year 2008 and bear variable interest at 8.591% per annum for 2008 and 6.903% per annum for 2007.	358,661

We entered into a short term loan with another third party company in the PRC for 5,050,000 RMB or $625,759. This loan was entered into on August 31, 2005 and was due and payable on demand beginning on August 31, 2006. This loan bears no interest and imputed interest on the loan was immaterial.	740,686

We entered into a one year loan on July 1, 2008 with another third party company in the PRC for total of 3,000,000 RMB, or $440,000. This loan is due on June 30, 2009 with interest rate of 8.591% per annum.	440,013

$3,548,746

Recent Accounting Pronouncements

The Hierarchy of Generally Accepted Accounting Principles

In May 2008, FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.”  SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with GAAP in the United States.  SFAS 162 will not have an impact on the Company’s financial statements.

Disclosures about Derivative Instruments and Hedging Activities

In March 2008, FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities an amendment of FASB Statement No. 133.”  SFAS 161 changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows.  Based on current conditions, the Company does not expect the adoption of SFAS 161 to have a significant impact on its results of operations or financial position.

Non-Controlling Interests in Consolidated Financial Statements - An Amendment of ARB No. 51

In December 2007, FASB issued SFAS No. 160, "Non-controlling Interests in Consolidated Financial Statements - An Amendment of ARB No. 51." SFAS 160 establishes new accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. Specifically, this statement requires the recognition of a non-controlling interest (minority interest) as equity in the consolidated financial statements and separate from the parent’s equity. The amount of net income attributable to the non-controlling interest will be included in consolidated net income on the face of the income statement. SFAS 160 clarifies that changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation are equity transactions if the parent retains its controlling financial interest. In addition, this statement requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated. Such gain or loss will be measured using the fair value of the non-controlling equity investment on the deconsolidation date. SFAS 160 also includes expanded disclosure requirements regarding the interests of the parent and its non-controlling interest. SFAS 160 are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Based on current conditions, the Company does not expect the adoption of SFAS 160 to have a significant impact on its results of operations or financial position.

Business Combinations

In December 2007, FASB issued SFAS No. 141 (Revised 2007), "Business Combinations." SFAS 141R will significantly change the accounting for business combinations. Under SFAS 141R, an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. SFAS 141R will change the accounting treatment for certain specific items, including:

•	Acquisition costs will be generally expensed as incurred;

•	Non-controlling interests (formerly known as “minority interests” - see SFAS 160 discussion above) will be valued at fair value at the acquisition date;

•
Acquired contingent liabilities will be recorded at fair value at the acquisition date and subsequently measured at either the higher of such amount or the amount determined under existing guidance for non-acquired contingencies;

•	In-process research and development will be recorded at fair value as an indefinite-lived intangible asset at the acquisition date;

•	Restructuring costs associated with a business combination will be generally expensed subsequent to the acquisition date; and

•	Changes in deferred tax asset valuation allowances and income tax uncertainties after the acquisition date generally will affect income tax expense.

SFAS 141R also includes a substantial number of new disclosure requirements. SFAS 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Earlier adoption is prohibited. Accordingly, since we are a calendar year-end company we will continue to record and disclose business combinations following existing GAAP until January 1, 2009. The Company expects SFAS 141R will have an impact on accounting for business combinations once adopted but the effect is dependent upon acquisitions at that time.

Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an Amendment of FASB Statements No. 87, 88, 106, and 132R

In September 2006, FASB, issued SFAS, No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an Amendment of FASB Statements No. 87, 88, 106, and 132R,” which requires employers to recognize the underfunded or overfunded status of a defined benefit postretirement plan as an asset or liability in its statement of financial position and to recognize changes in the funded status in the year in which the changes occur through accumulated other comprehensive income. Additionally, SFAS 158 requires employers to measure the funded status of a plan as of the date of its year-end statement of financial position. The new reporting requirements and related new footnote disclosure rules of SFAS 158 are effective for fiscal years ending after December 15, 2006. The Company adopted the provisions of SFAS 158 for the year end 2006, and the effect of recognizing the funded status in accumulated other comprehensive income was not significant. The new measurement date requirement applies for fiscal years ending after December 15, 2008.

Accounting for Non-Refundable Advance Payments for Goods or Services Received for Use in Future Research and Development Activities

In June 2007, FASB issued FASB Staff Position No. EITF 07-3, “Accounting for Nonrefundable Advance Payments for Goods or Services Received for use in Future Research and Development Activities,” which addresses whether non-refundable advance payments for goods or services that used or rendered for research and development activities should be expensed when the advance payment is made or when the research and development activity has been performed.  Management is currently evaluating the effect of this pronouncement on our financial statements .

OUR BUSINESS

We are a leading provider of plate heat exchanger products to China's industrial, residential and commercial markets. We design, manufacture, sell, and service PHEs, PHE Units and heat meters for a broad range of industries. We sell PHEs under the Sondex brand and PHE Units that are designed by our engineers and assembled with Sondex plates under our Taiyu brand name .

Our Products

PHEs

A PHE is a device which transfers energy, usually in the form of heat, from one fluid to another across a solid surface. PHEs are constructed through the use of specifically manufactured stainless steel, titanium, and nickel plates welded together. The quantity and size of the plates used along with the total size of the PHE varies according to particular application requirements but generally do not exceed the size of a large refrigerator. PHEs were first invented in the mid 1920s to control pressure and temperature, and to increase energy efficiency in industrial use. Because of the larger heat transfer surface area of the PHE, its heat transfer efficiency is superior to the shell-and-tube heat exchanger which has been the most commonly used commercial heat transfer product to date.

We are one of three authorized dealers of Sondex PHEs for the industrial and energy sectors in China.  Our Sondex distribution territory is North China . As an authorized dealer of Sondex PHEs in China, we import finished stainless steel plates from Sondex and assemble customized PHEs based on our clients' specifications.  All PHE design is done in-house by our engineers utilizing Sondex tailored software.  In the initial year of our operations, the PHE was the cornerstone of our product line.  As an authorized Sondex dealer, we have established a reputation as a high quality provider of PHEs in China.  In May 2003, we began to sell customized PHE Units containing Sondex plates.  While our direct third-party sales of PHEs have declined in recent years, the quantity of Sondex plates we supply has continued to grow as they are incorporated in the PHE Units we sell.

PHE Units

PHE Units are mainly used in petroleum refining, chemicals and petrochemicals, energy generation, HVAC, steel, medical, electronics, food & beverage processing and other manufacturing sectors to reduce energy waste through heat recovery, improve temperature and pressure controls and cool equipment. PHE Units are built by integrating PHEs with various pumps, temperature sensors, valves, and automated control systems to form a "unit" which is used along with other units to form a "PHE network" installed in the local district heating systems. We specialize in making PHE Units for HVAC systems in residential and commercial buildings.

We began designing, manufacturing and selling our branded PHE Units in May 2003.  Our PHE Units are designed in-house by our system engineers employing online customized CAD design software based on Solid Works software which is integrated with our real-time enterprise resource planning system databases.  This advanced design platform provides the following benefits:

·	We can provide accurate price quotes instantly;

·	Our purchasing function is immediately notified of any additional material orders needed; and

·	Our manufacturing operations are able to schedule production so that goods are delivered on a just-in-time basis.

The production and sale of PHE Units have been central to our growth.  PHE Units require a comparatively higher level of technical skill and knowledge of the application markets and this is reflected in the price.  In the recent years, PHE Unit sales have contributed significantly to our revenue growth and high margins.  Less than five years after entering the market, we have emerged as a leading domestic producer of PHE Units, with a market share of approximately 8% in China.

Heat Meters

While heating companies in many western countries have long used meters to measure customer heat usage and invoice customers, Chinese residents and commercial customers are largely billed based on the square footage of their utilized space.  Meters indicate heat in legal heat units and the calibration of meters in many countries is regulated by government agencies and subject to local or national guidelines.  Due to rising energy costs and the increased sensitivity to environmental issues, Chinese government and local utility companies have recently made the use of heat meters compulsory in several cities in China.  As of January 2007, heat meters are required by law in the cities of Tianjin, Xingtai, Chengde, and Handan.

Using our established relationships with provincial governments and utility companies throughout China, we introduced our patented heat meters to the market during the second quarter of 2006.  Sales to date have been insignificant.  However, we plan to work with the various government entities to establish a national heating standard and become an active participant in China's heat meter market in the coming years.

Market Overview

Heat transfer technology was introduced to China in the 1960's from Russia, mainly for applications in the petroleum industry.  Foreign manufacturers began to sell in China on a large commercial scale in the 1980's and have since dominated the Chinese market.  As domestic producers sprang up in the late 1980's and 1990's they began to take an increasingly larger share of the market.  The past decade has seen the rise of many domestic manufacturers along with joint venture operations between local and international firms.  Today the market is split between domestic firms, foreign JVs and direct imports.

Today, heat exchangers are used in heat and power generation, HVAC and refrigeration, chemicals & petrochemicals, steel & metallurgy, aeronautics, textiles, food and beverage processing and various other manufacturing industries.  Heat transfer equipment is also being employed in new energy applications such as wind, solar, biomass and waste disposal.

PHE technology is replacing the less efficient shell-and-tube heat exchange technology which is still being used in older buildings and manufacturing facilities in China. PHEs can be installed in these old buildings and facilities as well as in new ones since they are smaller than the traditional heat exchangers and can fit within existing installations.

PHEs are used in a wide range of industries with the principal demand originating in the petroleum refining, petrochemicals, power generation, metallurgy, food & beverage, and chemical processing industries.

Within the PHE industry, manufacturers are differentiated primarily based upon their reputation and the technology, improved efficiency, and durability of their products.  Given the growing importance of energy conservation and waste reduction, PHEs are likely to play an increasingly important role in many industries.

China Heat Association believes that the domestic market for PHEs was approximately $2.4 billion in 2007 and that it is expected to grow at an annual rate of about 30% until 2010 due to the continuation of industrialization and urbanization trends in China. China Heat Association also believes that the domestic market for PHE Units was approximately $139 million in 2007 and it is expected to grow at an annual rate of 70% until 2010.

According to China's Ministry of Construction data, 2007 domestic demand for PHE Units in China was estimated at $139 million and, combined with the replacement of shell and tube heat exchangers, is expected to increase by approximately 70% annually through 2010.

The global market for heat transfer products and compact PHE Units in 2006 was approximately $12 billion and $2.3 billion, respectively according to Alfa Laval, a leading manufacturer in our industry.  Large international PHE producers include: Alfa Laval, Sondex, GEA, Tranter SWEP, Danfoss, and Hisaka Works.

New environmental policies and regulations are also expected to have a positive impact on the demand for PHE products.

Production

Until recently, we conducted all of our manufacturing activities at our Shenyang plant.  On September 25, 2008 we acquired San De Ke, a PHE manufacturing company located in Pudong district, Shanghai. San De Ke leases a manufacturing facility and business offices.

We generally operate on an 8 hour shift, with the exception of the high season from May to November, during which we may operate the plant for 11-12 hours a day.  Production is driven by orders from clients and is scheduled on a just-in-time delivery basis.  Our Shenyang facility currently has the capacity to produce 10 PHEs, 3 PHE Units, and 50 heat meters per day and our San De Ke facility has the capacity to produce 17 PHEs per day.

Marketing

Since our entry into the market for PHE Units in May 2003, the Taiyu brand name has been promoted in conjunction with quality production and first-rate service by means of our successful track record, industry trade fairs and establishing and maintaining positive relationships with local governments in Beijing, Shenyang, Urumqi, Shandong, Jiangsu and Shanghai.  We attend the bi-annual HVAC trade fair in Shanghai and Chinese environmental protection forums and we visit the local utilities companies, oil refiners, steel and food & beverage companies.  Marketing costs are generally funded through working capital and expensed as incurred.

Suppliers

Plates

Plates   are supplied by Sondex under the terms of our Sondex authorized dealer arrangement.  We generally order stainless steel plates 2-3 months in advance based on production needs and forecasted sales.  Plate purchases generally constitute 40% of our total annual raw material purchases.  While we are an authorized dealer, annual or quarterly purchasing prices are not fixed and fluctuate according to Sondex's most recent pricing list.

Components

Components generally include pumps, valves, pipes, and electronic meters purchased from a variety of international (Siemens, Wilo A.G., Honeywell) and domestic suppliers who have been certified to meet Taiyu's quality specifications.  Components are ordered on an as needed basis.  Plates and components together constituted approximately 98% of raw material purchases in 2007.

Customers

We sell both directly through our sales force and through a network of 29 national distributors located throughout China.  Our customer base consists mainly of large companies with the 10 largest customers accounting for over 60% of our total sales.  The 10 largest customers and respective revenues during 2007 are as follows:

Customer Name	Sales ($000s) 2007	% of Sales 2007
Dalkia (Jiamusi) Heat & Power	$2,790	21.0%
Urumqi Heat Power Co. Ltd	1,256	9.5%
Sinopec Shenli Oil Field	892	6.7%
Shenyang Huanggu Thermo Electric Heating Inc.	848	6.4%
Northern United Electric Co. Ltd., Qingshan	634	4.8%
YSKN (Beijing) Machinery & Elec Dev. Co.	527	4.0%
Shenyang Power Co., Ltd., No.3	452	3.4%
Tianjin Binhai Machinery & Elec Equip Co. Ltd	423	3.2%
Shenyang Longyan Heating Co., Ltd	373	2.8%
Yingkou Development and Construction Co. Ltd	362	2.7%
Sales to Top 10 Customers	$8,557	64.5%
Total Sales	$13,273

Each sale can range from $2,500 to $500,000 and up depending on the client's needs.  Contract implementation generally takes one to six months.  Outstanding receivables are collected upon completion of work with the exception of a 10% warranty hold-back that remains unpaid and outstanding for 12-18 months following delivery and contract completion.  All of our work is performed based on written contracts and there are no oral contracts.  Historically, the Company has not had any uncollected warranty hold-backs.

Intellectual Property

We use the Taiyu brand name on all the PHE Units and heat meters we sell.  We have registered and received approval from the China Trademark Bureau for this trade name.  We believe that the Taiyu brand name is recognized in China's heating industry for quality and efficiency.  We have six registered patents in China for both PHE products and heat meters.  Four of our patents expire in 2014, one expires in 2016 and the last expires in 2017.

These patents are integral to our ability to create and design PHEs and PHE Units.  To the extent third parties utilize such patents in their work, we do not receive royalties or licensing fees from any such third parties.

Research and Development

To maintain our competitive edge in the marketplace and keep pace with new technologies, constant research and development work is required to find improved efficiencies in design, cost, and energy capture.  While the core technology for plate production remains with Sondex, our competitive advantage in the market stems from our engineering and system design capabilities.

Research and development costs are funded through working capital and expensed as incurred.  Research and development costs for 2006 and 2007 were $168,700 and $343,800, respectively. We plan to spend approximately $110,000 in 2008 on identifying new industry applications for PHEs, improving the accuracy of heat meters, designing heat meters for industrial usage, developing multifunctional PHE units and modifying PHE designs to meet the current market demand.

While we have no formal written alliances with the universities, we work with several professors who are heat transfer experts on an individual consulting basis.

Governmental and Environmental Regulation

While our PHE & PHE Units business and products are not subject to any material regulation by the Chinese government or other national agency, we have obtained National Safety Certification for our PHE products and we are an ISO 9000 certified manufacturer.  The National Safety Certification is not required for either production or sale of PHE products.  However, obtaining this certification confirms our commitment to safety and quality.  For companies in industries utilizing high temperatures or pressure in their production processes, the certification is of critical importance in choosing a PHE provider.  Of over 500 companies selling PHEs in China, we believe that only 30 companies have obtained this certification.

Our heat meters require a license for production and sale.  We obtained this license on August 12, 2005.  The license is valid for 3 years through August 11, 2008.  We have applied for a renewal of this license.  We currently anticipate that we will have a renewed license in place by the end of 2008.  The Safety Bureau conducts site visits and inspections of documents on a periodic basis to verify adherence to the standards.

Legislation has been passed in four cities requiring the installation of heat meters. While there is no national or other legislation requiring heat meters in the rest of China, expected legislation in the coming year mandating such would likely impact National certification standards.  We plan to work with both the National and local governments in establishing those standards.

Our business and company registrations are in compliance with the laws and regulations of the municipal governments of Shenyang and China.

We are subject to China's National Environmental Protection Law as well as local laws regarding pollutant discharge, air, water, and noise pollution, with which we comply. The cost of compliance with these regulations are not material.

Competition

The Company competes only in the domestic Chinese market.  We believe our competitive advantages lie in our superior engineering and design skills, our affiliation with Sondex, the longevity and efficiency of the Sondex plates we use, our just-in-time delivery and the reliable after sale service we provide through our local service centers.

PHEs

Alfa Laval has the largest market share in mainland China.  An assortment of other foreign producers hold an aggregate market share of 20%, and the rest of the market is divided among multiple domestic producers.  While we believe the quality or our PHEs is considered on par with Alfa Laval's, our prices are approximately 15% lower.  In comparison with the other domestic producers, our prices are approximately 15% higher.

PHE Units

According to data from the China Heating Association, we were the leading producer and seller of PHE Units in China in 2007, representing 8% of the market, followed by Danfoss, and Accessen (a Sino-US JV established by Denmark's Accessen and utilizing Alfa Laval plates as well as their own plates in their PHE Units).  Danfoss competes directly with us for the local heat and power companies' contracts in larger cities, while Accessen targets the petrochemical, metallurgy and HVAC sectors.

As the majority of projects are awarded on a bid basis, prices among leading competitors are difficult to assess.  For certain projects, we do not bid, but negotiate directly with the customers.  We have done prior projects with some of the customers we negotiate with, including our largest customer in 2007, Dalkia, a JV between Dalkia and the local government in Heilongjiang province.  Dalkia is the leading provider of energy services in Europe, active in multiple energy projects in China and is a subsidiary of Veolia EDF.

Heat Meters

The market for heat meters is extremely fragmented with multiple overseas and domestic producers and no established leaders.  Currently, the industry lacks National product standards which will be needed if legislation requiring heat meters for all residential and commercial spaces is passed during 2008-2010.  Two of our goals for the near future are to become an integral player in the establishment of national heat meter standards and a leading supplier of heat meters in China.

Seasonality

We typically experience stronger third and fourth calendar quarters and weaker first and second calendar quarters due to the seasonal related fluctuations in sales volumes.  Customer demand for heat exchange products is also influenced by weather.

Employees

As of December 5, 2008, we had 180 full-time employees.

We maintain strong ties with our employees and staff and retention is stable.  Our employee contracts adhere to both State and Provincial employment and all social security regulations.  All compensation including social insurance is paid in a timely manner to authorities and employees.  There have been no disputes and there are no collective bargaining agreements.

Our sales personnel are eligible to receive annual bonuses based on pre-established sales targets.  Production employees are also eligible for annual bonuses based on product quality ratios, customer complaint ratios, new product invention, and product inventory.

Our Corporate History

We were incorporated in the State of Nevada on August 4, 2006 under the name Pacific Goldrim Resources, Inc. as an exploration stage corporation that intended to engage in the exploration of silver, lead and zinc. On April 14, 2008, we changed our name to SmartHeat Inc. and acquired all of the equity interests in Taiyu.

Prior to our acquisition of Taiyu, we were in the development stage and had minimal business operations. We had no interest in any property, but had the right to conduct exploration activities on thirteen (13) mineral title cells covering 270.27 hectares (667.85 acres) in the Slocan Mining Division of southeastern British Columbia, Canada. In connection with the acquisition of Taiyu, we transferred our pre-acquisition assets and liabilities (other than our liability for the fees of our prior auditor of up to $10,000) to a wholly owned subsidiary and sold all of the outstanding capital stock of that subsidiary to our former director and officer in exchange for 2,500,000 shares of our common stock.

Taiyu was formed in July 2002 under the laws of China and is headquartered in Shenyang City, Liaoning Province, China. Our acquisition of Taiyu was accomplished pursuant to a share exchange with the former shareholders of Taiyu. Under the terms of the share exchange, the former shareholders of Taiyu received an aggregate of 18,500,000 shares of the Company's common stock in exchange for all of their equitable and legal rights, title and interests in and to Taiyu's share capital.

On September 25, 2008, we acquired all of the outstanding capital stock of San De Ke. San De Ke has an annual production capacity of approximately 4,000 PHEs. In 2007, San De Ke's unaudited revenue was approximately US$2.59 million. San De Ke was founded in October 2004 to capitalize and expand on the increasing need for energy saving and environmentally friendly products within China. Its client base spans a wide range of industries including manufacturing, consumer, chemical, and energy.

Our Corporate Information

Our principal executive offices are located at A-1, 10, Street 7, Shenyang Economic and Technological Development Zone, Shenyang, China 110027. Our telephone number is 86 (24) 2519-7699. Our website is http://www.smartheatinc.com. The information contained on our website is not a part of this prospectus.

OUR PROPERTY

Our headquarters and manufacturing facilities are located in Shenyang's Economic and Technological Development Zone, Shenyang City, Liaoning Province, PRC.  We own two buildings which include our office headquarters and primary manufacturing facilities.  We have been granted the right to use the land in Shenyang by the Municipal administration of state-owned land through June 2055.

In addition to the two buildings in Shenyang, we own four vehicles, two dual beam cranes and other special equipment.

San De Ke is located in Shanghai, Pudong District, PRC. San De Ke leases a 1,500 square meter manufacturing facility and 200 square meters of office space.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business.  However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may have an adverse affect on our business, financial conditions, or operating results.  We are currently not aware of any such legal proceedings or claims that will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

MANAGEMENT

Executive Officers and Directors

As of December 5, 2008, the directors and executive officers of SmartHeat were:

Name	Age	Position
Jun Wang	41	Chairman of the Board of Directors, President & Chief Executive Officer
Zhijuan Guo	44	Chief Financial Officer and Treasurer
Huajun Ai	38	Corporate Secretary
Frederic Rittereiser	72	Director
Arnold Staloff	64	Director
Weiguo Wang	44	Director
Wenbin Lin	64	Director

Our directors hold office for one-year terms and until their successors have been elected and qualified.  Our officers are elected annually by the board of directors and serve at the discretion of the board. Messrs. Rittereiser, Staloff, Wang and Lin were appointed as directors on June 19, 2008.

Biographies

Jun Wang, Chairman of the Board of Directors, President & CEO

Mr. Wang is one of the original founders of Taiyu in 2002.  Prior to that, from 2000 to 2002, he was the Vice General Manager of Beijing HotNet Company.  From 1996 to 1999, he was a sales manager for Honeywell International Inc.  From 1994 to 1996, he was a sales manager for Alfa Laval.  Mr. Wang obtained his Master's degree in Engineering from Tsinghua University in 1989.

Zhijuan Guo, CFO & Treasurer

Ms. Guo was appointed Chief Financial Officer of Taiyu in 2002.  Prior to that time, from December 2000 to June 2002, she served as the Production Planning Director of Shenyang Thermoelectric Co. Ltd.  From March 1999 to November 2000, she served as Auditing Director of Shenyang Dongyu Group Corp.  From July 1993 to February 1999, Ms. Guo served as Finance Manager of Shenyang Dongyu Real Estate Development Company.  Ms. Guo obtained her MBA degree from Shenyang NorthEastern University in 2001.

Huajun Ai, Corporate Secretary

Ms. Ai joined Taiyu in 2002 as Corporate Secretary.  Prior to that time, from December 2000 to October 2002, she served as an accountant at Shenyang Dongyu International Trade Co., Ltd.  From July 1994 to November 2000, Ms. Ai served as an accountant at Northeast Jincheng Industrial Corp.  Ms. Ai obtained her Bachelor's degree in Foreign Trade Accounting from Shenyang North Eastern University in 1994.

Frederic Rittereiser, Director

Mr. Rittereiser has served on the Board of Directors of AgFeed Industries, Inc. since 2007. From October 1996 until retiring in 2002, Mr. Rittereiser served as Chairman of the Board and Chief Executive Officer of Ashton Technology Group, Inc., a company that develops and commercializes online transaction systems for the financial industry. Mr. Rittereiser has been appointed to each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of SmartHeat.

Arnold Staloff, Director

Mr. Staloff has served on the Boards of Directors of Exchange Lab Inc. since 2001, AgFeed Industries, Inc. since 2007 and Shiner International Inc. since 2007. From December 2005 to May 2007, Mr. Staloff served as Chairman of the Board of SFB Market Systems, Inc., a New Jersey-based company that provides technology solutions for the management and generation of options series data. From March 2003 to December 2005, Mr. Staloff was an independent consultant. From June 1990 to March 2003, Mr. Staloff served as President and Chief Executive Officer of Bloom Staloff Corporation, an equity and options market-making firm and foreign currency options floor broker. Additionally, Mr. Staloff served on the Board of Directors of Lehman Brothers Derivative Products Inc. from 1998 until 2008 and Lehman Brothers Financial Products Inc. from 1994 until 2008. Mr. Staloff holds a Bachelor of Business Administration from the University of Miami. Mr. Staloff has been appointed to each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of SmartHeat.

Weiguo Wang, Director

Dr. Wang serves as Assistant Secretary General of the China Standardization Committee on Boilers and Pressure Vessels, a position he has held since March 2005. Additionally, Dr. Wang has served as a Director of the China Special Equipment Inspection and Research Agency since January 2007 and Deputy General Manager of Boilers Standard (Beijing) Technology Services Center Co., Ltd. since March 2004. From July 2001 to December 2003, Dr. Wang was a teacher at Tianjin University, China. Mr. Wang holds a Bachelor’s degree in Mechanics, a Master’s degree in Fluid Mechanics and a PhD in Fluid Mechanics, all from Beijing University. Dr. Wang has been appointed to each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of SmartHeat.

Wenbin Lin, Director

Mr. Lin is one of the original founders of Taiyu in 2002. From December 2003 to October 2004, Mr. Lin served as Deputy Chairman and General Manager of Shenyang Huanggu Thermoelectricity Heating Inc. From November 2002 to December 2003, Mr. Lin served as Chairman and General Manager of Shenyang Heat Power Co. Ltd. From September 1999 to May 2002, Mr. Lin served as Chairman of Shenyang Thermoelectric Corp. From January 1991 to August 1999, Mr. Lin held a variety of positions within the government of Shenyang City in the PRC, including Director of the Economic Development & Reform Commission from February 1998 to August 1999, Director of Shenyang City’s Economics & Trade Commission from May 1995 to January 1998 and Deputy Director for the Economic Planning Commission from January 1991 to April 1995. Mr. Lin holds a Bachelor’s degree in Press Machinery from China's Anshan Steel Technical College. Mr. Lin has been appointed to each of the Compensation Committee and Nominating and Corporate Governance Committee of SmartHeat.

Family relationships

None.

Involvement in certain legal proceedings

No bankruptcy petition has been filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.  No director has been convicted in a criminal proceeding and is not subject to a pending criminal proceeding (excluding traffic violations and other minor offenses).

No director has been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities.

No director has been found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, that has not been reversed, suspended, or vacated.

The Board of Directors and Committees

Subject to certain exceptions, under the listing standards of NASDAQ, a listed company’s board of directors must consist of a majority of independent directors. Currently, our board of directors has determined that each of Messrs. Rittereiser and Staloff and Dr. Wang is an “independent” director as defined by the listing standards of NASDAQ currently in effect and approved by the SEC and all applicable rules and regulations of the SEC. We have established the following standing committees of the board: Audit, Compensation and Corporate Governance and Nominating. All members of the Audit Committee and a majority of the members of the Compensation and Nominating and Corporate Governance Committees satisfy the “independence” standards applicable to members of each such committee. The board of directors made this affirmative determination regarding these directors’ independence based on discussion with the directors and on its review of the directors’ responses to a standard questionnaire regarding employment and compensation history; affiliations, family and other relationships; and transactions with the Company. The board of directors considered relationships and transactions between each director or any member of his immediate family and the Company and its subsidiaries and affiliates. The purpose of the board of director’s review with respect to each director was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent under the NASDAQ rules. Mr. Lin is not deemed an independent director within the meaning of applicable NASDAQ and SEC rules; however, the Board of Directors has determined that, in light of the relative newness of SmartHeat as a public company and the unique circumstances relating to conducting our operations in China, it is advisable and in the best interests of SmartHeat and its shareholders that Mr. Lin be appointed to each of the Compensation Committee and Nominating and Corporate Governance Committee of SmartHeat.

Audit Committee

We established our Audit Committee in June 2008. The Audit Committee consists of Messrs. Rittereiser and Staloff and Dr. Wang, each of whom is an independent director. Mr. Staloff, Chairman of the Audit Committee, is an “audit committee financial expert” as defined under Item 407(d) of Regulation S-K. The purpose of the Audit Committee is to represent and assist our board of directors in its general oversight of our accounting and financial reporting processes, audits of the financial statements and internal control and audit functions. The Audit Committee’s responsibilities include:

•
The appointment, replacement, compensation, and oversight of work of the independent auditor, including resolution of disagreements between management and the independent auditor regarding financial reporting, for the purpose of preparing or issuing an audit report or performing other audit, review or attest services.

•
Reviewing and discussing with management and the independent auditor various topics and events that may have significant financial impact on our company or that are the subject of discussions between management and the independent auditors.

The board of directors has adopted a written charter for the Audit Committee. A copy of the Audit Committee Charter is posted on our website at www.smartheatinc. com ..

Compensation Committee

We established our Compensation Committee in June 2008. The Compensation Committee consists of Messrs. Rittereiser and Staloff and Dr. Wang, each of whom is an independent director, and Mr. Lin. Dr. Wang is the Chairman of the Compensation Committee. The Compensation Committee is responsible for the design, review, recommendation and approval of compensation arrangements for our directors, executive officers and key employees, and for the administration of our equity incentive plans, including the approval of grants under such plans to our employees, consultants and directors. The Compensation Committee also reviews and determines compensation of our executive officers, including our Chief Executive Officer. The board of directors has adopted a written charter for the Compensation Committee. A current copy of the Compensation Committee Charter is posted on our website at www.smartheatinc.com ..

Nominating and Corporate Governance Committee

We established our Nominating and Corporate Governance Committee in June 2008. The Nominating and Corporate Governance Committee consists Messrs. Rittereiser and Staloff and Dr. Wang, each of whom is an independent director, and Mr. Lin. Mr. Rittereiser is the Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee assists in the selection of director nominees, approves director nominations to be presented for shareholder approval at our annual general meeting and fills any vacancies on our board of directors, considers any nominations of director candidates validly made by shareholders, and reviews and considers developments in corporate governance practices. The board of directors has adopted a written charter for the Nominating and Corporate Governance Committee. A current copy of the Nominating and Corporate Governance Committee Charter is posted on our website at www.smartheatinc.com.

Code of Conduct

Our board of directors has adopted a Code of Conduct, which applies to all directors, officers and employees. The purpose of the Code is to promote honest and ethical conduct. The Code is posted on our website located at www.smartheatinc.com, and is available in print, without charge, upon written request to SmartHeat at A-1, 10, Street 7, Shenyang Economic and Technological Development Zone, Shenyang, China 110027. We intend to post promptly any amendments to or waivers of the Code on our website.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Beijing YSKN Machinery & Electronic Equipment Co., Ltd ("YSKN") holds 6,808,000 shares, approximately 30.19%, of our common stock. YSKN was one of our sales agents in 2006 and 2007 and one of our suppliers in 2006.  Sales through YSKN amounted to $226,105 and $174,901 in 2006 and 2007, respectively.  During 2006 we purchased raw material from YSKN in the amount of $215,031. Our sales agency relationship with YSKN ceased on April 14, 2008. As of December 5, 2008, we do not owe any amounts to YSKN.  YSKN is owned by Messrs. Jun Wang, our Chairman of the Board, President and CEO, and Fang Li, each holding 50% of the equitable and legal rights, title and interests in and to the share capital of YSKN.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation for the years ended December 31, 2007 and 2006 of the principal executive officer, principal financial officer, in addition to our three most highly compensated officers whose annual compensation exceeded $100,000, and up to two additional individuals for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer of the registrant at the end of the last fiscal year.

Name and Principal Position	Year	Salary ($) (1)	Other Annual Compensation ($)	Total ($) (1)
Jun Wang	2007	18,000	—	18,000
President and Chief Executive Officer	2006	18,000	—	18,000

Zhijuan Guo	2007	10,684	—	10,684
Treasurer and Chief Financial Officer	2006	10,684	—	10,684

(1)   based on an exchange rate of RMB7.3 = US$1.00

Narrative Disclosure to Summary Compensation Table.

Employment Agreements

On January 1, 2008, Taiyu entered into a three year employment agreement with Mr. Jun Wang, which agreement may be renewed at the end of the initial term upon mutual agreement between Mr. Jun Wang and Taiyu.  Either party shall give written notice to the other party of its intention not to renew the agreement at least 30 days prior to the end of the initial term.  Pursuant to the terms of the employment agreement, Mr. Jun Wang shall receive a salary in an amount that is not less than the lowest minimum wage per month paid in Shenyang and shall be based on the uniform wage and incentive system in Shenyang. In addition, Mr. Jun Wang shall be entitled to overtime pay in accordance with the applicable law.

On January 1, 2008, Taiyu entered into a three year employment agreement with Ms. Zhijuan Guo, at terms identical to the terms of the employment agreement with Mr. Jun Wang.

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2007, there were no outstanding equity awards held by executive officers of our company.

Stock Incentive Plans

We had no stock incentive plan during 2006 or 2007.

Director Compensation

On June 19, 2008, Messrs. Rittereiser, Staloff and Dr. Wang joined the board of directors as independent directors, satisfying the definition of “independence” as defined in Rule 4200 of the NASDAQ Rules.  Additionally, Mr. Lin joined the board of directors on June 19, 2008. Mr. Lin is not an "independent" director. We agreed to pay the following annual compensation to our independent directors. Mr. Staloff is entitled to receive $50,000 in cash per year, paid in equal quarterly installments. This fee includes $10,000 for serving as Chairman of the audit committee.  Mr. Rittereiser is entitled to receive $40,000 in cash per year, paid in equal quarterly installments. Mr. Wang is entitled to receive $12,000 in cash per year, paid in equal quarterly installments. In addition, on July 17, 2008, each of Messrs. Staloff and Rittereiser were awarded options to purchase 10,000 shares of our common stock, expiring on July 17, 2013, at an exercise price of $4.60 per share, with a three year vesting schedule.

Section 16 Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our officers and directors and persons who own more than ten percent (10%) of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Such officers, directors and ten percent (10%) shareholders are also required by applicable SEC rules to furnish to us copies of all forms filed with the SEC pursuant to Section 16(a) of the Exchange Act. Based solely on our review of copies of forms filed pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, and written representations from certain reporting persons, we believe that during fiscal 2008 all reporting persons timely complied with all filing requirements applicable to them.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information as of December 5, 2008 regarding the number of shares of common stock beneficially owned by (i) each person or entity known to us to own more than 5% of our common stock; (ii) our named executive officers; (iii) our directors; and (iv) all of our executive officers and directors as a group.

Unless otherwise indicated, each of the shareholders named in the table below has sole voting and investment power with respect to such shares of common stock.  Except as otherwise indicated, the address of each of the shareholders listed below is: c/o Shenyang Taiyu Electronic & Machinery Co., Ltd., A-1, 10, Street 7, Shenyang Economic and Technological Development Zone, Shenyang, China 110027.

Except as otherwise noted, the individual or his or her family members had sole voting and investment power with respect to such shares. The percentages of beneficial ownership set forth below are based on 24,179,900 shares of our common stock issued and outstanding as of December 5, 2008.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)		Percentage Beneficially Owned
5% Shareholders:
Beijing YSKN Machinery & Electronic Equipment Co., Ltd (2) Rm 1106, Huapu International Plaza No.19, Chaowai Street, Chaoyang District Beijing, China	6,808,000		28.16%
Yang In Cheol (3) #630-5, Namchon-Dong Namdong-Yu Incheon, South Korea 302-405	3,848,000		15.9%
ShenYang ZhiCe Investment Co., Ltd (4) No. 1 Yuebin Street Shenhe District Shenyang, China 110027	2,960,000		12.42%
Directors and Named Executive Officers
Jun Wang, Chairman of the Board, President and CEO (2)	3,404,000		14.08%
Zhijuan Guo, CFO	0		—
Frederic Rittereiser, Director	0		—
Arnold Staloff, Director	11,500		*
Weiguo Wang, Director	0		—
Wenbin Lin, Director	473,600	(5)	1.96%
All Directors and named Executive Officers as a group (6 persons)	3,889,100		16.08%

*	Less than 1% of shares outstanding.

(1)
The shares of our common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote, or direct the voting of, such security, or investment power, which includes the power to dispose of, or to direct the disposition of, such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated in these footnotes, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock.

(2)
The information for YSKN and Mr. Jun Wang is derived from Amendment No. 1 to Schedule 13D, dated June 30, 2008, which was filed with the SEC to report the shares beneficially owned by such persons as of May 7, 2008. The Schedule 13D states that YSKN has sole power to vote and dispose of 6,808,000 shares owned by YSKN and that Messrs. Wang and Li each hold 50% of the equitable and legal rights, title and interests in and to the share capital of YSKN and, as a result of such ownership each of Messrs. Wang and Li has shared power to vote and dispose of the shares owned directly by YSKN.

(3)
The information for Yang In Cheol is derived from a Schedule 13G, dated April 25, 2008, which was filed with the SEC to report the shares beneficially owned by him as of April 14, 2008. The Schedule 13G states that Yang In Cheol has sole power to vote and dispose of 3,848,000 shares owned by him.

(4)
The information for ShenYang ZhiCe Investment Co., Ltd is derived from a Schedule 13G, dated April 25, 2008, which was filed with the SEC to report the shares beneficially owned by it as of April 14, 2008. The Schedule 13G states that ShenYang ZhiCe Investment Co., Ltd has sole power to vote and dispose of 2,960,000 shares owned by it.  ShenYang ZhiCe Investment Co. is owned by Ms. Huiqin Wang, Ms. Dongmei Li and Mr. Zhaohui Lin, with each of them having a voice in the voting and disposition of the shares held by ShenYang ZhiCe Investment Co.  Ms. Li and Mr. Lin are adult children of Wenbin Lin, a director of SmartHeat.  Neither Mr. Wenbin Lin nor SmartHeat have any interest in, or other relationship with, ShenYang ZhiCe Investment Co.

(5)
Includes 473,600 shares beneficially owned by Mr. Lin's spouse through her ownership of 16% equity interest in ShenYang ZhiCe Investment Co., Ltd., which holds an aggregate of 2,960,000 shares of common stock of SmartHeat. Mr. Lin disclaims beneficial ownership of these shares.

SELLING SHAREHOLDERS

The shares of common stock included in this prospectus (including shares issuable pursuant to the terms of outstanding warrants) were issued in a private placement transaction pursuant to which we sold an aggregate of 1,630,000 shares of our common stock and warrants to purchase 244,500 additional shares of our common stock at a purchase price of $3.50 per unit (each unit consisting of one share of common stock, and a warrant to purchase 15% of one share of common stock at an exercise price of $6.00 per share). In addition, this prospectus includes 148,500 shares of our common stock which are issuable pursuant to the terms of outstanding warrants we issued to the placement agents in the private placement transaction. The warrants are immediately exercisable, expire on the third anniversary of their issuance and entitle their holders, in the aggregate, to purchase up to 393,000 shares of our common stock at an initial exercise price of $6.00 per share. The original issuance of the shares of common stock and warrants was exempt from the registration requirements of the Securities Act of 1933, as amended.  The private placement was completed in two closings on July 8, 2008 and August 22, 2008.

The selling shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

The table below lists the selling shareholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling shareholders. The second column lists the number and percentage of shares of common stock beneficially owned by each selling shareholder, based on its ownership of shares and warrants, as of December 5, 2008, assuming exercise of all of the warrants held by the selling shareholders on that date, without regard to any limitations on exercise. The third column lists the shares of common stock being offered by this prospectus by the selling shareholders. Each selling shareholder’s percentage of ownership in the following table is based on 24,179,900 shares of common stock outstanding as of December 5, 2008.

	Beneficial Ownership Before Offering		Shares of Common Stock Included	Beneficial Ownership After the Offering
Shareholder	Number	Percentage *	in Prospectus	Number	Percentage *
Allied Diesel Service Inc. Employee Profit Sharing Plan #2 (i)	11,500		11,500	0
Barson, Kalman A. Roth IRA	11,500		11,500	0
Berkowitz, Daniel IRA, Pershing LLC as Custodian	11,500		11,500	0
Berlinger, Michael A.	11,500		11,500	0
Chasanoff, Teddy	11,500		11,500	0
Choudhary, Chirag (ii)	2,550		2,550	0
Clarke, Kevin IRA, Pershing LLC as Custodian	11,500		11,500	0
Clemente, Ann V.	11,500		11,500	0
Domaco Venture Capital Fund Partnership (iii)	11,500		11,500	0
Elias Sayour Foundation Inc. (iv)	11,500		11,500	0
Engelbert, Marc	11,500		11,500	0
Eximius bvba (v)	11,500		11,500	0
Falda, Evie and David	11,500		11,500	0
Funcorp Associates Ltd. (vi)	23,000		23,000	0
G & S I Fund LP (vii)	69,000		69,000	0
Geri Investments N.V. (viii)	34,500		34,500	0
Gibralt Capital Corporation (ix)	81,650		81,650	0
Gross, John	11,500		11,500	0
Grossman, Andrew Profit Sharing Plan, Pershing LLC as Custodian	11,500		11,500	0
Harmon Corporation A.V.V. (x)	11,500		11,500	0
Hight, Norton and Joan	11,500		11,500	0
Hight, Randall W.	11,500		11,500	0
Hou, Yuzhen	69,000		69,000	0
Jaigobind, Ramnarain (xi)	12,031		12,031	0
Kelly, Maura	11,500		11,500	0
Knox, Thomas	57,500		57,500	0
La legetaz Private Foundation (xii)	34,500		34,500	0
Lazar, Ronald M. IRA, Pershing LLC as Custodian (xiii)	11,500		11,500	0
Lord, Eric (xiv)	2,278		2,278	0
Luvera, Florence E.	11,500		11,500	0
Mangan, Kevin (xv)	216		216	0
Model, Wolfe F.	11,500		11,500	0
Monte, Barney (xvi)	4,000		4,000	0
Palmero, Nancy and Herman	11,500		11,500	0
Pirasteh, Ross	11,500		11,500	0
Polak, Anthony G. (xvii)	11,500		11,500	0
Polak, Anthony G. IRA, Pershing LLC as Custodian (xvii)	11,500		11,500	0
Polak, Jack IRA, Pershing LLC as Custodian (xviii)	11,500		11,500	0
Quinn, David L. and Tracy	11,500		11,500	0
RL Capital Partners, LP (xix)	34,500		34,500	0
Roman, Steve	11,500		11,500	0
Rothschild, Jonathan	11,500		11,500	0
Shapiro, Sandra G. and Robert S.	11,500		11,500	0
Shearer, C. Robert	17,250		17,250	0
Stadtmauer, Gary	11,500		11,500	0
Stadtmauer, Murray and Clare	11,500		11,500	0
Stadtmauer, Rhea D. and Maiman, Janice	11,500		11,500	0
Staloff, Arnold	11,500		11,500	0
Strong Growth Capital Ltd (xx)	977,500	3.9%	977,500	0
Sun Fun Investing Inc. (xxi)	11,500		11,500	0
Swerdloff, David IRA, Pershing LLC as Custodian	11,500		11,500	0
The USX China Fund (xxii)	23,000		23,000	0
Tornay, Suellyn P.	11,500		11,500	0
White Sand Investor Group, L.P. (xxiii)	16,100		16,100	0
William H. Peterson Living Trust (xxiv)	11,500		11,500	0
Four Tong Investments Ltd (xxv)	91,000		91,000	0
Maxim Group LLC (xxvi)	10,000		10,000	0
Rodman & Renshaw LLC (xxvii)	25,425		25,425	0
Seaboard Securities Inc. (xxviii)	1,000		1,000	0

* Less than 1%, unless otherwise specified

(i)
Ralph A. Darienzo, Sr. and Ralph A. Darienzo, Jr., trustees of the Allied Diesel Service Inc. Employee Profit Sharing Plan #2, and Ronald Lazar, investment advisor to the Plan, have voting and dispositive control over the shares held by the Allied Diesel Service Inc. Employee Profit Sharing Plan #2. Ronald Lazar is a registered representative of Maxim Group, LLC, a registered broker-dealer and FINRA member firm.

(ii)	Chirag Choudhary is a registered representative of Rodman & Renshaw LLC, a registered broker-dealer and FINRA member firm. Mr. Choudhary acquired his shares from Rodman & Renshaw LLC.

(iii)
Jack Polak, father of Anthony Polak (a registered representative of Maxim Group, LLC, a registered broker-dealer and FINRA member firm) and general partner of Domaco Company, parent of the Domaco Venture Capital Fund, has voting and dispositive control over the shares held by Domaco Venture Capital Fund.

(iv)	Paul Sayour and Mary Jane Josen, trustees of the Elias Sayour Foundation, Inc., have shared voting and dispositive control over the shares held by the Elias Sayour Foundation, Inc.

(v)	Jos Moons, manager and owner of Emimius bvba, has sole voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Eximius bvba.

(vi)
Herman J. Behr (Managing Director), Gisele M. Sjak Shie (Managing Director), Raoul A. Behr (Managing Director), Randolph K. Arends (Attorney-in-fact A), Reginald D. Schotborgh (Attorney-in-fact A), Godefridus H.J. Konings (Attorney-in-fact B), Gustaaf J. Barhorst (Attorney-in-fact B), and Remir F. Sinlae (Attorney-in-fact B) have joint voting and investment power with respect to these shares of common stock under the following two restrictions: Any Managing Director or any Attorney-in-fact A can act jointly with any other Managing Director, Attorney-in-fact A or Attorney-in-fact B. Any Attorney-in-fact B must act jointly with any Managing Director or any Attorney-in-fact A, but may not act jointly with any other Attorney-in-fact B.

(vii)
Charles E. Shearer and Michael Gray are members of Gray & Shearer Capital Management LLC, the general partner of G&S I Fund LP, and have shared voting and dispositive power with respect to the shares of our common stock that are beneficially owned by G&S I Fund LP.

(viii)	Marimus J. Dekver, director of Geri Investments N.V., has voting and dispositive control over the shares held by Geri Investments N.V.

(ix)	Sam Belzberg has voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Gibralt Capital Corporation.

(x)
Herman J. Behr (Managing Director), Gisele M. Sjak Shie (Managing Director), Raoul A. Behr (Managing Director), Randolph K. Arends (Attorney-in-fact A), Reginald D. Schotborgh (Attorney-in-fact A), Godefridus H.J. Konings (Attorney-in-fact B), Gustaaf J. Barhorst (Attorney-in-fact B), and Remir F. Sinlae (Attorney-in-fact B) have joint voting and investment power with respect to these shares of common stock under the following two restrictions: Any Managing Director or any Attorney-in-fact A can act jointly with any other Managing Director, Attorney-in-fact A or Attorney-in-fact B. Any Attorney-in-fact B must act jointly with any Managing Director or any Attorney-in-fact A, but may not act jointly with any other Attorney-in-fact B.

(xi)	Ramnarain Jaigobind is a registered representative of Rodman & Renshaw LLC, a registered broker-dealer and FINRA member firm. Mr. Jaigobind acquired his shares from Rodman & Renshaw LLC.

(xii)
Herman J. Behr (Managing Director), Gisele M. Sjak Shie (Managing Director), Raoul A. Behr (Managing Director), Randolph K. Arends (Attorney-in-fact A), Reginald D. Schotborgh (Attorney-in-fact A), Godefridus H.J. Konings (Attorney-in-fact B), Gustaaf J. Barhorst (Attorney-in-fact B), and Remir F. Sinlae (Attorney-in-fact B) have joint voting and investment power with respect to these shares of common stock under the following two restrictions: Any Managing Director or any Attorney-in-fact A can act jointly with any other Managing Director, Attorney-in-fact A or Attorney-in-fact B. Any Attorney-in-fact B must act jointly with any Managing Director or any Attorney-in-fact A, but may not act jointly with any other Attorney-in-fact B.

(xiii)	Ronald Lazar is a registered representative of Maxim Group, LLC, a registered broker-dealer and FINRA member firm. Mr. Lazar purchased his shares in the ordinary course of business.

(xiv)	Eric Lord is a registered representative of Rodman & Renshaw LLC, a registered broker-dealer and FINRA member firm. Mr. Lord acquired his shares from Rodman & Renshaw LLC.

(xv)	Kevin Mangan is a registered representative of Rodman & Renshaw LLC, a registered broker-dealer and FINRA member firm. Mr. Mangan acquired his shares from Rodman & Renshaw LLC.

(xvi)	Barney Monte is a registered representative of Rodman & Renshaw LLC, a registered broker-dealer and FINRA member firm. Mr. Monte acquired his shares from Rodman & Renshaw LLC.

(xvii)	Anthony G. Polak is a registered representative of Maxim Group, LLC, a registered broker-dealer and FINRA member firm. Mr. Polak purchased his shares in the ordinary course of business.

(xviii)	Jack Polak is father of Anthony Polak, a registered representative of Maxim Group, LLC, a registered broker-dealer and FINRA member firm.

(xix)
Ronald M. Lazar and Anthony G. Polak are managing members of RL Capital Management LLC, the general partner of RL Capital Partners, LP, and have voting and dispositive control over the shares held by RL Capital Partners, LP. Messrs. Lazar and Polak are registered representatives of the Maxim Group, LLC, a registered broker-dealer and FINRA member firm.

(xx)	Lee Ming has sole voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Strong Growth Capital Ltd.

(xxi)
Wim C. Odems, managing director of Trufima International Corporation Ltd., owner of Sun Fun Investing Inc., has voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Sun Fun Investing Inc.

(xxii)
Stephen L. Parr, Managing Member of Parr Financial Group, LLC, investment adviser to the USX China Fund, has voting and dispositive power with respect to the shares of our common stock that are beneficially owned by the USX China Fund

(xxiii)	Elliott Donnelley II has sole voting and dispositive power with respect to the shares of our common stock that are beneficially owned by White Sand Investor Group, LP.

(xxiv)
William H. Peterson, trustee of the William H. Peterson Living Trust, has voting and dispositive control over the shares of our common stock that are beneficially owned by William H. Peterson Living Trust.

(xxv)
Wei Li has sole voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Four Tong Investments LLC.  Four Tong Investments LLC is a broker-dealer that received its warrants as compensation for placement agent services.

(xxvi)
Michael Rabinowitz  has sole voting and dispositive power with respect to the shares of common stock that are beneficially owned by Maxim Group, LLC. Maxim Group, LLC is a broker-dealer that received its warrants as compensation for placement agent services from Rodman & Renshaw LLC.

(xxvii)
Thomas G. Pinou has sole voting and dispositive power with respect to the shares of common stock that are beneficially owned by Rodman & Renshaw LLC. Rodman & Renshaw is a broker-dealer that received its warrants as compensation for placement agent services.

(xxviii)
Anthony DiGiovanni Sr. has voting and dispositive power with respect to the shares of common stock that are beneficially owned by Seaboard Securities Inc. Seaboard Securities Inc. is a broker-dealer that received its warrants as compensation for placement agent services.

PLAN OF DISTRIBUTION

The selling shareholders identified in this prospectus may offer and sell up to an aggregate of 2,023,000 shares of our common stock which we have issued to them, or which we may issue to them upon the exercise of certain warrants issued to them. The selling shareholders may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices.

All of the shares and warrants described above were previously issued in a private placement transaction completed prior to the filing of the registration statement of which this prospectus is a part.

The selling shareholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144;

•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling shareholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling shareholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling shareholders may pledge or grant a security interest in some or all of the warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling shareholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling shareholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement of which this prospectus is a part.

The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We have agreed to pay all expenses of the registration of the shares of common stock including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling shareholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling shareholders against liabilities, including some liabilities under the Securities Act, in accordance with our agreement to register the shares, or the selling shareholders will be entitled to contribution. We may be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholder specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.

Once sold under the registration statement of which this prospectus is a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

DESCRIPTION OF SECURITIES

The following description of our securities and provisions of our articles of incorporation and bylaws is only a summary.  We refer to the copies of our articles of incorporation and bylaws, copies of which have been incorporated by reference as exhibits to this Current Report on Form 8-K we filed with the SEC on April 18, 2008.  The following discussion is qualified in its entirety by reference to such exhibits.

Authorized Capital Stock

The total number of stock authorized that may be issued by us is 75,000,000 shares of common stock with a par value of $0.001 per share.  We have no other authorized class of stock.

Capital Stock Issued and Outstanding

As of December 5, 2008, 24,179,900 shares of common stock were issued and  outstanding and held of record by 201 stockholders. An additional 393,000 shares are reserved for issuance upon the exercise of outstanding warrants.  The warrants are immediately exercisable, expire on the third anniversary of their issuance and entitle their holders to purchase up to 393,000 shares of our common stock at an initial exercise price of $6.00 per share. We have also reserved an additional 20,000 shares for issuance upon the exercise of outstanding stock options granted to two of our directors.  Each option vests in one-third increments on the first three anniversaries of the grant date, entitles the holder to purchase 10,000 shares of our common stock at an exercise price of $4.60 per share and expires on the fifth anniversary of the grant date.

Description of Common Stock

The holders of common stock are entitled to one vote per share.  Our Articles of Incorporation does not provide for cumulative voting.  The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth.  Upon liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets that are legally available for distribution.  The holders of common stock have no preemptive, subscription, redemption or conversion rights.

Market Information

Our common stock is currently approved for quotation on the OTC Bulletin Board maintained by the National Association of Securities Dealers, Inc. under the symbol SMHT.OTCBB, but there is currently no active trading market.  We have applied for the listing of our common stock on the NASDAQ Capital Market, although there is no assurance that our application will be approved.

INTEREST OF NAMED EXPERTS

No expert or counsel named in this registration statement as having prepared or certified any part of this statement or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or will receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The audited financial statements of Shenyang Taiyu Machinery & Electronic Equipment Co., Ltd as of December 31, 2007 were audited by Goldman, Parks, Kurland, Mohidin LLP, an independent registered public accounting firm, to the extent set forth in its report and are included herein in reliance upon the authority of this firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of our common stock offered hereby will be passed upon for us by Buchanan Ingersoll & Rooney PC.

CHANGE IN THE COMPANY'S INDEPENDENT ACCOUNTANT

On April 14, 2008, we dismissed Dale Matheson Carr Hilton Labonte LLP ("DMCHL") as our independent accountants.  DMCHL had previously been engaged as the principal accountant to audit our financial statements.  The reason for the dismissal of DMCHL is that, following the consummation of the Share Exchange on April 14. 2008, (i) the former stockholders of Taiyu own a significant amount of the outstanding shares of our common stock and (ii) our primary business became the business previously conducted by Taiyu.  The independent registered public accountant of Taiyu for US accounting purposes was the firm of Goldman Parks Kurland Mohidin LLP ("GPKM").  We believe that it is in our best interest to have GPKM continue to work with our business, and we therefore retained GPKM as our new principal independent registered accounting firm, effective as of April 15, 2008.  GPKM is located at 16133 Ventura Blvd., Suite 880, Encino, CA 91436.  The decision to change accountants was approved by our board of directors on April 14, 2008.

The report of DMCHL on our financial statements for the period from August 4, 2006 (inception) through our fiscal year ended October 31, 2007 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except that the report was qualified as to our ability to continue as a going concern.

From our inception through April 15, 2008, there were no disagreements with DMCHL on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of DMCHL, would have caused it to make reference to the matter in connection with its reports.

From our inception through April 14, 2008, we did not consult GPKM regarding either: (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was the subject of a disagreement as described in Item 304(a)(1)(iv) of Regulation S-K.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Revised Statutes provide that a director or officer is not individually liable to the corporation or its shareholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that his act or failure to act constituted a breach of his fiduciary duties as a director or officer and his breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The Articles of Incorporation or an amendment thereto may, however, provide for greater individual liability. Furthermore, directors may be jointly and severally liable for the payment of certain distributions in violation of Chapter 78 of the Nevada Revised Statutes.

This provision is intended to afford directors and officers protection against and to limit their potential liability for monetary damages resulting from suits alleging a breach of the duty of care by a director or officer. As a consequence of this provision, shareholders of our company will be unable to recover monetary damages against directors or officers for action taken by them that may constitute negligence or gross negligence in performance of their duties unless such conduct meets the requirements of Nevada law to impose such liability. The provision, however, does not alter the applicable standards governing a director’s or officer’s fiduciary duty and does not eliminate or limit the right of our company or any shareholder to obtain an injunction or any other type of non-monetary relief in the event of a breach of fiduciary duty.

The Nevada Revised Statutes also provide that under certain circumstances, a corporation may indemnify any person for amounts incurred in connection with a pending, threatened or completed action, suit or proceeding in which he is, or is threatened to be made, a party by reason of his being a director, officer, employee or agent of the corporation or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, if such person (a) is not liable for a breach of fiduciary duty involving intentional misconduct, fraud or a knowing violation of law or such greater standard imposed by the corporation’s articles of incorporation; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Additionally, a corporation may indemnify a director, officer, employee or agent with respect to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, if such person (a) is not liable for a breach of fiduciary duty involving intentional misconduct, fraud or a knowing violation of law or such greater standard imposed by the corporation’s articles of incorporation; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, however, indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court to be liable to the corporation or for amounts paid in settlement to the corporation, unless the court determines that the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Our By-Laws provide, among other things, that a director, officer, employee or agent of the corporation will be indemnified against all expense, liability, and loss (including attorneys’ fees, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered in connection with any threatened, pending, or completed action suit, or proceeding, whether civil, criminal, administrative, or investigative provided that he or she either is not liable pursuant to Nevada Revised Statutes 78.138 (relating to liability of directors and officers to the corporation in certain instances) or acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be provided for directors, officers, employees, agents or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

INDEX TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders of Shenyang Taiyu Machinery & Electronic Equipment Co., Ltd.

We have audited the balance sheet of Shenyang Taiyu Machinery & Electronic Equipment Co., Ltd and Subsidiary (the “Company”) as of December 31, 2007 and the related statements of income and other comprehensive income,  shareholders’ equity and cash flows for each of the two years ended December 31, 2007 and 2006.  These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2007, and the results of its operations and its cash flows for the years ended December 31, 2007 and 2006 in conformity with U.S. generally accepted accounting principles.

Goldman Parks Kurland Mohidin LLP

Encino, California

March 25, 2008

SMARTHEAT INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2007 and 2006

	As of December 31,
	2007	2006
ASSETS

CURRENT ASSETS
Cash & cash equivalents	$393,147	$202,295
Restricted cash	537,098	369,571
Accounts receivable, net	4,762,822	2,320,808
Retentions receivable	191,319	108,541
Inventories	7,928,408	5,282,231
Advances to suppliers	158,750	75,966
Other receivables	766,231	424,994
Due from related party	118,560	26,768

Total current assets	14,856,335	8,811,174

NON-CURRENT ASSETS
Accounts receivable, net	949,998	437,458
Retentions receivable	169,309	297,198
Intangible assets, net	534,208	472,001
Property and equipment, net	2,040,809	295,150
Construction in progress	—	854,990
Total noncurrent assets	3,694,324	2,356,797

TOTAL ASSETS	$18,550,659	$11,167,971

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$3,128,585	$1,969,352
Customer deposits	3,125,406	1,688,425
Tax payable	503,010	152,403
Other payables	807,700	254,511
Due to related party	445,990	1,014,299
Loan payable	4,619,856	2,588,383

Total current liabilities	12,630,547	7,667,373

CONTINGENCIES

MINORITY INTEREST	-	1,826

STOCKHOLDERS' EQUITY
Common stock, $0.001 par value; 75,000,000 shares authorized, 18,500,000 shares issued and outstanding at December 31, 2007 and 2006, respectively	18,500	18,500
Paid in capital	3,102,132	2,181,782
Statutory reserve	506,532	296,364
Accumulated other comprehensive income	473,859	140,410
Retained earnings	1,819,089	861,716

Total stockholders' equity	5,920,112	3,498,772

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$18,550,659	$11,167,971

The accompanying notes are an integral part of these consolidated financial statements

SMARTHEAT INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006

Net sales	$13,273,151	$8,205,166

Cost of goods sold	(8,667,353)	(5,710,540)

Gross profit	4,605,798	2,494,626

Operating expenses
Selling expenses	(1,681,624)	(1,181,230)
General and administrative expenses	(687,466)	(461,491)

Total operating expenses	(2,369,090)	(1,642,721)

Income from operations	2,236,708	851,905

Non-operating income
Interest income	175,084	96,346
Interest expense	(230,905)	(81,039)
Other income	45,126	25,740
Other expenses	(16,939)	(1,460)
Subsidy income	52,591	-

Total non-operating income	24,957	39,587

Income before income tax	2,261,665	891,492

Income tax expense	(175,647)	(72,564)

Income after income tax	2,086,018	818,928

Minority interest	1,873	13,684

Net income	2,087,891	832,612

Other comprehensive item Foreign currency translation	333,449	101,669

Comprehensive Income	$2,421,340	$934,281

Basic and diluted weighted average shares outstanding	18,500,000	18,500,000

Basic and diluted earnings per share	$0.11	$0.05

The accompanying notes are an integral part of these consolidated financial statements

SMARTHEAT INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31,2007 AND 2006

	Common stock
	Shares	Amount	Paid in capital	Statutory reserves	Other comprehensive income	Retained earnings	Total

Balance at December 31, 2005	18,500,000	$18,500	$1,806,405	$211,701	$38,741	$113,767	$2,189,114

Capital contribution	-	-	375,377	-	-	-	375,377

Net income for the year	-	-	-	-	-	832,612	832,612

Transfer to statutory reserves	-	-	-	84,663	-	(84,663)	-

Foreign currency translation gain	-	-	-	-	101,669	-	101,669

Balance at December 31, 2006	18,500,000	18,500	2,181,782	296,364	140,410	861,716	3,498,772

Equity reclassification	-	-	920,350	-	-	(920,350)	-

Net income for the year	-	-	-	-		2,087,891	2,087,891

Transfer to statutory reserves	-	-	-	210,168	-	(210,168)	-

Foreign currency translation gain	-	-	-	-	333,449	-	333,449

Balance at December 31, 2007	18,500,000	$18,500	$3,102,132	$506,532	$473,859	$1,819,089	$5,920,112

The accompanying notes are an integral part of these consolidated financial statements

SMARTHEAT INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,087,891	$832,612
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	104,055	67,621
Unearned interest on accounts receivable	(122,379)	81,778
Minority interest	(1,873)	(13,684)
(Increase) decrease in current assets:
Accounts receivable	(2,526,521)	(1,207,427)
Retentions receivable	70,446	(119,285)
Advances to suppliers	(45,386)	776,981
Other receivables	(327,734)	19,506
Inventory	(2,184,063)	(2,849,317)
Receivables from related party	(86,242)	(14,241)
Increase (decrease) in current liabilities:
Accounts payable	979,881	1,336,090
Unearned revenue	1,265,085	1,097,472
Tax payable	326,053	(105,052)
Other payables	513,507	(128,346)
Payables to related party	(54,761)	(75,866)

Net cash provided by (used) in operating activities	(2,041)	(301,158)

CASH FLOWS FROM INVESTING ACTIVITIES:
Restricted cash	(135,915)	159,464
Acquisition of property & equipment	(909,280)	(115,929)
Construction in progress	-	(773,561)

Net cash used in investing activities	(1,045,195)	(730,026)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment to shareholder	(558,243)	(239,840)
Short term loan	1,774,966	921,937
Capital contribution	-	375,338

Net cash provided by financing activities	1,216,723	1,057,435

EFFECT OF EXCHANGE RATE CHANGE ON CASH & CASH EQUIVALENTS	21,365	7,302

NET INCREASE IN CASH & CASH EQUIVALENTS	190,852	33,553

CASH & CASH EQUIVALENTS, BEGINNING OF YEAR	202,295	168,742

CASH & CASH EQUIVALENTS, END OF YEAR	$393,147	$202,295

Supplemental Cash flow data:
Income tax paid	$134,033	$73,164
Interest paid	$280,719	$41,892

The accompanying notes are an integral part of these consolidated financial statements

SMARTHEAT INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007 and 2006

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

SmartHeat Inc., formerly known as Pacific Goldrim Resources, Inc. (the “Company” or “SmartHeat”), was incorporated on August 4, 2006 in the State of Nevada.

On April 14, 2008, the Company entered into a Share Exchange Agreement with Shenyang Taiyu Machinery and Electronic Equipment Co., Ltd. ("Taiyu") and the Taiyu Shareholders. The Company issued 18,500,000 shares of its common stock to the shareholder of Taiyu in exchange for all of the equitable and legal rights, title and interests in and to Taiyu's share capital in the amount of RMB 25,000,000. Concurrent with the share exchange, one of SmartHeat’s shareholders cancelled 2,500,000 shares out of 6,549,900 of total issued and outstanding shares of SmartHeat pursuant to the Split-Off Agreement dated April 14, 2008. As a result of the share exchange and the cancellation of 2,500,000 shares of the Company's common stock, there are 22,549,900 shares of the Company's common stock issued and outstanding, approximately 82.04% of which are held by the former Taiyu Shareholders.  The shareholders of the Company immediately prior to the completion of these transactions hold the remaining 17.96% of the issued and outstanding share capital of SmartHeat. Taiyu became a wholly-owned subsidiary of SmartHeat.

Prior to the acquisition of Taiyu, the Company was a non-operating public shell corporation. Pursuant to Securities and Exchange Commission ("SEC") rules, the merger or acquisition of a private operating company into a non-operating public shell corporation with nominal net assets is considered a capital transaction in substance, rather than a business combination. Accordingly, for accounting purposes, the transaction has been treated as a reverse acquisition and a recapitalization, and pro-forma information is not presented. Transaction costs incurred in the reverse acquisition have been charged to expense.

Taiyu was incorporated in the Liaoning Province, People’s Republic of China (“PRC”) in July, 2002.  Taiyu is engaged in the manufacturing and sale of plate heat exchangers and various packages, thermometer testing devices and heat usage calculators.  The Company is an authorized OEM of the SONDEX brand; SONDEX is the second largest plate heat exchanger manufacturer in the world.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principle of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its 55% owned subsidiary, Qingdao Yushi Heat Power Equipment Co., Ltd ("Yushi").  Yushi is engaged in manufacturing and selling of heat power equipment. All significant inter-company accounts and transactions have been eliminated in consolidation.

Use of Estimates

In preparing the financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting year. Significant estimates, required by management, include the recoverability of long-lived assets and the valuation of inventories. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.  As of December 31, 2007, the Company maintained restricted cash of $537,098 in several bank accounts, of which $4,973 was collateralized for certain letters of credit that were issued by several banks to the Company and $532,125 was cash deposits from customers for securing payment after the expiration of the warranty period while incentivizing Taiyu to fulfill its obligation during the warranty period. As of December 31, 2006, the Company maintained restricted cash of $369,571 in several bank accounts which was cash deposits from customers for securing payment after the expiration of the warranty period while incentivizing Taiyu to fulfill its obligation during the warranty period..

Accounts and Retentions Receivable

The Company’s policy is to maintain reserves for potential credit losses on accounts receivable.  Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves.  Based on historical collection activity, as of December 31, 2007 and 2006, the Company had allowance of $330,518 and $183,522, respectively.

At December 31, 2007 and 2006, the Company had retentions receivable from customers for product quality assurance in the amounts of $360,628 and $405,739, respectively.  The retention rate varies from 5% to 20% of the sales price with variable terms from three months to two years, depending on the shipping date of the products and the number of heating seasons that the warranty period covers.

SMARTHEAT INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007 and 2006

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

At December 31, 2007 and 2006, accounts receivable is net of unearned interest of $148,421 and $258,000, respectively.  Unearned interest represents imputed interest on accounts receivable with due dates over one year from the invoice date discounted at the Company's borrowing rate which was 7.04 % in 2006 and 2007.

Inventories

Inventories are valued at the lower of cost or market with cost determined on a moving weighted average basis. Cost of work in progress and finished goods comprises direct material, direct production cost and an allocated portion of production overheads.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Expenditures for maintenance and repairs are expensed as incurred; additions, renewals and betterments are capitalized.  When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations.  Depreciation of property and equipment is provided using the straight-line method with a 10% salvage value and estimated lives ranging from 5 to 20 years as follows:

Building	20 years
Vehicle	5 years
Office Equipment	5 years
Production Equipment	5-10 years

Land Use Right

Right to use land is stated at cost less accumulated amortization. Amortization is provided using the straight-line method over 50 years.

Impairment of Long-Lived Assets

Long-lived assets, which include property, plant and equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Recoverability of long-lived assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable.  Based on its review, the Company believes that, as of December 31, 2007 and 2006, there were no significant impairments of its long-lived assets.

SMARTHEAT INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007 and 2006

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

The Company utilizes SFAS No. 109, “Accounting for Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company does not have any significant deferred tax asset or liability that relate to tax jurisdictions not covered by the tax holiday.

The Company adopted the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, on January 1, 2007.  As a result of the implementation of FIN 48, the Company made a comprehensive review of its portfolio of tax positions in accordance with recognition standards established by FIN 48.  As a result of the implementation of Interpretation 48, the Company recognized no material adjustments to liabilities or stockholders equity.  When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained.  The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any.  Tax positions taken are not offset or aggregated with other positions.  Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

Interest associated with unrecognized tax benefits are classified as interest expense and penalties are classified in selling, general and administrative expenses in the statements of income. The adoption of FIN 48 did not have a material impact on the Company’s financial statements.

Revenue Recognition

The Company's revenue recognition policies are in compliance with Securities and Exchange Commission (SEC) Staff Accounting Bulletin (“SAB”) 104.  Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured.  Payments received before all of the relevant criteria for revenue recognition are recorded as unearned revenue.

SMARTHEAT INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007 and 2006

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Sales revenue represents the invoiced value of goods, net of value-added tax (“VAT”).  All of the Company’s products that are sold in the PRC are subject to Chinese value-added tax of 17% of the gross sales price.  This VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing their finished product.  The Company recorded VAT payable and VAT receivable net of payments in the financial statements.  The VAT tax return is filed offsetting the payables against the receivables.

VAT payable on sales and VAT on purchases was $2,317,620 and $1,524,804 for the year ended December 31, 2007 and $1,425,993 and $1,202,313 for the year ended December 31, 2006, respectively.  Sales and purchases are recorded net of VAT collected and paid as the Company acts as an agent for the government.  VAT taxes are not affected by the income tax holiday.

Sales returns and allowances was $ 0 for both 2007 and 2006. The Company does not provide unconditional right of return, price protection or any other concessions to its customers.

The Company provides free after-sale service for a period of one year.  During 2007 and 2006, the Company recorded $383,177 and $76,023, of such expenses, respectively, which is included in selling expenses.

Cost of Goods Sold

Cost of goods sold consists primarily of material costs, direct labor, and manufacturing overhead which are directly attributable to the production of products.  Write-down of inventories to lower of cost or market is also recorded in cost of goods sold.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist primarily of accounts receivable and other receivables. The Company does not require collateral or other security to support these receivables. The Company conducts periodic reviews of its clients' financial condition and customer payment practices to minimize collection risk on accounts receivable.

The operations of the Company are located in the PRC.  Accordingly, the Company's business, financial condition, and results of operations may be influenced by the political, economic, and legal environments in the PRC, as well as by the general state of the PRC economy.

Statement of Cash Flows

In accordance with SFAS No. 95, “Statement of Cash Flows,” cash flows from the Company's operations is calculated based upon the local currencies.  As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

SMARTHEAT INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007 and 2006

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Basic and Diluted Net Income per Share

The Company is a limited liability company formed under the laws of the PRC. Like limited liability companies (LLC) in the United States, limited liability companies in the PRC do not issue shares to the owners. The owners however, are called shareholders. Ownership interest is determined in proportion to capital contributed.  Accordingly, earnings per share data are not presented.

Fair Value of Financial Instruments

SFAS No. 107, “Disclosures about Fair Value of Financial Instruments,” requires that the Company disclose estimated fair values of financial instruments.  The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Foreign Currency Translation and Comprehensive Income (Loss)

The Company’s functional currency is the Renminbi (“RMB”). For financial reporting purposes, RMB has been translated into United States dollars ("USD") as the reporting currency. Assets and liabilities are translated at the exchange rate in effect at the balance sheet date. Revenues and expenses are translated at the average rate of exchange prevailing during the reporting period. Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholders' equity as "Accumulated other comprehensive income". Gains and losses resulting from foreign currency transactions are included in income. There has been no significant fluctuation in exchange rate for the conversion of RMB to USD after the balance sheet date.

The Company uses Statement of Financial Accounting Standards No. 130 (SFAS 130) “Reporting Comprehensive Income”. Comprehensive income is comprised of net income and all changes to the statements of stockholders’ equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders.

Segment Reporting

SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" requires use of the “management approach” model for segment reporting.  The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance.  Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

SFAS 131 has no effect on the Company's financial statements as substantially all of the Company's operations are conducted in one industry segment.  All of the Company's assets are located in the PRC.

Registration Rights Agreement

The Company accounts for payment arrangements under registration rights agreement in accordance with FASB Staff Position EITF 00-19-2, which requires that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, be separately recognized and measured in accordance with FASB Statement No. 5, Accounting for Contingencies.

SMARTHEAT INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007 and 2006

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

New Accounting Pronouncements

Business Combinations

In December 2007, the FASB issued SFAS No. 141 (Revised 2007), Business Combinations (“SFAS 141R”). SFAS 141R will significantly change the accounting for business combinations. Under SFAS 141R, an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. SFAS 141R will change the accounting treatment for certain specific items, including:

•	Acquisition costs will be generally expensed as incurred;

•	Noncontrolling interests (formerly known as “minority interests” – see SFAS 160 discussion below) will be valued at fair value at the acquisition date;

•
Acquired contingent liabilities will be recorded at fair value at the acquisition date and subsequently measured at either the higher of such amount or the amount determined under existing guidance for non-acquired contingencies;

•	In-process research and development will be recorded at fair value as an indefinite-lived intangible asset at the acquisition date;

•	Restructuring costs associated with a business combination will be generally expensed subsequent to the acquisition date; and

•	Changes in deferred tax asset valuation allowances and income tax uncertainties after the acquisition date generally will affect income tax expense.

SFAS 141R also includes a substantial number of new disclosure requirements. SFAS 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Earlier adoption is prohibited. Accordingly, since we are a calendar year-end company we will continue to record and disclose business combinations following existing GAAP until January 1, 2009. We expect SFAS 141R will have an impact on accounting for business combinations once adopted but the effect is dependent upon acquisitions at that time.

Noncontrolling Interests in Consolidated Financial Statements – An Amendment of ARB No. 51

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements - An Amendment of ARB No. 51 (“SFAS 160”). SFAS 160 establishes new accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. Specifically, this statement requires the recognition of a noncontrolling interest (minority interest) as equity in the consolidated financial statements and separate from the parent’s equity. The amount of net income attributable to the noncontrolling interest will be included in consolidated net income on the face of the income statement. SFAS 160 clarifies that changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation are equity transactions if the parent retains its controlling financial interest. In addition, this statement requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated. Such gain or loss will be measured using the fair value of the noncontrolling equity investment on the deconsolidation date. SFAS 160 also includes expanded disclosure requirements regarding the interests of the parent and its noncontrolling interest. SFAS 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Like SFAS 141R discussed above, earlier adoption is prohibited. We have not completed our evaluation of the potential impact, if any, of the adoption of SFAS 160 on our consolidated financial position, results of operations and cash flows.

SMARTHEAT INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007 and 2006

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value Measurements

In September 2006, the FASB issued SFAS No. 157, “ Fair Value Measurements,” which establishes a framework for measuring fair value, and expands disclosures about fair value measurements required under the accounting pronouncements, but does not change existing guidance as to whether or not an instrument is carried at fair value. Additionally, it establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for fiscal year, including financial statements for an interim period within the fiscal year. The Company is currently evaluating the impact, if any, that SFAS No. 157 will have on its financial statements.

Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an Amendment of FASB Statements No. 87, 88, 106, and 132R

In September 2006, the FASB, issued SFAS, No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an Amendment of FASB Statements No. 87, 88, 106, and 132R,” which requires employers to recognize the underfunded or overfunded status of a defined benefit postretirement plan as an asset or liability in its statement of financial position and to recognize changes in the funded status in the year in which the changes occur through accumulated other comprehensive income. Additionally, SFAS No. 158 requires employers to measure the funded status of a plan as of the date of its year-end statement of financial position. The new reporting requirements and related new footnote disclosure rules of SFAS No. 158 are effective for fiscal years ending after December 15, 2006. We adopted the provisions of SFAS No. 158 for the year end 2006, and the effect of recognizing the funded status in accumulated other comprehensive income was not significant. The new measurement date requirement applies for fiscal years ending after December 15, 2008.

Fair Value Option for Financial Assets and Financial Liabilities

In February of 2007 the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115.”  The statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions.  The statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007.  The Company is analyzing the potential accounting treatment.

SMARTHEAT INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMER 31, 2007 and 2006

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Considering the Effects of Prior Year Misstatements in Current Year Financial Statements

In September 2006, the SEC issued SAB No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (“SAB 108”), which provides interpretive guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. The Company adopted SAB 108 in the fourth quarter of 2006 with no impact on its financial statements.

3. INVENTORIES

Inventories at December 31, 2007 and 2006 were as follows:

	December 31,
	2007	2006
Raw materials	$3,865,575	$2,855,732
Work in process	48,627	22,002
Finished Goods	4,014,206	2,404,497
Total	$7,928,408	$5,282,231

4. PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following at December 31, 2007 and 2006:

	December 31,
	2007	2006
Building	$1,624,651	$-
Production equipment	298,242	203,777
Office equipment	156,368	77,135
Vehicles	134,724	125,929
	2,213,985	406,841
Less: Accumulated depreciation	(173,176)	(111,691)
	$2,040,809	$295,150

Depreciation expense for the years ended December 31, 2007 and 2006 was $51,488 and $48,953, respectively.

SMARTHEAT INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007 and 2006

5. MINORITY INTEREST

Minority interest represented 45% interest in Yushi. At December 31, 2007, minority interest was zero as the minority’s share of cumulative losses exceeded its equity interest in Yushi. Minority’s share of loss for the year ended December 31, 2007 was limited to $1,873.  At December 31, 2006, minority interest was $1,826 and minority's share of loss for the year ended December 31, 2006 was $13,684.

6. OTHER RECEIVABLES

Other receivables consisted of cash advances to vendors, prepayment and deposits for freight insurance expense and bid, and cash advance to its employees for normal business purposes such as travelling expense.

7. RELATED PARTY TRANSACTIONS

Due from Related Party

At December 31, 2007, due from related party of $118,560 represented a short term advance to one of the Company’s shareholder in the amount of $13,074 and accounts receivables from this shareholder in the amount of $105,486 resulting from sales to this shareholder of $174,901 for 2007.  At December 31, 2006, due from related party of $26,768 represented a short term advance to the same shareholder in the amount of $12,220 and accounts receivables from this shareholder in the amount of $14,548 resulting from sales to this shareholder of $226,104 for 2006.

Due to Related Party

Due to related party consisted of the balance of advance from same shareholder at December 31, 2007 and 2006 of $106,123 and $643,252, respectively, with interest rates of 6.903% per annum, principal and interest payable upon request.  During 2007 and 2006, the Company recorded interest expense to this shareholder of $63,513 and $55,545, respectively.

Due to related party also consisted of accounts payable arising from the purchase of goods and technical support from same shareholder in the amount of $339,867 and $371,048 at December 31, 2007 and 2006, respectively.  Purchases from this shareholder during 2007 and 2006 were $0 and $215,031, respectively.

8. INTANGIBLE ASSETS

Intangible assets mainly consisted of Land Use Right and working software. All land in the PRC is government owned and can not be sold to any individual or company. However, the government grants the user a “land use right” (the "Right") to use the land. The Company acquired land use rights during 2005 for $439,850.  The Company has the right to use the land for 50 years and is amortizing the Right on a straight-line basis for 50 years.  Intangible assets consisted of following at December 31, 2007 and 2006:

	December 31,
	2007	2006
Land use right	$486,618	$454,848
Software	140,476	52,743
	627,094	507,591
Less: accumulated amortization	(92,886)	35,590
	$534,208	$472,001

SMARTHEAT INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007 and 2006

Amortization expense for 2007 and 2006 was $52,567 and $18,669, respectively. Amortization expense for the next five years is expected to be as follows: $11,323, $11,323, $11,323, $11,323 and $11,323, respectively.

9. MAJOR CUSTOMERS AND VENDORS

Five major customers accounted for 51% and 53% of the Company’s net revenue for years 2007 and 2006, respectively.  For year 2007, each customer accounted for about 21%, 9%, 8%, 7% & 6% of the sales.  For year 2006, each customer accounted for about 19%, 11%, 10%, 8% and 5% of the sales.  At December 31, 2007 and 2006, the total receivable balance due from these five customers was approximately $2,824,000 and $958,000, respectively.

One major vendor provided 22% and 33% of the Company’s purchase of raw materials for 2007 and 2006.  The Company had $0 and approximately $8,400 in accounts payable to this vendor at December 31, 2007 and 2006, respectively.

10. TAX PAYABLE

Tax payable consisted of the following at December 31, 2007 and 2006:

	December 31,
	2007	2006
Income tax payable	$74,981	$29,528
Value added tax payable	421,009	119,155
Other taxes payable	7,020	3,720
	$503,010	$152,403

11. OTHER PAYABLES

Other payables mainly consisted of short term, non interest bearing advances from third parties and payables for the Company’s miscellaneous expenses.

12. LOAN PAYABLE – SHORT TERM

The Company is obligated for the following short term loans payable as of December 31, 2007 and 2006:

	Balance at December 31, 2007	Balance at December 31, 2006
Short term loan with a commercial bank in the PRC for 3, 000,000 RMB, or $384,413. This loan was entered into on Dec 21, 2006 and was due on Dec 20, 2007. This loan bore interest at 7.038% per annum and was repaid in full.	$—	$384,413

Short term loan with a commercial bank in the PRC for 6,000,000 RMB, or $822,526. This loan was entered into on Apr 28, 2007 and is due on Apr 12, 2008. This loan bears interest at 7.029% per annum.	822,526	—

Short term loan with a foreign commercial bank with branch in the PRC for 10,200,000 RMB. This loan was entered into on Jun 25, 2007 and is due on Jun 24, 2008. This loan bears interest at 5.265% per annum.	1,302,333	—

SMARTHEAT INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007 and 2006

	Balance at December 31, 2007	Balance at December 31, 2006
The Company entered into a series of short term loans during 2006 and 2007 with a third party company in the PRC for total of 10, 300,000 RMB. Some of the loans will mature on various dates in year 2008 and some of the loans are payable on demand. These loans bear interest at 6.903% per annum.	1,412,003	807,268

The Company entered into a series of short term loans during 2006 with another third party company in the PRC for total of 2,850,000 RMB, or $390,700. These loans are due on various dates in year 2008. These loans bear interest at 6.903% per annum.	390,701	365,193

The Company entered into a short term loan with another third party company in the PRC for 5,050,000 RMB. This loan was entered into on Aug 31, 2005 and was due on Aug 31, 2006. This loan bears no interest. Imputed interest on the loan was immaterial. This loan became payable on demand after Aug 31, 2006. .	692,293	647,096

The Company entered into a short term loan with another third party company in the PRC for 2,000,000 RMB. This loan was entered into on June 12, 2006 and was due on Dec 12, 2006. This loan bears interest at 6.5% per annum. This loan became payable on demand after Dec 12, 2006 and was repaid in 2007.	—	256,275

The Company entered into a short term loan with a third party individual in the PRC for 1,000,000 RMB. This loan was entered into on June 9, 2005 and was due on June 8, 2006. This loan bears interest at 5.85% per annum. This loan became payable on demand after June 8, 2006 and was repaid in 2007.	—	128,138

	$4,619,856	$2,588,383

13. INCOME TAXES

The Company is governed by the Income Tax Law of the PRC concerning privately-run enterprises, which are generally subject to tax at a statutory rate of 33% on income reported in the statutory financial statements after appropriated tax adjustments.

The Company as a manufacturing business is subject to a 15% income tax rate.  The Company was exempted from income tax for two years staring from the 1 st profitable year since incorporation, and was subject to 50% discount of 15% income tax rate for 2005 through 2007.  Net income for the years ended December 31, 2007 and 2006 would have been lower by $175,000 and $82,000, respectively, if the Company did not benefit the from 50% income tax discount.

The following table reconciles the U.S. statutory rates to the Company’s effective tax rate for the year ended December 31, 2007 and 2006:

	2007	2006
US statutory rates	34%	34%
Tax rate difference	(1)%	(1)%
Effect of tax holiday	(25)%	(25)%
Tax per financial statements	8%	8%

SMARTHEAT INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007 and 2006

14. STATUTORY RESERVES

Pursuant to the new corporate law of the PRC effective January 1, 2006, the Company is now only required to maintain one statutory reserve by appropriating from its after-tax profit before declaration or payment of dividends. The statutory reserve represents restricted retained earnings.

Surplus Reserve Fund

The Company is now only required to transfer 10% of its net income, as determined under PRC accounting rules and regulations, to a statutory surplus reserve fund until such reserve balance reaches 50% of the Company’s registered capital.

The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital.

Common Welfare Fund

Common welfare fund is a voluntary fund that the Company can elect to transfer 5% to 10% of its net income to this fund.  The Company did not make any contribution to this fund for the year ended December 31, 2007 and 2006.

This fund can only be utilized on capital items for the collective benefit of the Company’s employees, such as construction of dormitories, cafeteria facilities, and other staff welfare facilities. This fund is non-distributable other than upon liquidation.

Pursuant to the "Circular of the Ministry of Finance (MOF) on the Issue of Corporate Financial Management after the Corporate Law Enforced" (No.67 [2006]), effective on April 1, 2006, issued by the MOF, companies transferred the balance of SCWF (Statutory Common Welfare Fund) as of December 31, 2005 to Statutory Surplus Reserve. Any deficit in the SCWF was charged in turn to Statutory Surplus Reserve, additional paid-in capital and undistributed profit of previous years. If a deficit still remains, it should be transferred to retained earnings and be reduced to zero by a transfer from after tax profit of following years. At December 31, 2005, the Company did not have a deficit in the SCWF.

15.   SHAREHOLDERS’ EQUITY

Taiyu was formed in July 2002 with paid in capital of $1,824,905 (RMB 15,000,000).

On September 13, 2006, the shareholders injected $375,377 (RMB 3,000,000) cash to the Company as paid in capital.  Thus, the Company’s paid in capital was increased to $2,200,282 (RMB 18,000,000) as of December 31, 2006.

On May 25, 2007, the shareholders approved an increased in the Company’s paid in capital by additional $920,350 (RMB 7,000,000) by a transfer from retained earnings.

On April 14, 2008, SmartHeat entered into a Share Exchange Agreement with Taiyu and the Taiyu Shareholders. SmartHeat issued 18,500,000 shares of its common stock to the shareholder of Taiyu in exchange for all of the equitable and legal rights, title and interests in and to Taiyu's share capital in the amount of RMB 25,000,000. Concurrent with the share exchange, one of SmartHeat’s shareholders cancelled 2,500,000 shares out of 6,549,900 of total issued and outstanding shares of SmartHeat pursuant to the Split-Off Agreement dated April 14, 2008. As a result of the share exchange and the cancellation of the 2,500,000 shares of the SmartHeat's common stock, there are 22,549,900 shares of the Company's common stock issued and outstanding, approximately 82.04% of which are held by the former Taiyu Shareholders.  The shareholders of the Company immediately prior to the completion of these transactions hold the remaining 17.96% of the issued and outstanding share capital of SmartHeat. Taiyu became a wholly-owned subsidiary of SmartHeat.

SMARTHEAT INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007 and 2006

16. CONTINGENCIES

The Company sold goods to its customers and received Commercial Notes from the customers in lieu of the payments for accounts receivable.  The Company discounts the Notes with the bank or endorses the Notes to vendors, which could be for payment of their own obligations or get cash from the third parties.  Most of the Commercial Notes have maturity of less than six months.

At December 31, 2007 and 2006, the Company is contingently liable to vendors for endorsed notes receivable amounting to $77,196 and $122,148, respectively.

The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company’ s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

The Company’s sales, purchases and expenses transactions are denominated in RMB and all of the Company’s assets and liabilities are also denominated in RMB. The RMB is not freely convertible into foreign currencies under the current law. In China, foreign exchange transactions are required by law to be transacted only by authorized financial institutions. Remittances in currencies other than RMB may require certain supporting documentation in order to affect the remittance.

SMARTHEAT INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

PART I – FINANCIAL INFORMATION

Item 1.  Financial Statements

	AS OF SEPTEMBER 30, 2008	AS OF DECEMBER 31, 2007
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash & cash equivalents	$1,702,938	$393,147
Restricted cash	678,642	537,098
Accounts receivable, net	11,797,010	4,762,822
Retentions receivable	271,173	191,319
Prepaid expenses	8,316	-
Advances to suppliers	154,290	158,750
Other receivables	3,351,498	766,231
Inventories	8,454,000	7,928,408
Due from related party	251,547	118,560
Notes receivable	203,696	-

Total current assets	26,873,110	14,856,335

NON-CURRENT ASSETS
Accounts receivable, net	-	949,998
Retentions receivable	-	169,309
Intangible assets, net	1,176,351	534,208
Property and equipment, net	2,349,147	2,040,809
Construction in progress	85,036	-

Total noncurrent assets	3,610,534	3,694,324

TOTAL ASSETS	$30,483,644	$18,550,659

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$4,635,664	$3,128,585
Unearned revenue	2,282,353	3,125,406
Taxes payable	1,423,528	503,010
Accrued liabilities and other payables	1,398,402	807,700
Due to related party	-	445,990
Due to minority shareholder	5,274	-
Loans payable	3,548,746	4,619,856

Total current liabilities	13,293,967	12,630,547

DEFERRED TAX LIABILITY	39,112	-

COMMITMENTS AND CONTINGENCIES

MINORITY INTEREST	-	-

STOCKHOLDERS' EQUITY
Common stock, $0.001 par value; 75,000,000 shares authorized, 24,179,900 and 18,500,000 shares issued and outstanding at September 30, 2008 and December 31, 2007, respectively	24,180	18,500
Paid in capital	8,219,898	3,102,132
Statutory reserve	1,064,768	506,532
Accumulated other comprehensive income	1,052,529	473,859
Retained earnings	6,789,190	1,819,089

Total stockholders' equity	17,150,565	5,920,112

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$30,483,644	$18,550,659

The accompanying notes are an integral part of these consolidated financial statements

SMARTHEAT INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND OTHER
COMPREHENSIVE INCOME
(Unaudited)

	FOR THE NINE MONTHS ENDED SEPTEMBER 30,		FOR THE THREE MONTHS ENDED SEPTEMBER 30,
	2008	2007	2008	2007

Net sales	$29,345,571	$5,473,573	$20,708,288	$3,015,606

Cost of goods sold	19,502,070	3,679,507	13,273,914	2,080,718

Gross profit	9,843,501	1,794,066	7,434,374	934,888

Operating expenses
Selling expenses	1,664,882	805,099	1,056,854	320,206
General and administrative expenses	1,470,577	528,215	1,024,107	229,373

Total operating expenses	3,135,459	1,333,314	2,080,961	549,579

Income from operations	6,708,042	460,752	5,353,413	385,309

Non-operating income (expenses)
Interest income	318,070	142,583	57,387	-
Interest expense	(257,116)	(170,985)	(94,076)	(104,857)
Investment expense	(1,628)	-	(1,628)	-
Non-operating income	9,744	22,110	9,744	22,110
Non-operating expense	(2,990)	(6,285)	(11,280)	(18,285)
Exchange loss	(9,058)	(11,855)	(9,058)	(11,855)
Subsidy income	16,141	52,193	7,000	363

Total non-operating income (expenses)	73,163	27,761	(41,911)	(112,524)

Income before income tax	6,781,205	488,513	5,311,502	272,785

Income tax expense	1,246,935	105,256	980,907	52,770

Income after income tax	5,534,270	383,257	4,330,595	220,015

Less: minority interest	5,934	(1,859)	5,934	(13)

Net income	5,528,336	385,116	4,324,661	220,028

Other comprehensive item
Foreign currency translation	578,670	147,335	167,774	70,081

Comprehensive Income	$6,107,006	$532,451	$4,492,435	$290,109

Basic weighted average shares outstanding	21,503,588	18,500,000	24,055,878	18,500,000

Diluted weighted average shares outstanding	21,503,647	18,500,000	24,056,054	18,500,000

Basic earnings per share	$0.26	$0.02	$0.18	$0.01

Diluted earnings per share	$0.26	$0.02	$0.18	$0.01

The accompanying notes are an integral part of these consolidated financial statements

SMARTHEAT INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	FOR THE NINE MONTHS ENDED SEPTEMBER 30,
	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$5,528,336	$385,116
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	173,821	90,888
Unearned interest on accounts receivable	(71,804)	(91,645)
Stock option compensation expense	1,270	-
Minority interest	5,934	(1,859)
(Increase) decrease in current assets:
Accounts receivable	(4,995,840)	800,958
Retentions receivable	107,279	376,944
Advances to suppliers	320,260	(1,186,901)
Other receivables	(2,346,526)	(94,544)
Inventory	118,223	(3,696,182)
Receivables from related party	(121,753)	(104,086)
Increase (decrease) in current liabilities:
Accounts payable	928,337	648,667
Unearned revenue	(1,581,803)	1,938,100
Taxes payable	864,934	(518,038)
Accrued liabilities and other payables	(266,072)	267,750
Payables to related party	(355,033)	(337,046)

Net cash used in operating activities	(1,690,437)	(1,521,878)

CASH FLOWS FROM INVESTING ACTIVITIES:
Restricted cash	(101,542)	(71,483)
Acquisition of property & equipment	(287,398)	(184,535)
Construction in progress	(83,027)	(401,961)

Net cash used in investing activities	(471,967)	(657,979)

CASH FLOWS FROM FINANCING ACTIVITIES:
Due to minority shareholders	(660)	-
Advance from shareholder	-	239,959
Repayment to shareholder	(110,858)	-
Notes receivable	(201,118)	(6,524)
Short term loans	(1,361,113)	2,314,795
Capital contribution, shares issued	5,100,000	-

Net cash provided by financing activities	3,426,251	2,548,230

EFFECT OF EXCHANGE RATE CHANGE ON CASH & CASH EQUIVALENTS	(9,482)	16,811

NET INCREASE IN CASH & CASH EQUIVALENTS	1,254,365	385,184

CASH & CASH EQUIVALENTS, BEGINNING OF PERIOD	448,573	202,295

CASH & CASH EQUIVALENTS, END OF PERIOD	$1,702,938	$587,479

Supplemental Cash flow data:
Income tax paid	$426,809	$95,082
Interest paid	$201,269	$180,265

The accompanying notes are an integral part of these consolidated financial statements

SMARTHEAT INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2008 (UNAUDITED) AND DECEMBER 31, 2007

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

SmartHeat Inc., formerly known as Pacific Goldrim Resources, Inc. (the “Company” or “SmartHeat”), was incorporated on August 4, 2006 in the State of Nevada. The Company is engaged in the manufacturing and sale of plate heat exchangers and various packages, thermometer testing devices and heat usage calculators through its wholly owned operating subsidiary in China.

On April 14, 2008, the Company entered into a Share Exchange Agreement with Shenyang Taiyu Machinery and Electronic Equipment Co., Ltd. ("Taiyu") and the Taiyu Shareholders. The Company issued 18,500,000 shares of its common stock to the shareholder of Taiyu in exchange for all of the equitable and legal rights, title and interests in and to Taiyu's share capital in the amount of RMB 25,000,000. Concurrent with the share exchange, one of SmartHeat’s shareholders cancelled 2,500,000 shares out of 6,549,900 of total issued and outstanding shares of SmartHeat pursuant to the Split-Off Agreement dated April 14, 2008. As a result of the share exchange and the cancellation of the 2,500,000 shares of the Company's common stock, there are 22,549,900 shares of the Company's common stock issued and outstanding, approximately 82.04% of which are held by the former Taiyu Shareholders.  The shareholders of the Company immediately prior to the completion of these transactions hold the remaining 17.96% of the issued and outstanding share capital of SmartHeat. Taiyu became a wholly-owned subsidiary of SmartHeat.

Prior to the acquisition of Taiyu, the Company was a non-operating public shell corporation. Pursuant to Securities and Exchange Commission ("SEC") rules, the merger or acquisition of a private operating company into a non-operating public shell corporation with nominal net assets is considered a capital transaction in substance, rather than a business combination. Accordingly, for accounting purposes, the transaction has been treated as a reverse acquisition and a recapitalization, and pro-forma information is not presented. Transaction costs incurred in the reverse acquisition have been charged to expense.

Taiyu was incorporated in the Liaoning Province, People’s Republic of China (“PRC” or "China") in July, 2002. Taiyu is engaged in the manufacturing and sale of plate heat exchangers and various packages, thermo meter testing devices and heat usage calculators. The Company is an authorized dealer of the SONDEX brand; SONDEX is the second largest plate heat exchanger manufacturer in the world.

On September 25, 2008, the Company entered into the Share Exchange Agreement (the "Agreement") between Asialink (Far East) Limited ("Asialink") and the Company providing for the acquisition by the Company from Asialink of all of the outstanding capital stock of San De Ke Co., Ltd., a Shanghai based manufacturer of heat plate exchangers ("SanDeKe"). The purchase price for the SanDeKe shares was $741,516, of which $222,455 was payable within 15 days after the signature date of the Agreement, $370,758 is payable within 15 days after all necessary documents have been filed with government agencies, and $148,303 of which is payable within 15 days after the purchase has been approved and registered by the government agencies. Under the terms of the Agreement, two of the shareholders of SanDeKe have agreed not to compete with the business of SanDeKe for a period of four years after the completion of the purchase.

The unaudited financial statements have been prepared by the Company, pursuant to the rules and regulations of the SEC.  The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments) which are, in the opinion of management, necessary to fairly present the operating results for the respective periods. Certain information and footnote disclosures normally present in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to such rules and regulations. These financial statements should be read in conjunction with the 2007 audited financial statements and footnotes included in the Company’s audited financial statements.  The results for the nine months ended September 30, 2008 are not necessarily indicative of the results to be expected for the full year ending December 31, 2008.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of SmartHeat, SanDeKe, Taiyu, and Taiyu’s 55% owned subsidiary, Qingdao Yushi Heat Power Equipment Co., Ltd ("Yushi"). Yushi is engaged in manufacturing and selling of heat power equipment. For purposes of this Quarterly Report, the "Company" refers collectively to SmartHeat, SanDeKe, Taiyu and Yushi. All significant inter-company accounts and transactions have been eliminated in consolidation.

SMARTHEAT INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2008 (UNAUDITED) AND DECEMBER 31, 2007

Use of Estimates

In preparing the financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting year. Significant estimates, required by management, include the recoverability of long-lived assets and the valuation of inventories. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. As of September 30, 2008 the Company maintained restricted cash of $678,642 in several bank accounts, of which, approximately $223,000 was collateralized for certain letters of credit that were issued by several banks to the Company; and approximately $455,000 was cash deposits from customers for securing the payment from customers after the warranty period expires while incentivizing Taiyu to fulfill its obligation during the warranty period. As of December 31, 2007, the Company maintained restricted cash of $537,098 in several bank accounts, of which, approximately $4,900 was collateralized for certain letters of credit that were issued by several banks to the Company; and approximately $532,000 was cash deposits from customers for securing the payment from customers after the warranty period expires while incentivizing Taiyu to fulfill its obligation during the warranty period.

Accounts and Retentions Receivable

The Company’s policy is to maintain reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Based on historical collection activity, the Company had allowances of $353,621 and $330,518 at September 30, 2008 and December 31, 2007, respectively.

At September 30, 2008 and December 31, 2007, the Company had retentions receivable from customers for product quality assurance in the amount of $271,173 and $360,628, respectively. The retention rate varies from 5% to 20% of the sales price with variable terms from 3 months to two years depending on the shipping date of the products and the number of heating seasons that the warranty period covers.

Accounts receivable is net of unearned interest of $85,254 and $148,421 at September 30, 2008 and December 31, 2007, respectively. Unearned interest represents imputed interest on accounts receivable with due dates over one year from the invoice date discounted at the Company's borrowing rate which was 7.04% in 2008 and 2007.

Inventories

Inventories are valued at the lower of cost or market with cost determined on a moving weighted average basis. Cost of work in progress and finished goods comprises direct material, direct production cost and an allocated portion of production overheads.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Expenditures for maintenance and repairs are expensed as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method with a 10% salvage value and estimated lives ranging from 5 to 20 years as follows:

Building	20 years
Vehicle	5 years
Office Equipment	5 years
Production Equipment	5-10 years

SMARTHEAT INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2008 (UNAUDITED) AND DECEMBER 31, 2007

Land Use Right

Right to use land is stated at cost less accumulated amortization. Amortization is provided using the straight-line method over 50 years.

Impairment of Long-Lived Assets

Long-lived assets, which include property, plant and equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Recoverability of long-lived assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. Based on its review, the Company believes that, as of September 30, 2008 and December 31, 2007, there were no significant impairments of its long-lived assets.

Income Taxes

The Company utilizes Statement of Financial Accounting Standards ("SFAS") No. 109, “Accounting for Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company does not have any significant deferred tax asset or liability that relates to tax jurisdictions not covered by the tax holiday.

The Company adopted the provisions of the Financial Accounting Standards Board's ("FASB") Interpretation No. 48, Accounting for Uncertainty in Income Taxes, on January 1, 2007. As a result of the implementation of FIN 48, the Company made a comprehensive review of its portfolio of tax positions in accordance with recognition standards established by FIN 48. As a result of the implementation of Interpretation 48, the Company recognized no material adjustments to liabilities or shareholders’ equity. When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

Interest associated with unrecognized tax benefits is classified as interest expense and penalties are classified as selling, general and administrative expense in the statements of income. The adoption of FIN 48 did not have a material impact on the Company’s financial statements.

Revenue Recognition

The Company's revenue recognition policies are in compliance with SEC Staff Accounting Bulletin 104. Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are recorded as unearned revenue.

SMARTHEAT INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2008 (UNAUDITED) AND DECEMBER 31, 2007

Sales revenue represents the invoiced value of goods, net of value-added tax ("VAT"). All of the Company’s products that are sold in the PRC are subject to Chinese value-added tax of 17% of the gross sales price. This VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing their finished product. The Company recorded VAT payable and VAT receivable net of payments in the financial statements. The VAT tax return is filed offsetting the payables against the receivables.

Sales and purchases are recorded net of VAT collected and paid as the Company acts as an agent for the government. VAT taxes are not affected by the income tax holiday.

Sales returns and allowances were $0 for both the nine and three months ended September 30, 2008 and 2007. The Company does not provide unconditional right of return, price protection or any other concessions to its customers. The Company provides free after-sale service for a period of one year. After-sale expense was $61,106 and $232,581 for the nine months ended September 30, 2008 and 2007; and $28,783 and $185,584 for the three months ended September 30, 2008 and 2007, respectively.

Cost of Goods Sold

Cost of goods sold consists primarily of material costs, direct labor, and manufacturing overhead which are directly attributable to the production of products.  Write-down of inventories to lower of cost or market is also recorded in cost of goods sold.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist primarily of accounts receivable and other receivables. The Company does not require collateral or other security to support these receivables. The Company conducts periodic reviews of its clients' financial condition and customer payment practices to minimize collection risk on accounts receivable.

The operations of the Company are located in the PRC. Accordingly, the Company's business, financial condition, and results of operations may be influenced by the political, economic, and legal environments in the PRC, as well as by the general state of the PRC economy.

Statement of Cash Flows

In accordance with SFAS No. 95, “Statement of Cash Flows,” cash flows from the Company's operations is calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet. Cash flows from operating, investing and financing activities exclude the effect of the acquisition of SanDeKe.

Basic and Diluted Earnings per Share (EPS)

Basic EPS is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted EPS is similarly computed, except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Diluted net earnings per share are based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to have been exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

SMARTHEAT INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2008 (UNAUDITED) AND DECEMBER 31, 2007

The following table presents a reconciliation of basic and diluted earnings per share:

	For the Nine Months Ended September 30 (Unaudited)		For the Three Months Ended September 30 (Unaudited)
	2008	2007	2008	2007
Net income	$5,528,336	$385,116	$4,324,661	$220,028

Weighted average shares outstanding - basic	21,503,588	18,500,000	24,055,878	18,500,000
Effect of dilutive securities:
Unexercised warrants and options	59	—	176	—
Weighted average shares outstanding - diluted	21,503,647	18,500,000	24,056,054	18,500,000

Earnings per share - basic	$0.26	$0.02	0.18	0.01
Earnings per share - diluted	$0.26	$0.02	0.18	0.01

Fair Value of Financial Instruments

SFAS No. 107, “Disclosures about Fair Value of Financial Instruments,” requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Foreign Currency Translation and Comprehensive Income (Loss)

The Company’s functional currency is the RMB (RMB). For financial reporting purposes, RMB has been translated into United States dollars (USD) as the reporting currency. Assets and liabilities are translated at the exchange rate in effect at the balance sheet date. Revenues and expenses are translated at the average rate of exchange prevailing during the reporting period. Translation adjustments arising from the use of different exchange rates from period to period are included as a component of shareholders' equity as "Accumulated other comprehensive income". Gains and losses resulting from foreign currency transactions are included in income. There has been no significant fluctuation in exchange rate for the conversion of RMB to USD after the balance sheet date.

The Company uses SFAS No. 130, “Reporting Comprehensive Income.” Comprehensive income is comprised of net income and all changes to the statements of shareholders’ equity, except those due to investments by shareholders, changes in paid-in capital and distributions to shareholders.

Segment Reporting

SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

SFAS 131 has no effect on the Company's financial statements as substantially all of the Company's operations are conducted in one industry segment. All of the Company's assets are located in the PRC.

Registration Rights Agreement

The Company accounts for payment arrangements under registration rights agreement in accordance with FASB Staff Position EITF 00-19-2, which requires that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, be separately recognized and measured in accordance with FASB Statement No. 5, Accounting for Contingencies.

New Accounting Pronouncements

Accounting for Financial Guarantee Insurance Contracts

In May 2008, FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts, an interpretation of FASB Statement No. 60.”  The scope of this Statement is limited to financial guarantee insurance (and reinsurance) contracts, as described in this Statement, issued by enterprises included within the scope of Statement 60. Accordingly, this Statement does not apply to financial guarantee contracts issued by enterprises excluded from the scope of Statement 60 or to some insurance contracts that seem similar to financial guarantee insurance contracts issued by insurance enterprises (such as mortgage guaranty insurance or credit insurance on trade receivables). This Statement also does not apply to financial guarantee insurance contracts that are derivative instruments included within the scope of FASB Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities.” This Statement will not have an impact on the Company’s financial statements.

SMARTHEAT INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2008 (UNAUDITED) AND DECEMBER 31, 2007

The Hierarchy of Generally Accepted Accounting Principles

In May 2008, FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.”  SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States (the GAAP hierarchy).  SFAS 162 will not have an impact on the Company’s financial statements.

Disclosures about Derivative Instruments and Hedging Activities

In March 2008, FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities an amendment of FASB Statement No. 133.”  SFAS 161 changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows.  Based on current conditions, the Company does not expect the adoption of SFAS 161 to have a significant impact on its results of operations or financial position.

Non-Controlling Interests in Consolidated Financial Statements - An Amendment of ARB No. 51

In December 2007, FASB issued SFAS No. 160, "Non-controlling Interests in Consolidated Financial Statements - An Amendment of ARB No. 51." SFAS 160 establishes new accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. Specifically, this statement requires the recognition of a non-controlling interest (minority interest) as equity in the consolidated financial statements and separate from the parent’s equity. The amount of net income attributable to the non-controlling interest will be included in consolidated net income on the face of the income statement. SFAS 160 clarifies that changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation are equity transactions if the parent retains its controlling financial interest. In addition, this statement requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated. Such gain or loss will be measured using the fair value of the non-controlling equity investment on the deconsolidation date. SFAS 160 also includes expanded disclosure requirements regarding the interests of the parent and its non-controlling interest. SFAS 160 are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Based on current conditions, the Company does not expect the adoption of SFAS 160 to have a significant impact on its results of operations or financial position.

Business Combinations

In December 2007, FASB issued SFAS No. 141 (Revised 2007), "Business Combinations." SFAS 141R will significantly change the accounting for business combinations. Under SFAS 141R, an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. SFAS 141R will change the accounting treatment for certain specific items, including:

•	Acquisition costs will be generally expensed as incurred;
•	Non-controlling interests (formerly known as “minority interests” - see SFAS 160 discussion above) will be valued at fair value at the acquisition date;
•
Acquired contingent liabilities will be recorded at fair value at the acquisition date and subsequently measured at either the higher of such amount or the amount determined under existing guidance for non-acquired contingencies;

•	In-process research and development will be recorded at fair value as an indefinite-lived intangible asset at the acquisition date;
•	Restructuring costs associated with a business combination will be generally expensed subsequent to the acquisition date; and

SMARTHEAT INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2008 (UNAUDITED) AND DECEMBER 31, 2007

•	Changes in deferred tax asset valuation allowances and income tax uncertainties after the acquisition date generally will affect income tax expense.

SFAS 141R also includes a substantial number of new disclosure requirements. SFAS 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Earlier adoption is prohibited. Accordingly, since we are a calendar year-end company we will continue to record and disclose business combinations following existing GAAP until January 1, 2009. The Company expects SFAS 141R will have an impact on accounting for business combinations once adopted but the effect is dependent upon acquisitions at that time.

Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an Amendment of FASB Statements No. 87, 88, 106, and 132R

In September 2006, FASB issued SFAS, No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an Amendment of FASB Statements No. 87, 88, 106, and 132R,” which requires employers to recognize the underfunded or overfunded status of a defined benefit postretirement plan as an asset or liability in its statement of financial position and to recognize changes in the funded status in the year in which the changes occur through accumulated other comprehensive income. Additionally, SFAS 158 requires employers to measure the funded status of a plan as of the date of its year-end statement of financial position. The new reporting requirements and related new footnote disclosure rules of SFAS 158 are effective for fiscal years ending after December 15, 2006. The Company adopted the provisions of SFAS 158 for the year end 2006, and the effect of recognizing the funded status in accumulated other comprehensive income was not significant. The new measurement date requirement applies for fiscal years ending after December 15, 2008.

Accounting for Non-Refundable Advance Payments for Goods or Services Received for Use in Future Research and Development Activities

In June 2007, FASB issued FASB Staff Position No. EITF 07-3, “Accounting for Nonrefundable Advance Payments for Goods or Services Received for use in Future Research and Development Activities,” which addresses whether non-refundable advance payments for goods or services that used or rendered for research and development activities should be expensed when the advance payment is made or when the research and development activity has been performed.  Management is currently evaluating the effect of this pronouncement on our financial statements.

 3. INVENTORIES

Inventories at September 30, 2008 and December 31, 2007 were as follows:

	September 30, 2008	December 31, 2007
Raw materials	$6,774,332	$3,865,575
Work in process	543,019	48,627
Finished Goods	1,136,649	4,014,206
Total	$8,454,000	$7,928,408

SMARTHEAT INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2008 (UNAUDITED) AND DECEMBER 31, 2007

4. PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following at September 30, 2008 and December 31, 2007:

	September 30, 2008	December 31, 2007
Building	$1,738,219	$1,624,651
Production equipment	420,789	298,242
Office equipment	223,078	156,368
Vehicles	274,940	134,724
	2,657,026	2,213,985
Less: Accumulated depreciation	(307,879)	(173,176)
	$2,349,147	$2,040,809

Depreciation expense for the nine months ended September 30, 2008 and 2007 was approximately $119,000 and $45,000; approximately $42,000 and $16,000 for the three months ended September 30, 2008 and 2007, respectively.

5. CONSTRUCTION IN PROGRESS

Construction in progress represented the amount the Company has paid for constructing a manufacturing workshop.

6. OTHER RECEIVABLES

Other receivables at September 30, 2008 consisted of cash advances to some customers in the amount of approximately $1,870,000, guarantee deposits for public bidding of approximately $510,000, prepayment and deposits for freight insurance expense of approximately $155,000, receivables for consulting and installation service provided in the amount of approximately $230,000, and cash advances to employees for normal business purposes such as travel expenses, etc.

7. NOTES RECEIVABLE

Notes receivable consisted of several notes that were due from third parties or the Company’s customers. These notes receivable were interest-free and due within 3-6 months.

8. RELATED PARTY TRANSACTIONS

Due from related party

Due from related party consisted of purchase deposits and a short term advance to one of the Company’s shareholders of $251,547 and $118,560 at September 30, 2008 and December 31, 2007, respectively.

Due to Related Party

Due to related party represented advance from the same shareholder with variable interest rate tied to the bank interest rate, currently at 8.591% per annum and 6.903% per annum as of December 31, 2007, principal and interest are payable on demand, this advance was paid of by September 30, 2008.

9. INTANGIBLE ASSETS

Intangible assets mainly consisted of land use rights, computer software, know-how technology, customer list and covenant not to compete. All land in the PRC is government owned and cannot be sold to any individual or company. However, the government grants the user a “land use right” to use the land. The Company acquired land use rights during 2005 for $439,850 (RMB 3,549,682). The Company has the right to use the land for 50 years and is amortizing such rights on a straight-line basis for 50 years.

SMARTHEAT INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2008 (UNAUDITED) AND DECEMBER 31, 2007

Intangible assets consisted of the following at September 30, 2008 and December 31, 2007:

	September 30, 2008	December 31, 2007
Land use right	$520,634	$486,618
Know-how technology	267,457	-
Customer list	192,119	-
Covenant not to compete	104,512	-
Software	184,086	140,476
	1,268,808	627,094
Less: accumulated amortization	(92,457)	(92,886)
	$1,176,351	$534,208

Amortization expense for the nine months ended September 30, 2008 and 2007 were approximately $38,000 and $34,000, approximately $11,000 and $23,000 for the three months ended September 30, 2008 and 2007, respectively. Annual amortization expense for the next five years is expected to be as follows: $51,000, $51,000, $51,000, $21,000 and $21,000.

10. TAXES PAYABLE

Taxes payable consisted of the following at September 30, 2008 and December 31, 2007:

	September 30, 2008	December 31, 2007
Income tax payable	$934,558	$74,981
Value added tax payable	502,026	421,009
Other taxes payable (receivable)	(13,056)	7,020
	$1,423,528	$503,010

11. ACCRUED LIABILITIES AND OTHER PAYABLES

Accrued liabilities at September 30, 2008 mainly consisted of accrued interest, utility and employee benefits in the aggregate of approximately $60,000. Other payables mainly consisted of short term, non interest bearing advances from third parties and payables for the Company’s miscellaneous expenses in the aggregate of approximately $590,000, and payable for the purchase consideration of SanDeKe for approximately $741,000.

12. LOANS PAYABLE - SHORT TERM

The Company is obligated for the following short term loans payable as of September 30, 2008 and December 31, 2007:

	Balance at September 30, 2008	Balance at December 31, 2007
Short term loan with a commercial bank in the PRC for 6,000,000 RMB, or $822,526. This loan was entered into on Apr 28, 2007 and is due on Apr 12, 2008. This loan bears interest at 7.029% per annum. This loan was renewed on Apr 12, 2008 with new maturity date on June 13, 2009.	$880,023	$822,526

Short term loan with a foreign commercial bank with branch in the PRC for 10,200,000 RMB, or $1,398,295. This loan was entered into on Jun 25, 2007 and is due on Jun 24, 2008. This loan born interest at 5.265% per annum. This loan was repaid in June, 2008.	—	1,302,333

The Company entered into a series of short term loans during 2006 and 2007 with a third party company in the PRC for total of 10, 300,000 RMB or $1,412,003. Some of the loans will mature on various dates in year 2008 and some of the loans are payable on demand. These loans bear variable interest at 8.591% per annum for 2008 and 6.903% per annum for 2007.	1,129,363	1,412,003

The Company entered into a series of short term loans during 2006 with another third party company in the PRC for total of 2,850,000 RMB, or $390,700. These loans are due on various dates in year 2008. These loans bear variable interest at 8.591% per annum for 2008 and 6.903% per annum for 2007.	358,661	390,701

The Company entered into a short term loan with another third party company in the PRC for 5,050,000 RMB or $625,759. This loan was entered into on Aug 31, 2005 and was due on Aug 31, 2006. This loan bears no interest. Imputed interest on the loan was immaterial. This loan became payable on demand after Aug 31, 2006.	740,686	692,293
The Company entered into a one year loan on July 1, 2008 with another third party company in the PRC for total of 3,000,000 RMB, or $440,000. This loan is due on June 30, 2009 with interest rate of 8.591% per annum.	440,013	—

	$3,548,746	$4,619,856

SMARTHEAT INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2008 (UNAUDITED) AND DECEMBER 31, 2007

13. DEFFERED TAX LIABILITY

Deferred tax liability represented differences between the tax bases and book bases of property and equipment and intangible assets arising from the acquisition of SanDeKe.

14. MINORITY INTEREST AND DUE TO MINORITY SHAREHOLDER

Minority interest represented 45% interest in Yushi. At August 31, 2008, the Company liquidated Yushi and planned to distribute the remaining assets of $5,274 to its minority shareholders. At September 30, 2008, minority interest was zero due to the liquidation of Yushi; at December 31, 2007, minority interest was zero as minority’s share of cumulative losses exceeded its equity interest in Yushi. Minority’s share of income for the nine months ended September 30, 2008 was $5,934 as the forgiveness of the accounts payable by Taiyu, minority’s share of loss for the nine months ended December 31, 2007 were limited to $1,859.

15. INCOME TAXES

The Company is governed by the Income Tax Law of the PRC concerning privately-run enterprises, which are generally subject to tax at a statutory rate of 25% on income reported in the statutory financial statements after appropriated tax adjustments.

The Company, as a manufacturing business, is subject to a 15% income tax rate. Taiyu was exempted from income tax for two years starting from the 1st profitable year since incorporation, and was entitled to a 50% discount on the 15% income tax rate for 2005 through 2007. According to the new income tax law that became effective January 1, 2008, for those enterprises to which the 15% tax rate was applicable previously, the applicable rates shall be gradually increase over a five-year period as follows:

Year	Tax Rate
2007	15%
2008	18%
2009	20%
2010	22%
2011	24%
2012	25%

SMARTHEAT INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2008 (UNAUDITED) AND DECEMBER 31, 2007

SanDeKe is subject to an 18% income tax rate after 7% reduction in federal income tax rate given by federal government, is also exempted from income tax for two years starting from the 1st profitable year, and was entitled to a 50% discount on the 18% income tax rate for 2010 through 2012. SanDeKe’s net income will be lowered by approximately $17,000 for the period from acquisition date to September 30, 2008 if it is not exempted from income tax.

For the nine and three months ended September 30, 2008 and 2007, the Company’s effective income tax rate differs from US statutory rate due to the effect of tax holiday.

16. STATUTORY RESERVES

Pursuant to the new corporate law of the PRC effective January 1, 2006, the Company is now only required to maintain one statutory reserve by appropriating from its after-tax profit before declaration or payment of dividends. The statutory reserve represents restricted retained earnings.

Surplus Reserve Fund

The Company is now only required to transfer 10% of its net income, as determined under PRC accounting rules and regulations, to a statutory surplus reserve fund until such reserve balance reaches 50% of the Company’s registered capital.

The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital.

Common Welfare Fund

The common welfare fund is a voluntary fund that provides that the Company can elect to transfer 5% to 10% of its net income to this fund. This fund can only be utilized on capital items for the collective benefit of the Company’s employees, such as construction of dormitories, cafeteria facilities, and other staff welfare facilities. This fund is non-distributable other than upon liquidation.

17. STOCKHOLDERS’ EQUITY

Common Stock with Warrants Issued for Cash

In August 2008, the Company closed a private placement offering of Units pursuant to which SmartHeat sold an aggregate of 1,630,000 Units at an offering price of $3.50 per Unit for aggregate gross proceeds of approximately $5.7 million. Each "Unit" consists of one share of SmartHeat's common stock and a three year warrant to purchase 15% of one share of common stock at an exercise price of $6.00 per share. The Units sold represent an aggregate of 1,630,000 million shares of common stock and warrants to purchase 244,500 shares of Common Stock. In connection with the private placement offering, the Company paid commission of approximately $340,000 and issued warrants to purchase 148,500 shares of common stock to its placement agents. The warrants are immediately exercisable and expire on the third anniversary of their issuance. Net proceeds of approximately $5.1 million have been received by the Company. The value of warrants was determined by using the Black-Scholes pricing model with the following assumptions:  discount rate – 2.76%; dividend yield – 0%; expected volatility – 15% and term of 3 years. There were no warrants exercised from the grant date to September 30, 2008.

Stock Options to Independent Directors

On July 17, 2008, the Company granted non-statutory stock options to each of its two independent US directors. The terms of each option are: 10,000 shares at an exercise price per share of $4.60, with a life of five years and vesting over three years as follows: 3,333 shares shall vest on July 17, 2009; 3,333 shares shall vest on July 17, 2010; and 3,334 shares shall vest on July 17, 2011, subject in each case to the director continuing to be associated with the Company as a director.

SMARTHEAT INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2008 (UNAUDITED) AND DECEMBER 31, 2007

Based on the fair value method under SFAS No. 123 (Revised) “Share Based Payment” (“SFAS 123(R)”), the fair value of each stock option granted is estimated on the date of the grant using the Black-Scholes option pricing model. The Black-Scholes option pricing model has assumptions for risk free interest rates, dividends, stock volatility and expected life of an option grant. The risk free interest rate is based upon market yields for United States Treasury debt securities at a maturity near the term remaining on the option. Dividend rates are based on the Company’s dividend history. The stock volatility factor is based on the historical volatility of the Company’s stock price. The expected life of an option grant is based on management’s estimate. The fair value of each option grant to independent directors is calculated by the Black-Scholes method and is recognized as compensation expense over the vesting period of each stock option award. For stock options issued, the fair value was estimated at the date of grant using the following range of assumptions:

The options vest over a period of three years and have a life of 5 years, volatility of 15%, risk free interest rate of 2.76%, and dividend yield of 0%. No estimate of forfeitures was made as the Company has a short history of granting options.

The Company recorded $1,270 of compensation expense for stock options to its independent directors for the nine months ended September 30, 2008. There were no options exercised for the nine months ended September 30, 2008.

18. COMMITMENTS

The Company leased several offices for its sales representative in different cities under various one-year, non-cancellable, and renewable operating lease agreements.

Future minimum rental payments required under these operating leases are as follows:

Year Ending September 30,	Amount
2009	$46,000
2010	21,000
Total	$67,000

Total rental expense for the nine months ended September 30, 2008 and 2007 was approximately $71,000 and $39,000, and approximately $39,000 and $20,000 for the three months ended September 30, 2008 and 2007, respectively.

19. CONTINGENCIES

The Company sold goods to its customers and received Commercial Notes (Bank Acceptance) from the customers in lieu of the payments for accounts receivable. The Company discounted the Notes with the bank or endorsed the Notes to vendors, which could be for payment of their own obligations or get cash from the third parties. Most of the Commercial Notes have maturity of less than six months. At September 30, 2008, the Company is contingently liable to vendors and third parties for endorsed bank acceptance amounting to $358,227.

The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company’ s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

The Company’s sales, purchases and expense transactions are denominated in RMB and all of the Company’s assets and liabilities are also denominated in RMB. The RMB is not freely convertible into foreign currencies under the current law. In China, foreign exchange transactions are required by law to be transacted only by authorized financial institutions. Remittances in currencies other than RMB may require certain supporting documentation in order to affect the remittance.

The Company is required to file the Registration Statement with the SEC within 60 days of the closing of the private placement offering. The Registration Statement must be declared effective by the SEC within 180 days of the final closing of the offering. Subject to certain grace periods, the Registration Statement must remain effective and available for use until the Investors can sell all of the securities covered by the Registration Statement without restriction pursuant to Rule 144. If the Company fails to meet the filing or effectiveness requirements of the Registration Statement, SmartHeat is required to pay liquidated damages of 2% of the aggregate purchase price paid by such Investor for any Registrable Securities then held by such Investor on the date of such failure and on each anniversary of the date of such failure until such failure is cured.

SMARTHEAT INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2008 (UNAUDITED) AND DECEMBER 31, 2007

20. ACQUISITION OF SAN DE KE CO., LTD.

On September 25, 2008, the Company entered into a Share Exchange Agreement ("Agreement") for the acquisition by the Company of all of the outstanding capital stock of SanDeKe. The purchase price for the SanDeKe shares was $741,516, of which $222,455 was payable within 15 days after the signature date of the Agreement, $370,758 is payable within 15 days after all necessary documents have been filed with government agencies, and $148,303 of which is payable within 15 days after the purchase has been approved and registered by the government agencies. Under the terms of the Agreement, two of the shareholders of SanDeKe have agreed not to compete with the business of SanDeKe for a period of four years after the completion of the purchase.

The operating results of SanDeKe are included in the accompanying consolidated statements of income from the acquisition date. For convenience of reporting the acquisition for accounting purposes, September 1, 2008 has been designated as the acquisition date.

The following table summarizes the fair values of the assets acquired and liabilities assumed at the date of acquisition.   The fair value of the net assets acquired exceeded the total consideration for the acquisition by approximately $117,000 (RMB 800,000). The excess (negative goodwill) was allocated on a pro rata basis to long-lived assets.

Cash	$59,245
Accounts receivable	489,527
Advance to suppliers	329,951
Other receivables	128,646
Inventory	92,370
Property and equipment	73,324
Intangible assets	563,567
Accounts payable	(332,276)
Advance from customers	(557,216)
Deferred tax liability	(39,076)
Other current liabilities	(66,546)
Purchase price	$741,516

The intangible asset consisted of know-how technology being amortized over 5 years, customer list being amortized over 5 years and covenants not to compete, being amortized over 4 years.

The pro forma financial information of the consolidated operations of the Company as if the acquisition of SanDeKe had occurred as of the beginning of the year is presented below:

For the nine months ended September 30, 2008	SmartHeat	Taiyu	SanDeKe	Pro forma Adjustments	Pro forma Consolidated
Net revenue	$-	28,958,383	2,541,234	-	31,499,617
Cost of revenue	-	(19,252,126)	(2,012,066)	-	(21,264,191)
Gross profit	-	9,706,257	529,168	-	10,235,425
Selling expense	-	(1,664,882)	-	-	(1,664,882)
General & administrative expense	(107,195)	(1,297,666)	(384,526)	(87,898)	(1,877,286)
Total operating expenses	(107,195)	(2,962,549)	(384,526)	(87,898)	(3,542,168)
Income (loss) from operations	(107,195)	6,743,708	144,642	(87,898)	6,693,257
Non-operating income (expenses), net	-	75,806	(870)	-	74,936
Income (loss) before income tax	(107,195)	6,819,514	143,773	(87,898)	6,768,193
Income tax	-	(1,246,935)	-	-	(1,246,935)
Minority interest	-	5,934	-	-	5,934
Net income (loss)	$(107,195)	5,566,645	143,773	(87,898)	5,515,324

a)
Pro forma adjustment is to record additional amortization expense of $86,440 and depreciation expense of $1,458 for the increase in basis of the intangible assets and slight decrease in basis of the fixed assets as a result of the purchase.

SMARTHEAT INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2008 (UNAUDITED) AND DECEMBER 31, 2007

For the nine months ended September 30, 2007	SmartHeat	Taiyu	SanDeKe	Pro forma Adjustments	Pro forma Consolidated
Net revenue	$-	5,473,573	1,750,129	-	7,223,702
Cost of revenue	-	(3,679,507)	(1,504,957)	-	(5,184,465)
Gross profit	-	1,794,065	245,171	-	2,039,237
Selling expense	-	(805,099)	-	-	(805,099)
General & administrative expense	–	(528,215)	(168,431)	(80,770)	(777,416)
Total operating expenses	-	(1,333,314)	(168,431)	(80,770)	(1,582,515)
Income from operations	-	460,752	76,740	(80,770)	456,722
Non-operating income, net	-	27,760	451	-	28,211
Income before income tax	-	488,512	77,191	(80,770)	484,932
Income tax	-	(105,256)	-	-	(105,256)
Minority interest	-	(1,859)	-	-	(1,859)
Net income	$-	385,115	77,191	(80,770)	381,536

a)
Pro forma adjustment is to record additional amortization expense of $78,759 and depreciation expense of $2,011 for the increase in basis of the intangible assets and slight decrease in basis of the fixed assets as a result of the purchase.

SMARTHEAT INC. (FKA: PACIFIC GOLDRIM RESOURCES, INC.)
AND TAIYU MACHINERY & ELECTRONIC EQUIPMENT CO., LTD.
Pro forma Combined Statement of Operations
As of December 31, 2007
(unaudited)

	SmartHeat	Taiyu	Pro forma	Pro forma
	(1)	(2)	Adjustments	Combined
	(historical)	(historical)

Net Revenue	$-	$13,273,151	$-	$13,273,151

Cost of Revenue	-	8,667,353		8,667,353

Gross Profit	-	4,605,798	-	4,605,798

Operating expenses:
Selling expenses	-	1,681,624		1,681,624
General and administrative expenses	30,456	687,466		717,922

Total operating expenses	30,456	2,369,090	-	2,399,546

Income (loss) from operations	(30,456)	2,236,708	-	2,206,252

Non-operating income (expenses):
Interest income		175,084		175,084
Interest expense		(230,905)		(230,905)
Other income		45,126		45,126
Other expenses		(16,939)		(16,939)
Subsidy income		52,591		52,591

Total non-operating income	-	24,957	-	24,957

Income before income tax	(30,456)	2,261,665		2,231,209

Income tax expense	-	(175,647)		(175,647)

Income after income tax	(30,456)	2,086,018		2,055,562

Minority interest	-	1,873		1,873

Net income	$(30,456)	$2,087,891	$-	$2,057,435

Earnings per share	$(0.00)	0.11		$0.09

Weighted average shares outstanding	6,549,900	18,500,000	(2,500,000)	22,549,900

(1)	Source: audited financial statements of SmartHeat Inc. (FKA: Pacific Goldrim Resources, Inc.) as of October 31, 2007 as filed in annual Report on Form 10KSB filed with the SEC on January 29, 2008.
(2)	Source: audited financial statements of Taiyu Machinery & Electronic Equipment Co., Ltd. as of December 31, 2007 included in this S-1.

See accompanying notes to pro forma combined financial statements

SMARTHEAT INC. (FKA: PACIFIC GOLDRIM RESOURCES, INC.)
AND TAIYU MACHINERY & ELECTRONIC EQUIPMENT CO., LTD.
Pro forma Combined Statement of Operations
For the Nine Months Ended September 30, 2008
(unaudited)

	SmartHeat pre reverse merger	SmartHeat post reverse merger	Pro forma	Pro forma
	(1)	(2)	Adjustments	Combined
	(historical)	(historical)

Net Revenue	$-	$29,345,571	$-	$29,345,571

Cost of Revenue	-	19,502,070		19,502,070

Gross Profit	-	9,843,501	-	9,843,501

Operating expenses:
Selling expenses	-	1,664,882		1,664,882
General and administrative expenses	17,254	1,470,577		1,487,831

Total operating expenses	17,254	3,135,459	-	3,152,713

Income (loss) from operations	(17,254)	6,708,042	-	6,690,788

Non-operating income (expenses):
Interest income		318,070		318,070
Interest expense		(257,116)		(257,116)
Other income		9,744		9,744
Other expenses		(13,675)		(13,675)
Subsidy income		16,141		16,141

Total non-operating income	-	73,164	-	73,164

Income before income tax	(17,254)	6,781,206		6,763,952

Income tax expense	-	(1,246,935)		(1,246,935)

Income after income tax	(17,254)	5,534,271		5,517,017

Minority interest	-	5,934		5,934

Net income	$(17,254)	$5,528,337	$-	$5,511,083

Earnings per share	$(0.00)	$0.30	$-	$0.24

Weighted average shares outstanding	6,549,900	18,500,000	(2,500,000)	22,549,900

(1)	Source: unaudited financial statements of SmartHeat Inc. (FKA: Pacific Goldrim Resources, Inc.) as of March 31, 2008 as filed in quarterly Report on Form 10QSB filed with the SEC on May 9, 2008.
(2)	Source: unaudited financial statements of SmartHeat Inc. and subsidiaries as of September 30, 2008 included in this S-1.

See accompanying notes to pro forma combined financial statements

SmartHeat, Inc. and
Taiyu Machinery & Electronic Equipment Co., Ltd.
Notes to Pro forma Consolidated Financial Statements

NOTE 1 - BASIS OF PRESENTATION

Pursuant to a share exchange agreement dated April 14, 2008, between SmartHeat Inc. ("SmartHeat"), formerly known as Pacific Goldrim Resources, Inc, and Taiyu Machinery & Electronic Equipment Co., Ltd. ("Taiyu"), SmartHeat issued 18,500,000 shares of its common stock to acquire Taiyu. Concurrent with the share exchange agreement, one of SmartHeat's shareholders cancelled 2,500,000 shares out of 6,549,900 of total issued and outstanding shares of SmartHeat.

The accompanying pro forma consolidated statements of operations present the accounts of SmartHeat and Taiyu for the nine months ended September 30, 2008 and the year ended December 31, 2007 as if the acquisition occurred on January 1, 2008 and 2007, respectively, for income statement purpose. For accounting purposes, the transaction is being accounted for as a recapitalization of Taiyu as Taiyu's shareholders will own the majority of the shares and will exercise significant influence over the operating and financial policies of the consolidated entity.

No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the offer made by the prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by SmartHeat Inc. This prospectus does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstance, create any implication that there has been no change in the affairs of SmartHeat Inc. or that the information contained herein is correct as of any time subsequent to the date hereof.

SMARTHEAT INC.

2,023,000 SHARES OF COMMON STOCK

PRELIMINARY PROSPECTUS

DECEMBER 12, 2008

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following is an estimate of the expenses which will be incurred by the Company in connection with the issuance and distribution of the securities being registered.

The following table sets forth the estimated costs and expenses of the Company in connection with the offering described in the registration statement.

SEC Registration Fee		$346.00
Accounting Fees and Expenses	$
Legal Fees and Expenses	$
Total	$

Item 14. Indemnification of Directors and Officers

Section 78.138 of the Nevada Revised Statutes provides that a director or officer is not individually liable to the corporation or its shareholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that (1) his act or failure to act constituted a breach of his fiduciary duties as a director or officer and (2) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

This provision is intended to afford directors and officers protection against and to limit their potential liability for monetary damages resulting from suits alleging a breach of the duty of care by a director or officer. As a consequence of this provision, shareholders of our company will be unable to recover monetary damages against directors or officers for action taken by them that may constitute negligence or gross negligence in performance of their duties unless such conduct falls within one of the foregoing exceptions. The provision, however, does not alter the applicable standards governing a director’s or officer’s fiduciary duty and does not eliminate or limit the right of our company or any shareholder to obtain an injunction or any other type of non-monetary relief in the event of a breach of fiduciary duty.

Item 15. Recent Sales of Unregistered Securities

On August 8, 2006, we issued 2,500,000 shares of common stock to Mr. Jason Schlombs in consideration of $ 0.001 per share or a total of $2,500 in a transaction exempt from the registration requirements of the Securities Act pursuant to Regulation S promulgated by the SEC thereunder.

On August 25, 2006, we issued 4,000,000 shares of common stock to 15 individuals for consideration of $0.0075 per share for a total of $30,000 in a transaction exempt from the registration requirements of the Securities Act pursuant to Regulation S promulgated by the SEC thereunder.

On August 31, 2006, we issued 49,900 shares of common stock to 18 individuals in consideration of $0.25 per share for a total of $12,475 in a transaction exempt from the registration requirements of the Securities Act pursuant to Regulation S promulgated by the SEC thereunder.

On July 7, 2008, we sold an aggregate of 1,620,000 Units at an offering price of $3.50 per Unit for aggregate gross proceeds of approximately $5.67 million to each of the following persons:

G & S I Fund LP
C. Robert Shearer
Nancy Palmero and Herman Palmero
Thomas Knox
Arnold Staloff
Domaco Venture Capital Fund Partnership
Marc Engelbert
Andrew Grossman Profit Sharing Plan, Pershing LLC as Custodian
Norton Hight & Joan Hight
Randall W. Hight
Maura Kelly
Wolfe F. Model
Anthony G. Polak
IRA FBO Anthony G. Polak, Pershing LLC as Custodian
IRA FBO Jack Polak, Pershing LLC as Custodian
Jonathan Rothschild
Elias Sayour Foundation Incorporated
Gary Stadtmauer
Rhea D. Stadtmauer and Janice Maiman
Teddy Chasanoff
Ross Pirasteh
Sandra G. Shapiro & Robert S. Shapiro
John Gross
Murray Stadtmauer & Clare Stadtmauer
IRA FBO Ronald M. Lazar Pershing As Custodian

IRA FBO Kevin Clarke, Pershing LLC as Custodian
RL Capital Partners, LP
Geri Investments N.V.
IRA FBO Daniel Berkowitz Pershing LLC as Custodian
Harmon Corporation A.V.V.
Funcorp Associates Ltd.
La legetaz Private Foundation
Evie Falda & David Falda,
Ann V. Clemente
William H. Peterson Living Trust
Allied Diesel Service Inc. Employee Profit Sharing Plan #2
Florence E. Luvera
Kalman A. Barson (Roth IRA)
Steve Roman
Suellyn P. Tornay
Eximius bvba
IRA FBO David Swerdloff Pershing LLC as Custodian
Michael A. Berlinger
Sun Fun Investing Inc.
Strong Growth Capital Ltd
Yuzhen Hou
The USX China Fund
White Sand Investor Group, L.P.
Gibralt Capital Corporation

Each "Unit" consisted of one share of our common stock and a three year warrant to purchase 15% of one share of our common stock at an exercise price of $6.00 per share (the "Warrants"). The Units sold represent an aggregate of 1,620,000 million shares of Common Stock and Warrants to purchase 243,000 shares of Common Stock. The offering and sale of the Units was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act and Regulation D and Regulation S promulgated by the SEC thereunder. We compensated three placement agents that assisted in the sale of the Units in this private placement offering by (i) paying them cash equal to 6.5% of the gross proceeds from the sales of Units placed and (ii) issuing them Warrants to purchase that number of shares of Common Stock equal to 10% of the Units placed as follows:

Placement Agent	Cash	Warrants
Rodman & Renshaw, LLC	$23,888	56,500
Maxim Group LLC	$104,650	—
Four Tong Investments Ltd.	$207,025	91,000

The Warrants granted to these placement agents had the same terms and conditions as the Warrants granted in the offering.

On August 22, 2008, we sold an additional 10,000 Units at an offering price of $3.50 per Unit for gross proceeds of approximately $35,000 to David L. Quinn and Tracy Quinn. The offering and sale of the Units was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act and Regulation D promulgated by the SEC thereunder.   We paid Seaboard Securities $2,275 and issued to Seaboard Securities Warrants to purchase 1,000 shares of our common stock in connection with this transaction.

Item 16. Exhibits and Financial Statement Schedules

The following is a complete list of Exhibits filed as part of this Registration Statement, which are incorporated herein:

       (a) Exhibits

Exhibit Number	Description

2.1
Share Exchange Agreement and Plan of Reorganization by and among SmartHeat Inc. ("SmartHeat"), Shenyang Taiyu Electronic & Machinery Co., Ltd. ("Taiyu") and all of the shareholders of Taiyu (the "Taiyu Shareholders") dated April 14, 2008 (Incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on April 18, 2008)

2.2	Articles of Exchange between Taiyu and SmartHeat, dated April 14, 2008 (Incorporated herein by reference to Exhibit 2.2 to the Current Report on Form 8-K filed on April 18, 2008)

2.3
Articles of Merger between Pacific Goldrim Resources, Inc. and SmartHeat, dated April 14, 2008 (Incorporated herein by reference to Exhibit 2.3 to the Current Report on Form 8-K filed on April 18, 2008)

3(i)	Certificate of Incorporation (Incorporated herein by reference to Exhibit 3.2 to the Company's Form SB-2 filed on December 22, 2006)

3(ii)	Amended and Restated By-Laws adopted April 15, 2008 (Incorporated herein by reference to Exhibit 3(ii) to the Current Report on Form 8-K filed on October 16, 2008)

4.1	Specimen Stock Certificate (to be filed by amendment).

4.2
Form of Common Stock Purchase Warrant forming part of Units sold, and also issued as compensation to selected dealers in our private placement offering that had a final closing in August 2008. (Incorporated herein by reference to Exhibit 10.13 to the Current Report on Form 8-K filed on July 11, 2008)

5.1	Opinion of Buchanan Ingersoll & Rooney, PC (to be filed by amendment)

10.1
English Translation of Employment Agreement between Taiyu and Jun Wang, dated January 1, 2008 (Incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K (Commission File No. 000-53053) filed on April 18, 2008)

10.2
English Translation of Employment Agreement between Taiyu and Zhijuan Guo, dated January 1, 2008 (Incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K (Commission File No. 000-53053) filed on April 18, 2008)

10.3
Certificate of Appointment by Sondex A/S of Taiyu as Authorized Dealer in China, dated March 2006 and letter naming Taiyu as  Dealer of North China, dated May 5, 2006 (Incorporated herein by reference to Exhibit 10.3 to the Current Report on Form 8-K (Commission File No. 000-53053) filed on April 18, 2008)

10.4	Form of Purchase Order for with Sondex A/S (Incorporated herein by reference to Exhibit 10.4 to the Current Report on Form 8-K (Commission File No. 000-53053) filed on April 18, 2008)

10.5
English Translation of Sales Contract between Taiyu and Dalkia (Jiamusi) Urban Heating Company Ltd, dated June 18, 2007 (Incorporated herein by reference to Exhibit 10.5 to the Current Report on Form 8-K (Commission File No. 000-53053) filed on April 18, 2008)

10.6	Form of Purchase Order (Incorporated herein by reference to Exhibit 10.6 to the Current Report on Form 8-K (Commission File No. 000-53053) filed on April 18, 2008)

10.7
English Translation of Loan Agreement with Citibank (China) Co., Ltd., dated June 25, 2007 (Incorporated herein by reference to Exhibit 10.7 to the Current Report on Form 8-K (Commission File No. 000-53053) filed on April 18, 2008)

10.8
English Translation of Loan Agreement with China CITIC Bank, dated April 17, 2007 (Incorporated herein by reference to Exhibit 10.8 to the Current Report on Form 8-K (Commission File No. 000-53053) filed on April 18, 2008)

10.9
Resignation Letter from Jason Schlombs, dated April 15, 2008 (Incorporated herein by reference to Exhibit 10.9 to the Current Report on Form 8-K (Commission File No. 000-53053) filed on April 18, 2008)

10.10
Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations between SmartHeat and Goldrim Holding, Inc., dated April 14, 2008 (Incorporated herein by reference to Exhibit 10.10 to the Current Report on Form 8-K (Commission File No. 000-53053) filed on April 18, 2008)

10.11	Stock Purchase Agreement between Jason Schlombs and SmartHeat, dated April 14, 2008 (Incorporated herein by reference to Exhibit 10.11 to the Current Report on Form 8-K filed on April 18, 2008)

10.12
Form of Registration Rights Agreement in connection with Units sold in our private placement offering completed in August 2008 (Incorporated herein by reference to Exhibit 10.13 to the Current Report on Form 8-K (Commission File No. 000-53053) filed on July 11, 2008)

10.13	English Translation of Share Exchange Agreement dated September 25, 2008 between the Company and Asialink (Far East) Limited

21	List of subsidiaries of the Company (incorporated by reference to Exhibit 21 of SmartHeat's Registration Statement on Form S-1 (Commission File No. 333-154415), filed with the SEC on October 17, 2008)

23.1	Consent of Buchanan Ingersoll & Rooney PC (to be included in Exhibit 5.1, filed by amendment)

23.2	Consent of Goldman Parks Kurland Mohidin, LLP, independent registered public accounting firm

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

       (i) If the undersigned Registrant is relying on Rule 430B:

      (A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

      (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

       (ii) If the undersigned Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the undersigned Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

       (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

       (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

       (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

       (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing this Registration Statement on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned, in Shenyang, China, on the date indicated below.

SMARTHEAT INC

Date: December 12, 2008	By:	/s/ Jun Wang
Jun Wang
Chief Executive Officer (Principal Executive Officer)

Date: December 12, 2008	By:	/s/ Zhijuan Guo
Zhijuan Guo
Chief Financial Officer (Principal Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jun Wang	Chairman of the Board, President & Chief Executive Officer	December 12, 2008
Jun Wang

/s/ Zhijuan Guo	Chief Financial Officer and Treasurer	December 12, 2008
Zhijuan Guo

*	Director	December 12, 2008
Frederick Rittereiser

*	Director	December 12, 2008
Arnold Staloff

*	Director	December 12, 2008
Weiguo Wang

*	Director	December 12, 2008
Wenbin Lin

* /s/ Jun Wang
Jun Wang Attorney in Fact